                                                                     EXHIBIT 2.1

         -------------------------------------------------------------




                         AGREEMENT AND PLAN OF MERGER

                    DATED AS OF THE 12th DAY OF APRIL, 2001

                                 BY AND AMONG

                             DTVN HOLDINGS, INC.,

                          VIDEOS INTELLIGENCE, INC.,

                           VIDEO INTELLIGENCE, INC.

                                      AND

                         THE STOCKHOLDERS NAMED HEREIN




          -------------------------------------------------------------

                               TABLE OF CONTENTS
                               -----------------


ARTICLE I  DEFINITIONS.........................................................1

         1.01     Definitions..................................................1

ARTICLE II  MERGER.............................................................1

         2.01     The Merger...................................................1
         2.02     Conversion of Company Common Stock...........................2
         2.03     Closing......................................................3
         2.04     Stock Options................................................3
         2.05     Closing of the Company's Transfer Books......................4
         2.06     Exchange of Certificates.....................................4
         2.07     Transfer Taxes...............................................4
         2.08     Books and Records............................................5
         2.09     No Fractional Shares.........................................5
         2.10     Appraisal Rights.............................................5
         2.11     Withholding Taxes............................................5
         2.12     Cash Payment.................................................6
         2.13     Stock Certificate Legends....................................6
         2.14     Further Action...............................................6

ARTICLE III  REPRESENTATIONS AND WARRANTIES OF COMPANY AND
PRINCIPAL STOCKHOLDERS.........................................................7

         3.01     Organization and Standing....................................7
         3.02     Subsidiaries.................................................7
         3.03     Governmental Authorization...................................7
         3.04     Corporate Records............................................7
         3.05     Authorization................................................7
         3.06     Capitalization...............................................8
         3.07     Finders' Fees................................................8
         3.08     Financial Statements; Financial Position.....................8
         3.09     No Liabilities...............................................8
         3.10     Taxes........................................................9
         3.11     Conduct of Business; Absence of Material Adverse Change.....10
         3.12     Title to Property and Assets................................10
         3.13     Insurance...................................................11
         3.14     Intellectual Property.......................................11
         3.15     Books and Records...........................................12
         3.16     Litigation; Disputes........................................12
         3.17     Pension and Benefit Plans...................................13
         3.18     Restrictions and Consents...................................14
         3.19     No Contravention............................................15
         3.20     Binding Obligation..........................................15

         3.21     Status and Ownership of Shares..............................15
         3.22     Employee Matters............................................15
         3.23     Compliance with Laws........................................16
         3.24     Commitments; Defaults.......................................16
         3.25     Distributions and Repurchases...............................18
         3.26     Residency of Stockholders and Option Holders................18
         3.27     Disclosure..................................................18

ARTICLE IV  REPRESENTATIONS AND WARRANTIES OF PARENT AND SUB..................18

         4.01     Organization and Standing...................................18
         4.02     Corporate Authorization.....................................19
         4.03     Certificate or Articles of Incorporation and Bylaws.........19
         4.04     Governmental Authorization..................................19
         4.05     Capitalization..............................................19
         4.06     Non-Contravention...........................................19
         4.07     Stock Consideration.........................................20
         4.08     Finders' Fees...............................................20
         4.09     Binding Obligation..........................................20
         4.10     Financial Statements........................................20
         4.11     No Liabilities..............................................20
         4.12     Taxes.......................................................21
         4.13     Conduct of Business; Absence of Material Adverse Change.....21
         4.14     Litigation; Disputes........................................22
         4.15     Title to Property and Assets................................22
         4.16     Insurance...................................................22
         4.17     Books and Records...........................................23
         4.18     Restrictions and Consents...................................23
         4.19     Intellectual Property.......................................23
         4.20     Pension and Benefit Plans...................................24
         4.21     SEC Filings.................................................26
         4.22     Disclosure..................................................26

ARTICLE V  COVENANTS..........................................................26

         5.01     Notices of Certain Events...................................26
         5.02     Confidentiality; Non-Solicitation...........................26
         5.03     Best Efforts................................................27
         5.04     Certain Filings.............................................27
         5.05     Taxes.......................................................27
         5.06     Tax Reporting...............................................27
         5.07     Public Announcements........................................27
         5.08     Access......................................................27
         5.09     Company and Principal Stockholder Covenants.................28

ARTICLE VI  CONDITIONS TO CLOSING.............................................29

         6.01     Conditions to the Obligations of Each Party.................29
         6.02     Conditions to Obligations of Parent and Sub.................29
         6.03     Conditions to Obligations of Company........................30

ARTICLE VII  CLOSING DELIVERIES...............................................31

         7.01     Company and Stockholder Closing Deliveries..................31
         7.02     Parent and Sub Deliveries...................................33

ARTICLE VIII  TERMINATION.....................................................34

         8.01     Termination of Agreement....................................34
         8.02     Effect of Termination.......................................34
         8.03     Extension; Waiver...........................................34

ARTICLE IX  SURVIVAL; INDEMNIFICATION.........................................35

         9.01     Survival....................................................35
         9.02     Indemnification.............................................36
         9.03     Procedures; No Waiver.......................................36
         9.04     Tax Effect..................................................38
         9.05     Limitation on Liability; Indemnification Limitations........38

ARTICLE X  MISCELLANEOUS......................................................38

         10.01    Notices.....................................................38
         10.02    Amendments; No Waivers......................................40
         10.03    Expenses....................................................40
         10.04    Successors and Assigns......................................40
         10.05    Parties In Interest; No Third Party Beneficiaries...........40
         10.06    Assignment..................................................40
         10.07    Governing Law...............................................40
         10.08    Counterparts; Effectiveness.................................40
         10.09    Entire Agreement............................................40
         10.10    Captions....................................................41
         10.11    Severability................................................41
         10.12    Enforcement.................................................41
         10.13    Public Announcements........................................41

Exhibits
--------

Exhibit A-1       Form of Principal Stockholder Agreement
Exhibit A-2       Form of Principal Stockholder Agreement (O'Reilly)
Exhibit B         Form of Non-Principal Stockholder Agreement
Exhibit C         Form of Relinquishment Agreement


Schedules
---------

Schedule 1        Definitions
Company Disclosure Schedule
Parent Disclosure Schedule

                         AGREEMENT AND PLAN OF MERGER


         This AGREEMENT AND PLAN OF MERGER (this "Agreement") dated as of April
                                                  ---------
12, 2001 is entered into by and among DTVN Holdings, Inc., a Delaware corporation ("Parent"), Videos Intelligence, Inc., a Pennsylvania corporation
              ------
and wholly-owned subsidiary of Parent ("Sub"), Video Intelligence, Inc., a
                                        ---
Pennsylvania corporation ("Company"), and each person listed on the signature
                           -------
pages attached hereto under the caption "Principal Stockholders" (each a "Principal Stockholder" and collectively the "Principal Stockholders").
 ---------------------                        ----------------------

                                  WITNESSETH:

         WHEREAS, Parent, Sub and the Company intend to effect a merger of the Company with and into Sub in accordance with this Agreement and the Pennsylvania Business Corporation Law (the "Merger"). Upon consummation of the Merger, the Company will cease to exist, and Sub will be the surviving corporation and a wholly-owned subsidiary of Parent;

         WHEREAS, this Agreement has been approved by the respective boards of directors of Parent, Sub and Company;

         WHEREAS, for U.S. federal income tax purposes, it is intended that (a) the Merger will qualify as a reorganization under the provisions of Section 368(a) of the Internal Revenue Code of 1986, as amended (the "Code"), and the
                                                              ----
rules and regulations promulgated thereunder (the "Regulations"), (b) this
                                                   -----------
Agreement constitutes a plan of reorganization, and (c) Parent, Sub and Company will each be a party to such reorganization within the meaning of Section 368(b) of the Code; and

         NOW, THEREFORE, in consideration of the foregoing and the representations, warranties, covenants and agreements contained herein, the parties hereto agree as follows:

                                   ARTICLE I
                                  DEFINITIONS

         1.01  Definitions. Capitalized terms used but not defined herein shall
               -----------
have the meaning set forth on Schedule 1 attached hereto.

                                  ARTICLE II
                                    MERGER

         2.01  The Merger. Subject to the terms and conditions of this Agreement
               ----------
and the Certificate of Merger, Company shall be merged with and into Sub in accordance with the applicable provisions of laws of the Commonwealth of Pennsylvania, the terms and conditions of this Agreement, and the Certificate of Merger so that:

               (a) At the Effective Time (as defined below), Company shall be merged with and into Sub. As a result of the Merger, the separate corporate existence of Company shall cease and Sub shall continue as the surviving company (sometimes referred to herein as the "Surviving Company") in accordance with the laws of the Commonwealth of
     -----------------
Pennsylvania.

               (b) The Certificate of Incorporation of Sub in effect immediately prior to the Effective Time shall be the Certificate of Incorporation of the Surviving Company after the Effective Time, as amended to change the name of Sub from "Videos Intelligence, Inc." to "Video Intelligence, Inc.", unless and until further amended in accordance with applicable law.

               (c) The By-laws of Sub in effect immediately prior to the Effective Time shall be the By-laws of the Surviving Company after the Effective Time unless and until further amended in accordance with applicable law.

               (d) The directors and officers of Sub immediately prior to the Effective Time, shall be the directors and officers of the Surviving Company after the Effective Time. Such directors and officers shall hold their positions until the election and qualification of their respective successors or until their tenures are otherwise terminated in accordance with the By-laws of Surviving Company.

          2.02  Conversion of Company Common Stock.
                ----------------------------------

               (a) At the Effective Time, by virtue of the Merger and without any further action on the part of Parent, Company or any Stockholder, each share of the Company's common stock, $0.01 par value ("Company Common Stock"), issued
                                                 --------------------
and outstanding immediately prior to the Effective Time shall cease to be outstanding and shall be cancelled and retired and shall cease to exist, and each holder of a certificate representing any such shares of Company Common Stock shall thereafter cease to have any rights with respect to such shares of Company Common Stock, except the right to receive, without interest, the following, subject to Section 2.09:

                    (i) for each share of Company Common Stock, 4.611 shares of common stock, $0.001 par value, of Parent ("Parent Common Stock");
                                                         -------------------

                    (ii) for each share of Company Common Stock, 2.765 shares of Parent Common Stock, which shares of Parent Common Stock will be subject to the terms and conditions of the Relinquishment Agreement; and

                    (iii) for each share of Company Common Stock, such amount of cash equal to the fraction (A) the numerator of which is $493,225 and
          (B) the denominator of which is 915,100, being the aggregate number of shares of Company Common Stock outstanding as of the Effective Time, which cash shall be payable to the Merger Stockholders (as defined below) pursuant to Section 2.12.

               (b) At the Effective Time, each share of Company Common Stock held in the Company's treasury as of the Effective Time, by virtue of the Merger, shall cease to be outstanding and shall be cancelled and retired without payment of any consideration therefor and shall cease to exist.

               (c) At the Effective Time, each share of common stock, par value $0.01, of Sub issued and outstanding immediately prior to the Effective Time shall, by virtue of the Merger and without any action on the part of the holder thereof, be converted and exchanged for one newly and validly issued, fully paid and nonassessable share of common stock, par value $0.01 per share, of the Surviving Company.

          2.03 Closing. The closing (the "Closing") of the transactions
               -------                    -------
contemplated hereunder shall take place at the offices of Parent's counsel in Dallas, Texas as soon as possible after satisfaction of the conditions set forth in Article VI, but in no event later than 11:59 p.m., Central Daylight Time, on April 12, 2001, or at such other time or place as Parent and Company shall mutually agree (the "Closing Date"). Simultaneously with the Closing, the
                     ------------
Certificate of Merger shall be filed with the Secretary of State of the Commonwealth of Pennsylvania. The Merger shall become effective at the time of the filing of such document with the Secretary of State of the Commonwealth of Pennsylvania in accordance with applicable law (such date is referred to as the "Effective Time").
 --------------

          2.04 Stock Options.
               -------------

               (a) At the Effective Time, each option to purchase shares of Company Common Stock that is then outstanding, whether vested or unvested (a "Company Option"), (i) shall remain outstanding following the Effective Time and
 --------------
shall, by virtue of the Merger and without any further action on the part of Parent, Company, Sub or the holder of such Company Option, be assumed by Parent in accordance with the terms (as in effect as of the date of this Agreement and without regard to any provisions thereof which permit modification to such terms by the Board of Directors of Company or Parent) of the Company's 2001 Stock Incentive Plan (the "Stock Plan") and each stock option agreement by which such
                     ----------
Company Option is evidenced and (ii) shall become and represent an option to purchase a number of shares of Parent Common Stock equal to (A) the number of shares of Company Common Stock purchasable under the Company Option immediately prior to Effective Time multiplied by (B) the Option Exchange Ratio (rounded down to the nearest whole number of shares), at a price per share (rounded up to the nearest whole cent) equal to (A) the aggregate exercise price for the shares purchasable pursuant to such Company Option immediately prior to the Effective Time divided by (B) the number of full shares of Parent Common Stock deemed purchasable pursuant to such Company Option in accordance with the foregoing. After the Effective Time, except as provided above in this Section and subject to paragraph (b) below, each assumed Company Option shall be exercisable upon the same terms and conditions as were applicable under the Company Option at the Effective Time, including the terms set forth in the Stock Plan and the applicable stock option agreement providing for further adjustment as appropriate to reflect any stock split, reverse stock split, stock dividend, recapitalization or similar transaction effected by the Parent after the Effective Time. Parent shall take all corporate action necessary to reserve for issuance a sufficient number of Parent Common Stock for delivery upon exercise of Company Options. The Company and Parent shall take on or before the Effective Time all necessary action to implement or to provide for implementation of the provision of this Section 2.04. Within ten (10) days following the Closing, Parent will send to each holder of an assumed Company Option a written notice setting forth (i) the number of shares of Parent Common Stock subject to such assumed Company Option and (ii) the exercise price per share of Parent Common Stock issuable upon exercise of such assumed Company Option.

               (b) In each case that a holder of a Company Option exercises (in whole or in part) such Company Option, three-eighths (3/8) of the Parent Common Stock (rounded up to the nearest whole number of shares) issued to the holder in connection therewith will be subject to the Relinquishment Agreement.

          2.05 Closing of the Company's Transfer Books. At the Effective Time,
               ---------------------------------------
holders of certificates representing shares of the Company's capital stock that were outstanding immediately prior to the Effective Time shall cease to have any rights as stockholders of the Company, and the stock transfer books of the Company shall be closed with respect to all shares of such capital stock outstanding immediately prior to the Effective Time. No further transfer of any such shares of the Company's capital stock shall be made on such stock transfer books after the Effective Time. If, after the Effective Time, a valid certificate previously representing any of such shares of the Company's capital stock (a "Company Stock Certificate") is presented to the Surviving Company or
          -------------------------
Parent, such Company Stock Certificate shall be canceled and shall be exchanged as provided in Section 2.06.

          2.06 Exchange of Certificates. At or prior to the Effective Time,
               ------------------------
Parent shall reserve for exchange in accordance with this Article II, the aggregate number of shares of Parent Common Stock issuable pursuant to Section
2.02 in exchange for outstanding shares of Company Common Stock. At the Closing, Company and the Principal Stockholders shall cause each Stockholder that does not perfect its appraisal rights and is otherwise entitled to receive shares of Parent Common Stock and cash pursuant to Section 2.02 (a "Merger Stockholder")
                                                          ------------------
to surrender to Parent all certificates representing shares of Company Common Stock (properly endorsed for transfer and with all necessary transfer tax and other revenue stamps affixed and cancelled). No later than the Effective Time, Parent shall deliver to each Merger Stockholder a certificate representing the number of whole shares of Parent Common Stock that such Merger Stockholder has the right to receive pursuant to the provisions of Section 2.02. If any Company Stock Certificate shall have been lost, stolen or destroyed, Parent may, in its discretion and as a condition precedent to the issuance of any certificate representing Parent Common Stock, require the owner of such lost, stolen or destroyed Company Stock Certificate to provide an appropriate affidavit and indemnity agreement against any claim that may be made against Parent or the Surviving Company with respect to such Company Stock Certificate. At and after the Effective Time, each Company Stock Certificate shall, for all purposes, be deemed to evidence ownership of the number of shares of Parent Common Stock determined in accordance with Section 2.02 until such Company Stock Certificate has been surrendered by the holder thereof and replaced by a certificate or certificates representing Parent Common Stock. All shares of Parent Common Stock issuable to the Stockholders in the Merger shall be deemed for all purposes to have been issued by Parent at the Effective Time.

          2.07 Transfer Taxes. To the extent that any transfer of the assets of
               --------------
Company pursuant to the operation of the laws of Pennsylvania imposes any liability for Taxes on Parent, the Surviving Company or the Stockholders, the Surviving Company shall pay, or reimburse the Parent for, all such Taxes.

      2.08  Books and Records. On or before the Closing Date, the Company shall
            -----------------
deliver to Parent, or its representatives, where located, all organizational documents, minute books, stock record books and corporate seals of Company, and the original copies of all books of account, leases, other agreements, securities, customer lists, files and other documents, instruments and papers of any kind or nature belonging to or relating to Company or its business.

      2.09  No Fractional Shares. No certificates or scrip for fractional shares
            --------------------
of Parent Common Stock will be issued, no Parent Common Stock or other consideration shall be paid in respect of any fractional share interest, and no such fractional share interests shall entitle the owner thereof to vote or to any rights of or as a stockholder of Parent. All fractional shares of Parent Common Stock that would otherwise be received by any holder of shares of Company Common Stock shall be aggregated and rounded down to the nearest whole number of shares, and such holder shall receive such whole number of shares in lieu of any and all such fractional shares.

      2.10  Appraisal Rights.
            ----------------

            (a) Notwithstanding anything to the contrary contained in this Agreement, any shares of capital stock of the Company for which, as of the Company stockholders' meeting called to approve the Merger (the "Company
                                                                 -------
Stockholders' Meeting"), the holder thereof has demanded an appraisal of their
---------------------
value in accordance with applicable law ("Dissenting Shares") shall not be
                                          -----------------
converted into or represent the right to receive Parent Common Stock and cash in accordance with Section 2.02, and the holder or holders of such shares shall be entitled only to such rights as may be granted to such holder or holders under applicable law; provided, however, that if the status of any such shares as Dissenting Shares shall not be perfected in accordance with applicable law, or if any such shares shall lose their status as Dissenting Shares then, as of the later of the Effective Time or the time of the failure to perfect such status or the loss of such status, such shares shall automatically be converted into and shall represent only the right to receive (upon the surrender of the certificate or certificates representing such shares) Parent Common Stock and cash in accordance with Section 2.02.

            (b) The Company shall give Parent (i) prompt notice of any written demand received by the Company at or prior to the Company Stockholders' Meeting to require the Company to purchase Dissenting Shares pursuant to applicable law and of any other demand, notice or instrument delivered to the Company prior to the Effective Time pursuant to the Pennsylvania Business Corporation Law, and
(ii) the opportunity to participate in all negotiations and proceedings with respect to any such demand, notice or instrument. The Company shall not make any payment or settlement offer prior to the Effective Time with respect to any such demand unless Parent shall have consented in writing to such payment or settlement offer.

      2.11  Withholding Taxes. Parent, Sub and the Company shall be entitled to
            -----------------
deduct and withhold from the consideration otherwise payable pursuant to this Agreement (including, without limitation, any amounts deliverable or associated with the exercise of any assumed Company Option) to any Person such amounts as Parent, Sub and the Company determine they are required to deduct and withhold with respect to the making of such payment under the Code or any provision of state, local, or foreign Tax law. To the extent that amounts are so withheld, such withheld amounts shall be treated for all purposes hereof as having been paid to such Person in respect of which such deduction and withholding was made. To the extent that the amount so required to be deducted or withheld from any payment exceeds the cash portion of the consideration otherwise payable to such Person, Parent, Sub and the Company are hereby authorized to sell or otherwise dispose of at fair market value such portion of consideration as is necessary to provide sufficient funds to Parent, Sub or the Company, as the case may be, in order to enable it to comply with such deduction or withholding requirement.

      2.12  Cash Payment. Parent shall deliver to each Merger Stockholder the
            ------------
cash that such Merger Stockholder has the right to receive pursuant to the provisions of Section 2.02(a)(iii), as follows:

            (a) One half of such cash shall be paid to the Merger Stockholders at the Closing hereunder (the "Cash Payment Initial Installment");
                               --------------------------------

            (b) In the event that the Merger Stockholder is the holder of a Company Option and such Merger Stockholder fully exercises such Company Option within ten (10) days after the Closing, the balance of such cash to be received by such Merger Stockholder (up to an amount equal to the aggregate exercise price of the shares purchasable pursuant to the Company Option less the amount of cash received by such Merger Stockholder pursuant to paragraph (a) above) shall be paid to such Merger Stockholder upon the exercise of the Company Option.

            (c) The balance of such cash after payments made pursuant to paragraphs (a) and (b) above shall be paid to the Merger Stockholder on the date that is sixty days after the Closing Date; provided that any and all amounts owing or to be paid by Parent to a Principal Stockholder pursuant to this paragraph (c) shall be subject to offset and reduction pro tanto by any amounts
                                                       --- -----
that may be owing at any time by such Principal Stockholder to Parent in respect of any failure or breach of any representation, warranty or covenant of Company or the Principal Stockholders under or in connection with this Agreement, as reasonably determined by Parent. If Parent determines that such offset is appropriate, notice shall be given to the Principal Stockholder of such determination at least three (3) days prior to the due date of the payment to be reduced. If the conditions upon which the reduction is based are cured by the Principal Stockholder prior to such due date, as determined by Parent, the amount of such payment shall not be so reduced.

      2.13  Stock Certificate Legends. Each certificate representing shares of
            -------------------------
Parent Common Stock issued pursuant to the Merger shall bear legends in substantially the form set forth in the Stockholder Agreements and the Relinquishment Agreement and containing such other information as Parent may deem necessary or appropriate:

      2.14  Further Action. If, at any time after the Effective Time, any
            --------------
further action is determined by Parent to be necessary or desirable to carry out the purposes of this Agreement or to vest the Surviving Company or Parent with full right, title and possession of and to all rights and property of Sub and the Company, the officers and directors of the Surviving Company and Parent shall be fully authorized (in the name of Sub, in the name of the Company and otherwise) to take such action.

                                  ARTICLE III
                   REPRESENTATIONS AND WARRANTIES OF COMPANY
                          AND PRINCIPAL STOCKHOLDERS

      Except as set forth in the Company's Company Disclosure Schedule attached hereto (the "Company Disclosure Schedule"), the Company and the Principal
             ---------------------------
Stockholders, jointly and severally, represent and warrant (which representations and warranties shall be deemed to include the disclosure with respect thereto so specified in the Company Disclosure Schedule) to the Parent and Sub that the following are true and correct as of the date hereof and shall be true and correct at Closing as if made on the Closing Date (it being understood that while the disclosures shall be identified by Section numbers corresponding to the Section numbers of the following, any disclosure with respect to any representation or warranty in the Company Disclosure Schedule shall be deemed to be disclosed with respect to all other representations or warranties to the extent such applicability to other representations or warranties is reasonably understood).

      3.01  Organization and Standing. The Company is a corporation duly
            -------------------------
organized, validly existing and in good standing under the laws of the Commonwealth of Pennsylvania, and has the full corporate power and authority to own, operate and lease its assets, to carry on its business as currently conducted, to execute and deliver this Agreement and all other Documents contemplated hereby, and to carry out the transactions contemplated hereby and thereby. The Company is duly qualified to conduct business as a foreign corporation and is in good standing in the states, countries and territories listed on the Company Disclosure Schedule. Except for the states where the Company is qualified to do business, there is no state, country or territory wherein the absence of licensing or qualification of the Company as a foreign corporation would have a Material Adverse Effect.

      3.02  Subsidiaries. The Company does not have any subsidiaries or any
            ------------
equity investment or other interest in, nor has the Company made advances or loans to, any corporation, association, partnership, joint venture, limited liability company or other entity.

      3.03  Governmental Authorization. The execution, delivery and performance
            --------------------------
by the Company of this Agreement require no action by or in respect of, or filing with, any governmental body, agency, official or authority.

      3.04  Corporate Records. The Company has Furnished to Parent true and
            -----------------
complete copies of the certificate or articles of incorporation and the bylaws and all amendments thereto, of the Company in effect on the date hereof and certified by the secretary of the Company. The minute books of the Company, copies of which have been delivered or made available to Parent contain accurate minutes of all meetings of, and accurate consents to all actions taken without meetings by, the board of directors of Company and the stockholders of Company since its formation.

      3.05  Authorization. The execution, delivery and performance by Company of
            -------------
this Agreement and the other Documents contemplated hereby, and the consummation of the transactions contemplated hereby and thereby, have been duly authorized by the Company, and as of the Closing, the Stockholders.

      3.06  Capitalization. The authorized capital stock of the Company consists
            --------------
of 2,000,000 shares of Company Common Stock, 915,100 shares of which are issued and outstanding, 154,800 of which have been reserved for issuance pursuant to the Stock Plan and no shares are issued and held as treasury shares. All of such outstanding shares have been validly issued and are fully paid and nonassessable. No shares of capital stock of the Company have been issued or disposed of in violation of the preemptive rights, rights of first refusal or similar rights of any of the Company's security holders. No shares of capital stock of the Company have been reserved for any purpose, other than issuance pursuant to the Stock Plan in amounts set forth in the Company Disclosure Schedule. Except as set forth on the Company Disclosure Schedule, there are no outstanding securities, bonds, debentures, notes or other obligations convertible into or exchangeable for the capital stock of the Company and no outstanding options, rights (preemptive or otherwise), or warrants to purchase or to subscribe for any shares of such stock or other securities of the Company. There are no outstanding Contracts affecting or relating to the voting, issuance, purchase, redemption, repurchase, transfer or registration for sale under the Securities Act of Company Common Stock or any other securities of the Company, except as contemplated hereunder. The Company Disclosure Schedule sets forth a true and complete list of all of the Stockholders and the number of shares of Company Common Stock held by each, and all holders of Company Options, the number of shares of Company Common Stock purchasable pursuant to each Company Option, and the aggregate exercise price for such purchasable shares thereunder.

      3.07  Finders' Fees. There is no investment banker, broker, finder or
            -------------
other intermediary that has been retained by or is authorized to act on behalf of the Company who might be entitled to any fee or commission from Parent, Sub or any of their Affiliates upon consummation of the transactions contemplated by this Agreement.

      3.08  Financial Statements; Financial Position. The Company has prepared
            ----------------------------------------
and Furnished to the Parent the balance sheet of the Company as of December 31, 2000 and the statements of income, stockholders' equity and cash flows for the period commenced at inception and ended December 31, 2000 (the "Financial
                                                                ---------
Statements"), which will be reviewed by Shorn Financial Services, West Chester,
----------
PA after the Closing. All of the Financial Statements, including, without limitation, the notes thereto, referred to in this Section (a) are in accordance with the books and records of the Company in all material respects, (b) present fairly the financial condition of the Company as of the date and the results of operations and cash flows for the period indicated, and (c) except as set forth in the Company Disclosure Schedule, have been prepared in accordance with generally accepted accounting principals applied on a basis consistent with prior accounting periods.

      3.09  No Liabilities. Except as reflected in the Financial Statements or
            --------------
as described on the Company Disclosure Schedule, as of December 31, 2000, there were no liabilities (whether known or unknown, asserted or unasserted, contingent or absolute, matured or unmatured) of the Company. Except as described in the Company Disclosure Schedule, since December 31, 2000, the Company has not incurred any liabilities (whether known or unknown, asserted or unasserted, contingent or absolute, matured or unmatured) other than in the Ordinary Course of Business and in amounts that are not material to the Company, taken as a whole.

      3.10  Taxes.
            -----

            (a) Except as set forth in the Company Disclosure Schedule, all of the Company's Tax Returns due on or before the date hereof, or which become due after the date hereof and on or before the Closing Date, have been, or will be as of the Closing Date, duly filed. Other than as set forth in the Company Disclosure Schedule, no penalties or other charges are or will become due with respect to any of the Company's Tax Returns so filed as the result of the late filing thereof. All of the Company's Tax Returns so filed are (or, in the case of returns becoming due after the date hereof and on or before the Closing Date, will be) true and complete in all material respects. Other than as set forth in the Company Disclosure Schedule, the Company: (i) has paid all Taxes due or claimed to be due by any Tax Authority in connection with any of its Tax Returns (without regard to whether or not such Taxes are shown as due on such Tax Returns); or (ii) has established (or, in the case of amounts becoming due after the date hereof, prior to the Closing Date will have paid or established) in the Financial Statements adequate reserves (in conformity with generally accepted accounting principles consistently applied) for the payment of such Taxes. Other than as set forth in the Company Disclosure Schedule, the amounts set up as reserves for Taxes on the Financial Statements are sufficient for the payment of all unpaid Taxes, whether or not such Taxes are disputed or are yet due and payable, for or with respect to the period, and for which the Company may be liable in its own right (including, without limitation, by reason of being a member of the same affiliated group) or as a transferee of the assets of, or successor to, any corporation, person, association, partnership, joint venture or other entity. None of the Company's Tax Returns contain a disclosure statement under former Section 6661 of the Code or Section 6662 of the Code (or any similar provision of state, local or foreign Tax law). The Company has neither made any payments, is obliged to make any payments, nor is a party to any agreement that under any circumstance could obligate it to make any payments that will not be deductible under Section 280G of the Code.

            (b) The Company has not redeemed shares of Company Common Stock, made any distributions with respect to shares of Company Common Stock, or disposed of any of its assets in anticipation of or as part of a plan for the acquisition of the Company. The Company has never been a member of an affiliated group of corporations within the meaning of Section 1504 of the Code. The Company has never been a party to or bound by any tax indemnity, tax sharing or tax allocation agreement. No unexpired waiver of the statute of limitations executed by or on behalf of the Company with respect to any Taxes is in effect. All Tax deficiencies assessed against the Company as a result of any examination of Tax Returns of the Company have been paid. The Company is not the subject of any audit or other proceeding in respect of Taxes and no such proceeding has been threatened. There are no Tax liens upon any of the assets of the Company, except for statutory liens for taxes not yet due or delinquent. All Tax Returns of the Company have been prepared using the accrual method of accounting. The amount of Taxes withheld by or on behalf of the Company with respect to all compensation paid to employees of the Company has been proper and accurate in all respects, and all deposits required with respect to compensation paid to such employees has been made in compliance with the provisions of all applicable Tax laws. The Company has never made an election under Section

1362 of the Code to be taxed as an "S" corporation. No consent to the application of Section 341(f)(2) of the Code has been filed with respect to any property or asset held, acquired or to be acquired by the Company.

      3.11  Conduct of Business; Absence of Material Adverse Change. Other than
            -------------------------------------------------------
as set forth in the Company Disclosure Schedule, since December 31, 2000, there has been no Material Adverse Change with respect to the Company. Except as set forth in the Company Disclosure Schedule, since December 31, 2000, the Company has conducted its businesses substantially in the manner heretofore conducted and only in the Ordinary Course of Business, and the Company has not, except as set forth in the Company Disclosure Schedule or as contemplated by this Agreement, (a) incurred loss of, or significant injury to, any Material Assets of the Company as the result of any fire, explosion, flood, windstorm, earthquake, labor trouble, riot, accident, act of God or public enemy or armed forces, or other casualty; (b) issued any capital stock, bonds or other corporate securities or debt instruments, granted any options, warrants or other rights calling for the issuance thereof, or borrowed any funds (other than in the Ordinary Course of Business); (c) incurred, or become subject to, any obligation or liability (absolute or contingent, matured or unmatured), except current liabilities incurred in the Ordinary Course of Business; (d) discharged or satisfied any Encumbrance or paid any material obligation or liability (absolute or contingent, matured or unmatured) other than current liabilities shown in the Financial Statements, and current liabilities incurred since December 31, 2000 in the Ordinary Course of Business; (e) declared or made payment of, or set aside for payment, any distributions, or purchased, redeemed or otherwise acquired any of its capital stock, any securities convertible into capital stock, or any other securities, or approved any of the foregoing; (f) mortgaged, pledged or subjected to any Encumbrance any of its Material Assets;
(g) sold, exchanged, transferred or otherwise disposed of any of its Material Assets, or canceled any debts or claims other than the cancellations of indebtedness owed to the Company which in the aggregate do not exceed $25,000, except in each case in the Ordinary Course of Business; (h) written down the value of any Material Assets or written off as uncollectible any notes or accounts receivable, except write-downs and write-offs in the Ordinary Course of Business, none of which, individually or in the aggregate, are material to the Company, taken as a whole; (i) entered into any transactions other than in the Ordinary Course of Business; (j) increased the rate of compensation payable, or to become payable, by it to any of its officers, employees, agents or independent contractors over the rate being paid to them on December 31, 2000, other than in the Ordinary Course of Business; (k) through negotiation or otherwise made any commitment or incurred any liability to any labor organization; (l) made any accrual or arrangement for or payment of bonuses or special compensation of any kind to any director, officer or employee, other than in the Ordinary Course of Business; (m) directly or indirectly paid any severance or termination pay to any officer or employee in excess of two months' salary; (n) made a commitment for any capital expenditure, or entered into a commitment therefor, in excess of $25,000; (o) made any change in any method of accounting or accounting practice; or (p) made a Contract to do any of the foregoing.

      3.12  Title to Property and Assets. The Company has good, valid and
            ----------------------------
marketable title to all assets owned by it, free and clear of all Encumbrances other than those Encumbrances referred to in the Financial Statements (or the notes thereto). The Company does not own any real estate, and the Company is not now and has never been a "United States real property holding corporation" as defined in Section 897(c)(2) of the Code and Section 1.897-2(b) of the Regulations. Except as set forth in the Company Disclosure Schedule, to the Company's knowledge, all material items of personal property of the Company are suitable and adequate for the uses for which they are being used.

      3.13  Insurance. Other than as set forth in the Company Disclosure
            ---------
Schedule, the Company has insurance coverage under policies that (a) are with insurance companies reasonably believed by the Company to be financially sound and reputable; (b) are in full force and effect; (c) are sufficient for compliance by the Company with all requirements of Law and of all Contracts to which the Company is a party; and (d) to the knowledge of the Company, are valid and outstanding policies enforceable against the insurer. True, complete and correct copies of all insurance policies have been Furnished to Parent. The Company has not received any notice or other communication from any issuer of any insurance policy canceling such policy, materially increasing any deductibles or retained amounts thereunder, or materially increasing the annual or other premiums payable thereunder, and to the knowledge of the Company, no such cancellation or increase of deductibles, retainages or premiums is threatened. The Company does not have any outstanding claims, settlements or premiums owed against any insurance policy, the Company has given all notices or has presented all potential or actual claims under any insurance policy in due and timely fashion, and no notices for potential or actual claims arising prior to Closing are due after Closing. The Company Disclosure Schedule sets forth a list of all claims under any insurance policy in excess of $5,000 per occurrence filed by the Company.

      3.14  Intellectual Property.
            ---------------------

            (a) Except to the extent (i) that non-exclusive licenses have been granted pursuant to license agreements with customers entered into in the Ordinary Course of Business, (ii) that the Company is the licensee to certain third-party off-the-shelf software, (iii) other third-party software specified on the Company Disclosure Schedule is embedded in the Software (as defined below), or (iv) as otherwise set forth on the Company Disclosure Schedule, the Company has exclusive ownership of all Intellectual Property with respect to the software used in the Ordinary Course of Business (the "Software"). All rights of
                                                       --------
the Company in such Intellectual Property are freely transferable, other than as set forth in the Company Disclosure Schedule. There are no claims or demands of any other Person (other than licensees) pertaining to any of such Intellectual Property and no proceedings have been instituted, or are pending or, to the knowledge of the Company, threatened, which challenge the rights of the Company in respect thereof. The Company has the right to use, free and clear of claims or rights of other Persons, all customer lists (except for any restrictions contained in license agreements regarding disclosure by the Company of customer lists of the licensees thereunder), designs, manufacturing or other processes, computer software, systems, data compilations, research results and other information required for or incident to its products or its business as presently contemplated.

            (b) The Company Disclosure Schedule lists all domestic and foreign letters patent, patents, patent applications, unpatented inventions, domain names, trademarks, trademark applications and registrations, and registered copyrights owned or licensed by or registered in the name of the Company, or used or to be used by the Company in its business as presently conducted or contemplated, and all other items of Intellectual Property that are owned by the

Company and/or are material to the business or operations of the Company. The Company Disclosure Schedule lists those patents, patent applications, domain names, trademarks, trademark applications and registrations and registered copyrights which have been duly registered in, filed in or issued by the United States Patent and Trademark Office, the United States Copyright Office, or the corresponding offices of other jurisdictions as identified on the Company Disclosure Schedule, and, except as set forth in the Company Disclosure Schedule, have been properly maintained and renewed in accordance with all applicable provisions of law and administrative regulations in the United States and each such jurisdiction.

            (c) All licenses or other Contracts material to the development or use of the Software under which the Company is granted rights in Intellectual Property are listed on the Company Disclosure Schedule. Except as set forth in the Company Disclosure Schedule, all such licenses or other Contracts are in full force and effect, there is no material default by any party thereto and all of the rights of the Company thereunder are freely assignable. To the knowledge of the Company, the licensors under such licenses and other Contracts have and had all requisite power and authority to grant the rights purported to be conferred thereby. True and complete copies of all such licenses or other Contracts, and any amendments thereto, have been made available to the Parent for review.

            (d) Except as set forth in the Company Disclosure Schedule, all licenses or other Contracts under which the Company has granted rights to others in Intellectual Property owned or licensed by the Company are in full force and effect, there is no material default by the Company or, to the knowledge of the Company, any other party thereto. True and complete copies of all such licenses or other Contracts, and any amendments thereto, have been Furnished or otherwise made available to the Parent.

            (e) No claims have been asserted by any Person or entity to the use of the Intellectual Property listed on the Company Disclosure Schedule, and Company does not know of any valid basis for any such claim. No claim is pending or, to Company's knowledge, has been made or threatened to the effect that the present or past operations of Company infringe upon or conflict with the asserted rights of others to any patents, patent rights, trade names, trademarks, service marks, inventions, licenses, copyrights, know-how or trade secrets.

      3.15  Books and Records. The books of account, stock records, minute books
            -----------------
and other records of the Company are true and complete in all material respects and have been maintained in accordance with good business practices, and the matters contained therein are appropriately and accurately reflected in the Financial Statements.

      3.16  Litigation; Disputes. Except as set forth in the Company Disclosure
            --------------------
Schedule, there are no actions, suits, claims, arbitrations, proceedings or investigations pending, or, to the knowledge of the Company, threatened against, affecting or involving the Company or its business or assets, or the transactions contemplated by this Agreement, at law or in equity or admiralty, or before or by any court, arbitrator or governmental authority, domestic or foreign, which if determined adversely to the Company, individually or in the aggregate, would be reasonably expected to have a Material Adverse Effect. Neither the Company nor the Principal Stockholders know of any reasonable basis for any such action, proceeding or investigation which if determined adversely to the Company, individually or in the aggregate, would be reasonably expected to have a Material Adverse Effect. The Company is not operating under, subject to or in default with respect to any order, award, writ, injunction, decree or judgment of any court, arbitrator or governmental authority.

      3.17  Pension and Benefit Plans.
            -------------------------

            (a) Except as set forth in the Company Disclosure Schedule, the Company (i) does not maintain any Plan or material Other Arrangement, (ii) is not a party to any Plan or material Other Arrangement and (iii) has no obligations under any Plan or material Other Arrangement.

            (b) The Company has Furnished or otherwise made available to the Parent true and complete copies of each of the following Documents: (i) the Documents setting forth the terms of each Plan; (ii) for the most recent plan year, all annual reports (Form 5500 series) on each Plan that have been filed with any governmental agency; (iii) the current summary plan description and subsequent summaries of material modifications for each Title I Plan; (iv) all DOL opinions on any Plan and all correspondence relating to the request for and receipt of each opinion; (v) all IRS rulings, opinions or technical advice relating to any Plan; and (vi) all Contracts with service providers or fiduciaries for providing services on behalf of any Plan. For each material Other Arrangement, the Company has furnished or otherwise made available to the Parent true and complete copies of each policy, Contract or other Document setting forth or explaining the terms of the Other Arrangement.

            (c) No Plan maintained by the Company or by any member of a controlled group (within the meaning of Section 401(14) of the Code) in which the Company is a member is a Multiemployer Plan.

            (d)   No Plan is an ESOP.

            (e) No Plan maintained by the Company or by any member of a controlled group (within the meaning of Section 401(14) of the Code) in which the Company is a member is subject to Title IV of ERISA.

            (f) The Company Disclosure Schedule sets forth the contributions to each Plan and Other Arrangement that are unpaid as of the date of this Agreement.

            (g) The Company has made all contributions and other payments required by and due under the terms of each Plan and Other Arrangement and has taken no action (including, without limitation, actions required by Law) relating to any Plan or Other Arrangement that will increase the Company's obligation under any Plan or Other Arrangement.

            (h) The Company Disclosure Schedule sets forth a list of all Qualified Plans. All Qualified Plans and any related trust agreements or annuity agreements (or any other funding Document) comply and have complied in all material respects with ERISA, the Code (including, without limitation, the requirements for Tax qualification described in Section 401 thereof), and all other Laws. The trusts established under such Plans are exempt from federal income taxes under Section 501(a) of the Code. The Company has received determination letters issued by the IRS with respect to each Qualified Plan, and the Company has Furnished to the Parent true and complete copies of all such determination letters and all correspondence relating to the applications therefor.

            (i) Neither the Company nor any of the Plans has engaged in a violation of Section 406(a) or 406(b) of ERISA for which no exemption exists under Section 408 of ERISA or a "prohibited transaction" (as such term is defined in Section 4975(c)(1) of the Code), for which no exemption exists under
Section 4975(c)(2) or 4975(d) of the Code.

            (j) None of the Welfare Plans is funded through a trust or similar arrangement.

            (k) Except for health care continuation-coverage requirements pursuant Title VI of ERISA, no Welfare Plan provides post-retirement medical, life insurance or other benefits promised, provided or otherwise due now or in the future to current, former or retired employees of the Company.

            (l) All Welfare Plans of the Company that are subject to Section 4980B(f) of the Code and Sections 601 through 607 of ERISA comply with and have been administered in compliance with the health care continuation-coverage requirements for tax-favored status under Section 4980B(f) of the Code (formerly
Section 162(k) of the Code), Sections 601 through 607 of ERISA, except where a failure to comply, singly or in the aggregate, would not have a Material Adverse Effect.

            (m) The Company has (i) filed or caused to be filed all returns and reports on Plans in which employees of the Company participate that they are required to file and (ii) paid or made adequate provision for all fees, interest, penalties, assessments or deficiencies that have become due pursuant to those returns or reports or pursuant to any assessment or adjustment that has been made relating to those returns or reports, except where a failure to file or pay, singly or in the aggregate, would not have a Material Adverse Effect. All other fees, interest, penalties and assessments that are payable by or for the Company have been timely reported, fully paid and discharged. There are no unpaid fees, penalties, interest or assessments due from the Company or from any other person that are or could become a lien on any asset of the Company or could otherwise adversely affect the businesses or assets of the Company.

      3.18  Restrictions and Consents. There are no Contracts, Laws or other
            -------------------------
restrictions of any kind to which the Company (or any asset thereof) is party or subject that would prevent or restrict the execution, delivery or performance of this Agreement or result in any penalty, forfeiture, Contract termination, or restriction on business operations of the Parent, the Company or the Surviving Company as a result of the execution, delivery or performance of this Agreement. The Company Disclosure Schedule lists all such Contracts and Laws that reasonably could be interpreted or expected to require the consent or acquiescence of any Person not party to this Agreement with respect to any aspect of the execution, delivery or performance of this Agreement by the Company.

      3.19  No Contravention. Except as set forth on the Company Disclosure
            ----------------
Schedule, the execution, delivery and performance by the Company of this Agreement and all other Documents contemplated hereby, the fulfillment of and compliance with the respective terms and provisions hereof and thereof, and the consummation by the Company of the transactions contemplated hereby and thereby, do not and will not: (a) require any consent or approval of the Stockholders not already obtained prior to the execution hereof; (b) conflict with, or violate any provision of, any Law having applicability to the Company or any of its assets, or any provision of the certificate or articles of organization or bylaws or equivalent constituent document of the Company; (c) conflict with, or result in any breach of, or constitute a material default under any Contract to which the Company is a party or by which it or any of its assets may be bound; or (d) result in or require the creation or imposition of or result in the acceleration of any material indebtedness, or of a material Encumbrance, or with respect to, the Company or any of its assets now owned or hereafter acquired by the Company.

      3.20  Binding Obligation. This Agreement constitutes a valid and binding
            ------------------
obligation of the Company, enforceable in accordance with its terms, and each Document to be executed by the Company or a Stockholder pursuant hereto, when executed and delivered in accordance with the provisions hereof, shall be a valid and binding obligation of the Company or Stockholder, as the case may be, enforceable in accordance with its terms, in each case subject to any applicable bankruptcy, reorganization, insolvency, moratorium, fraudulent conveyance or other similar laws or court decisions affecting creditors' rights generally from time to time in effect, and to the exercise of judicial discretion in accordance with general principles of equity.

      3.21  Status and Ownership of Shares. The shares of capital stock of the
            ------------------------------
Company being exchanged on the Closing Date have been duly authorized by all necessary corporate action on the part of the Company, and such shares are validly issued, fully paid and nonassessable. The Stockholders own, beneficially and of record, good and marketable title to all of the issued and outstanding shares of Company Common Stock, which constitutes all of the issued and outstanding capital stock of the Company, free and clear of all security interests, liens, adverse claims, encumbrances, equities, proxies, options or shareholders' agreements.

      3.22  Employee Matters.
            ----------------

            (a) The Company Disclosure Schedule contains a complete and accurate list of the names, titles and annual cash compensation as of February 28, 2001, including without limitation wages, salaries, bonuses (discretionary and formula) and other cash compensation (the "Cash Compensation") of all employees of the Company. In addition, the Company Disclosure Schedule contains a complete and accurate description of any and all promised increases in Cash Compensation of employees of the Company that have not yet been effected.

            (b) The Company Disclosure Schedule contains a complete and accurate list of all compensation plans, arrangements or practices (the "Compensation Plans") sponsored by the Company or to which the Company
 ------------------
contributes on behalf of its employees. The Compensation Plans include without limitation plans, arrangements or practices that provide for severance pay, deferred compensation, incentive, bonus or performance awards, and stock ownership or stock options. The Company has Furnished to Parent a copy of each written

Compensation Plan and a written description of each unwritten Compensation Plan. Except as set forth on the Company Disclosure Schedule, each of the Compensation Plans can be terminated or amended at will by the Company.

            (c) Except as set forth in the Company Disclosure Schedule, the Company is not a party to any employment agreement ("Employment Agreements")
                                                     ---------------------
with respect to any of its employees. Employment Agreements include without limitation employee leasing agreements, employee services agreements and noncompetition agreements.

            (d) The Company Disclosure Schedule contains a complete and accurate list of all employee manuals and all material policies, procedures and work-related rules that apply to employees of the Company.

            (e) Except as set forth on the Company Disclosure Schedule, the Company has complied in all respects with, and there are no lawsuits, claims or other actions against the Company for violating any labor or employment related legal requirements, including wages, hours, benefits, nondiscrimination, the payment of employment related taxes or penalties and similar requirements under any other statute.

      3.23  Compliance with Laws. The Company has complied with all applicable
            --------------------
laws, regulations and licensing requirements and has filed with the proper authorities all necessary statements and reports except where the failure to so comply or file would not, individually or in the aggregate, result in a Material Adverse Effect. There are no existing violations by the Company of any federal, state or local law or regulation that could, individually or in the aggregate, result in a Material Adverse Effect. The Company possesses all necessary licenses, franchises, permits and governmental authorizations for the conduct of the Company's business as now conducted, all of which are listed (with expiration dates, if applicable) in the Company Disclosure Schedule, except for any such license, franchise, permit or governmental authorization for which failure of to obtain would not, individually or in the aggregate, have a Material Adverse Effect. Except as set forth on the Company Disclosure Schedule, the transactions contemplated by this Agreement will not result in a default under or a breach or violation of, or adversely affect the rights and benefits afforded by any such licenses, franchises, permits or government authorizations, except for any such default, breach or violation that would not, individually or in the aggregate, have a Material Adverse Effect. The Company has not received any notice from any federal, state or other governmental authority or agency having jurisdiction over its properties or activities, or any insurance or inspection body, that its operations or any of its properties, facilities, equipment, or business practices fail to comply with any applicable law, ordinance, regulation, building or zoning law, or requirement of any public or quasi-public authority or body.

      3.24  Commitments; Defaults.
            ---------------------

            (a) Except as set forth in the Company Disclosure Schedule, the Company is not a party to nor bound by, nor are any of the shares of the Company subject to, nor are the assets or the business of the Company bound by, whether or not in writing, any of the following (collectively "Commitments"):
                                                       -----------

                  (i)    partnership or joint venture agreement;

                  (ii) guaranty or suretyship, indemnification or contribution agreement or performance bond;

                  (iii) debt instrument, loan agreement or other obligation relating to indebtedness for borrowed money or money lent or to be lent to another;

                  (iv)   contract to purchase real property;

                  (v) agreement with dealers or sales or commission agents, public relations or advertising agencies, accountants or attorneys (other than in connection with this Agreement and the transactions contemplated hereby) involving total payments within any 12 month period in excess of $25,000 and which is not terminable without penalty and on no more than thirty (30) days notice or without penalty;

                  (vi) agreement relating to any material matter or transaction in which an interest is held by a Person that is an Affiliate of the Company or any stockholder of the Company;

                  (vii) any agreement for the acquisition of services, supplies, equipment, inventory, fixtures or other property involving more than $25,000 in the aggregate;

                  (viii) powers of attorney;

                  (ix)   contracts containing noncompetition covenants;

                  (x) agreement providing for the purchase from a supplier of all or substantially all of the requirements of the Company of a particular product or service; or

                  (xi) any other agreement or commitment not made in the Ordinary Course of Business or that is material to the business, operations, condition (financial or otherwise) or results of operations of the Company.

True, correct and complete copies of the written Commitments, and true, correct and complete written descriptions of the oral Commitments, have heretofore been Furnished to Parent. Except as set forth in the Company Disclosure Schedule, there are no existing or asserted defaults, events of default or events, occurrences, acts or omissions that, with the giving of notice or lapse of time or both, would constitute defaults by the Company or, to the knowledge of the Company, any other party to a material Commitment, and no penalties have been incurred nor are amendments pending with respect to the material Commitments, except as described in the Company Disclosure Schedule. The Commitments are in full force and effect and are valid and enforceable obligations of the Company and, to the best knowledge of the Company, the other parties thereto in accordance with their respective terms, and no defenses, offsets or counterclaims have been asserted or, to the best knowledge of the Company, may be made by any party thereto (other than the Company), nor has the Company waived any rights thereunder.

            (b) Except as contemplated hereby, (i) the Company has not received notice of any plan or intention of any other party to any Commitment to exercise any right to cancel or terminate any Commitment, and the Company does not know of any fact that would justify the exercise of such a right; and (ii) the Company does not currently contemplate, or have reason to believe any other person currently contemplates, any amendment or change to any Commitment.

      3.25  Distributions and Repurchases. No distribution, payment or dividend
            -----------------------------
of any kind has been declared or paid by the Company in respect of its capital stock since December 31, 2000. No repurchase of any of the Company capital stock has been approved, effected, contemplated or is pending.

      3.26  Residency of Stockholders and Option Holders. All of the
            --------------------------------------------
Stockholders and the all of the holders of Company Options are residents of and are located in either the State of Texas or the Commonwealth of Pennsylvania.

      3.27  Disclosure. No representation or warranty by the Company in this
            ----------
Agreement, and no Document Furnished or to be Furnished to the Parent pursuant to this Agreement, contains or will contain any untrue or misleading statement of material fact or omits or will omit any fact necessary to make the statements of material fact contained herein or therein, in light of the circumstances under which made, not misleading.

                                   ARTICLE IV
                REPRESENTATIONS AND WARRANTIES OF PARENT AND SUB

      Except as set forth in Parent's Disclosure Schedule attached hereto (the "Parent Disclosure Schedule"), Parent and Sub, jointly and severally, represent
 --------------------------
and warrant (which representations and warranties shall be deemed to include the disclosure with respect thereto so specified in the Parent Disclosure Schedule) to the Company and the Stockholders that the following are true and correct as of the date hereof and shall be true and correct at Closing as if made on the Closing Date (it being understood that while the disclosures shall be identified by Section numbers corresponding to the Section numbers of the following, any disclosure with respect to any representation or warranty in the Parent Disclosure Schedule shall be deemed to be disclosed with respect to all other representations or warranties to the extent such applicability to other representations or warranties is reasonably understood).

      4.01  Organization and Standing. Parent is a corporation duly
            -------------------------
incorporated, validly existing and in good standing under the laws of the State of Delaware. Sub is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Pennsylvania. Parent and Sub have the full corporate power and authority to own, operate and lease their assets, to carry on their businesses as currently conducted, to execute and deliver this Agreement and all other Documents contemplated hereby, and to carry out the transactions contemplated hereby and thereby. Parent is duly qualified and licensed to conduct business as a foreign corporation and is in good standing in the states, countries and territories listed in the Parent Disclosure Schedule. Except for the states where Parent is qualified to do business, there is no state, country or territory wherein the absence of licensing or qualification as a foreign corporation would have a Material Adverse Effect on Parent.

      4.02  Corporate Authorization. The execution, delivery and performance by
            -----------------------
Parent and Sub of this Agreement and the consummation by Parent and Sub of the transactions contemplated hereby and thereby, including the issuance, transfer and delivery of the Stock Consideration by Parent, are within the corporate powers of Parent and Sub and, upon the approval of Sub's stockholder, shall be duly authorized by all necessary corporate action on the part of Parent and Sub.

      4.03  Certificate or Articles of Incorporation and Bylaws. Parent and Sub
            ---------------------------------------------------
have Furnished to the Company true and complete copies of their certificates or articles of incorporation and the bylaws, as currently in effect and certified by the secretary of Parent and Sub, respectively.

      4.04  Governmental Authorization. The execution, delivery and performance
            --------------------------
by Parent and Sub of this Agreement require no action by or in respect of, or filing with, any governmental body, agency, official or authority other than as set forth in the Parent Disclosure Schedule.

      4.05  Capitalization. The authorized capital stock of the Parent consists
            --------------
of 151,000,000 shares of which 1,000,000 are preferred stock, par value $0.001, and 150,000,000 are of Parent Common Stock, 50,465,851 shares of which, as of the date hereof prior to the Merger, are issued and outstanding, 9,816,185 of which have been reserved for issuance pursuant to the grant of options, warrants or other securities convertible into Parent Common Stock, and no shares are issued and held as treasury shares. All of such outstanding shares have been validly issued and are fully paid and nonassessable. No shares of capital stock of Parent have been issued or disposed of in violation of the preemptive rights, rights of first refusal or similar rights of any of Parent's security holders. Except for shares to be issued in connection with this Agreement, no shares of capital stock of the Parent have been reserved for any purpose, other than in amounts set forth in the Parent Disclosure Schedule. Except as set forth in the Parent Disclosure Schedule, there are no outstanding securities, bonds, debentures, notes or other obligations convertible into or exchangeable for the capital stock of Parent and no outstanding options, rights (preemptive or otherwise), or warrants to purchase or to subscribe for any shares of such stock or other securities of Parent. There are no outstanding Contracts affecting or relating to the voting, issuance, purchase, redemption, repurchase, transfer or registration for sale under the Securities Act of Parent Common Stock or any other securities of Parent, except as contemplated hereunder.

      4.06  Non-Contravention. The execution, delivery and performance by Parent
            -----------------
and Sub of this Agreement will not (i) contravene or conflict with the Certificate or Articles of Incorporation and By-Laws of Parent or Sub, (ii) to the knowledge of Parent, contravene or conflict with or constitute a violation of any provision of any law, regulation, judgment, injunction, order or decree binding upon or applicable to Parent or Sub.

      4.07  Stock Consideration. As of the Closing Date, the Stock Consideration
            -------------------
will be duly authorized and, when issued in accordance with this Agreement, will be validly issued, fully paid and non-assessable shares of capital stock of Parent and, except as contemplated by this Agreement and the Documents to be executed in connection herewith, will be free and clear of all liens, charges, restrictions, claims and encumbrances imposed by or through Company. The issuance, transfer or delivery of the Stock Consideration is not subject to any pre-emptive right of stockholders of Parent or to any right of first refusal in favor of any Person except as have been duly waived prior to the Closing Date. As of the Closing Date, the shares of Parent Common Stock to be issued upon exercise of the Company Options assumed by Parent pursuant to Section 2.04 will be duly authorized and, when issued in accordance with the Stock Plan and the applicable stock option agreement, as altered by this Agreement, will be validly issued, fully paid and non-assessable shares of capital stock of Parent and, except as contemplated by this Agreement and the Documents to be executed in connection herewith, will be free and clear of all liens, charges, restrictions, claims and encumbrances imposed by or through Company. The issuance, transfer or delivery of Parent Common Stock upon the exercise of such assumed Company Options is not subject to any pre-emptive right of stockholders of Parent or to any right of first refusal in favor of any Person except as have been duly waived prior to the Closing Date.

      4.08  Finders' Fees. There is no investment banker, broker, finder or
            -------------
other intermediary that has been retained by or is authorized to act on behalf of Parent or Sub who might be entitled to any fee or commission from Company or any of its Affiliates upon consummation of the transactions contemplated by this Agreement.

      4.09  Binding Obligation. This Agreement constitutes a valid and binding
            ------------------
obligation of Parent and Sub, enforceable against Parent and Sub in accordance with its terms, and each Document to be executed by the Parent or Sub pursuant hereto, when executed and delivered in accordance with the provisions hereof, shall be a valid and binding obligation of Parent or Sub, as the case may be, enforceable against Parent and Sub in accordance with its terms, in each case subject to any applicable bankruptcy, reorganization, insolvency, moratorium, fraudulent conveyance or other similar laws or court decisions affecting creditors' rights generally from time to time in effect, and to the exercise of judicial discretion in accordance with general principles of equity.

      4.10  Financial Statements. The financial statements included in the
            --------------------
filings of Parent with the U.S. Securities and Exchange Commission since January 1, 1999 (the "Parent Financial Statements"): (a) are in accordance in all material respects with the books and records of the Parent, (b) present fairly in all material respects the consolidated financial position of the Parent as of the respective dates and the results of operations and cash flows for the respective periods indicated, and (c) have been prepared in accordance with generally accepted accounting principles applied on a basis consistent with prior accounting periods.

      4.11  No Liabilities. Except as reflected in the Parent Financial
            --------------
Statements or the Parent Disclosure Schedule, as of December 31, 2000, there were no liabilities (whether contingent or absolute, matured or unmatured) of the Parent or any of its subsidiaries. Since December 31, 2000, the Parent has not incurred any liabilities (whether contingent or absolute, matured or unmatured) other than in the Ordinary Course of Business or in amounts that are not material to the Parent and its subsidiaries, taken as a whole.

      4.12  Taxes. Except as set forth in the Parent Disclosure Schedule, all of
            -----
the Parent's Tax Returns due on or before the date hereof, or which become due after the date hereof and on or before the Closing Date, have been, or will be, duly filed. Other than as set forth in the Parent Disclosure Schedule, no penalties or other charges are or will become due with respect to any of the Parent's Tax Returns so filed as the result of the late filing thereof. All of the Parent's Tax Returns so filed are (or, in the case of returns becoming due after the date hereof and on or before the Closing Date, will be) true and complete in all material respects. Other than as set forth in the Parent Disclosure Schedule, the Parent: (i) has paid all Taxes due or claimed to be due by any Tax Authority in connection with any of its Tax Returns (without regard to whether or not such Taxes are shown as due on such Tax Returns); or (ii) has established (or, in the case of amounts becoming due after the date hereof, prior to the Closing Date will have paid or established) in the Parent Financial Statements adequate reserves (in conformity with generally accepted accounting principles consistently applied) for the payment of such Taxes. Other than as set forth in the Parent Disclosure Schedule, the amounts set up as reserves for Taxes on the Parent Financial Statements are sufficient for the payment of all unpaid Taxes, whether or not such Taxes are disputed or are yet due and payable, for or with respect to the period, and for which the Company may be liable in its own right (including, without limitation, by reason of being a member of the same affiliated group) or as a transferee of the assets of, or successor to, any corporation, person, association, partnership, joint venture or other entity. None of the Parent's Tax Returns contain a disclosure statement under former
Section 6661 of the Code or Section 6662 of the Code (or any similar provision of state, local or foreign Tax law).

      4.13  Conduct of Business; Absence of Material Adverse Change. Other than
            -------------------------------------------------------
as set forth in the Parent Disclosure Schedule, since December 31, 2000, there has been no Material Adverse Change with respect to the Parent. Except as set forth in the Parent Disclosure Schedule, since December 31, 2000, the Parent and its subsidiaries have conducted their businesses substantially in the manner heretofore conducted and only in the Ordinary Course of Business, and the Parent and its subsidiaries have not, except as set forth in the Parent Disclosure Schedule or as contemplated by this Agreement, (a) incurred loss of, or significant injury to, any Material Assets of any of them as the result of any fire, explosion, flood, windstorm, earthquake, labor trouble, riot, accident, act of God or public enemy or armed forces, or other casualty; (b) issued any capital stock, bonds or other corporate securities or debt instruments, granted any options, warrants or other rights calling for the issuance thereof (other than options granted to employees in the Ordinary Course of Business), or borrowed any funds (other than in the Ordinary Course of Business); (c) incurred, or become subject to, any obligation or liability (absolute or contingent, matured or unmatured), except current liabilities incurred in the Ordinary Course of Business; (d) discharged or satisfied any Encumbrance or paid any material obligation or liability (absolute or contingent, matured or unmatured) other than current liabilities shown in the Parent Financial Statements, and current liabilities incurred since December 31, 2000 in the Ordinary Course of Business; (e) other than in the Ordinary Course of Business, declared or made payment of, or set aside for payment, any distributions in excess of $150,000 in the aggregate, or purchased, redeemed or otherwise acquired any of its capital stock, any securities convertible into capital stock, or any other securities; (f) mortgaged, pledged or subjected to any

Encumbrance any of its Material Assets; (g) sold, exchanged, transferred or otherwise disposed of any of its Material Assets, or canceled any debts or claims other than the cancellations of indebtedness owed to the Parent or any of its subsidiaries which in the aggregate do not exceed $100,000, except in each case in the Ordinary Course of Business; (h) written down the value of any Material Assets or written off as uncollectible any notes or accounts receivable, except write-downs and write-offs in the Ordinary Course of Business, none of which, individually or in the aggregate, are material to the Parent and its subsidiaries, taken as a whole; (i) entered into any transactions other than in the Ordinary Course of Business; (j) increased the rate of compensation payable, or to become payable, by it to any of its officers, employees, agents or independent contractors over the rate being paid to them on December 31, 2000, other than in the Ordinary Course of Business; (k) through negotiation or otherwise made any commitment or incurred any liability to any labor organization; (l) made any accrual or arrangement for or payment of bonuses or special compensation of any kind to any director, officer or employee, other than in the Ordinary Course of Business; (m) directly or indirectly paid any severance or termination pay to any officer or employee in excess of two months' salary; (n) made a commitment for any capital expenditure, or entered into a commitment therefor, in excess of $100,000; (o) made any change in any method of accounting or accounting practice; or (p) made a Contract to do any of the foregoing.

      4.14  Litigation; Disputes. Except as set forth in the Parent Disclosure
            --------------------
Schedule, there are no actions, suits, claims, arbitrations, proceedings or investigations pending, or, to the Parent's knowledge, threatened, affecting or involving the Parent, its subsidiaries (including, without limitation, Sub) or their businesses or assets, or the transactions contemplated by this Agreement, at law or in equity or admiralty, or before or by any court, arbitrator or governmental authority, domestic or foreign, which if determined adversely to Parent or its subsidiaries, individually or in the aggregate, would be reasonably expected to have a Material Advise Effect. Parent does not know of any reasonable basis for any such action, proceeding or investigation which if determined adversely to Parent, individually or in the aggregate, would be reasonably expected to have a Material Adverse Effect. Neither Parent nor any of its subsidiaries is operating under, subject to or in default with respect to any order, award, writ, injunction, decree or judgment of any court, arbitrator or governmental authority.

      4.15  Title to Property and Assets. Parent has good, valid and marketable
            ----------------------------
title to all assets owned by it, free and clear of all Encumbrances other than those Encumbrances referred to in the Parent Financial Statements (or the notes thereto). Parent does not own any real estate, and the Parent is not now and has never been a "United States real property holding corporation" as defined in
Section 897(c)(2) of the Code and Section 1.897-2(b) of the Regulations. Except as set forth in the Parent Disclosure Schedule, to the Parent's knowledge, all material items of personal property of the Parent are suitable and adequate for the uses for which they are being used.

      4.16  Insurance. Other than as set forth in the Parent Disclosure
            ---------
Schedule, Parent has insurance coverage under policies that (a) are with insurance companies reasonably believed by Parent to be financially sound and reputable; (b) are in full force and effect; (c) are sufficient for compliance by Parent with all requirements of Law and of all Contracts to which Parent is a party; and (d) to the knowledge of Parent, are valid and outstanding policies enforceable against the insurer.

      4.17  Books and Records. The books of account, stock records, minute books
            -----------------
and other records of Parent and Sub are true and complete in all material respects and have been maintained in accordance with good business practices.

      4.18  Restrictions and Consents. There are no Contracts, Laws or other
            -------------------------
restrictions of any kind to which the Parent or any of its subsidiaries (or any asset of the Parent or any of its subsidiaries) is party or subject that would prevent or restrict the execution, delivery or performance of this Agreement or result in any penalty, forfeiture, Contract termination, or restriction on business operations of the Surviving Company, the Parent or any of Parent's subsidiaries as a result of the execution, delivery or performance of this Agreement. Except as provided herein or set forth in the Parent Disclosure Schedule, no Contracts or Laws could reasonably be interpreted or expected to require the consent or acquiescence of any person or entity not party to this Agreement with respect to any aspect of the execution, delivery or performance of this Agreement by the Parent or Sub.

      4.19  Intellectual Property.
            ---------------------

            (a) Except to the extent (i) that non-exclusive licenses have been granted pursuant to license agreements with customers entered into in the Ordinary Course of Business, (ii) that the Parent is the licensee to certain third-party off-the-shelf software, (iii) other third-party software specified in the Parent Disclosure Schedule that is embedded in, or proprietary processes with respect to the development of, the Parent Software (as defined below) or
(iv) as otherwise set forth on the Parent Disclosure Schedule, Parent has exclusive ownership of all Intellectual Property with respect to the software used in the Ordinary Course of its Business (the "Parent Software"). There are
                                                  ---------------
no claims or demands of any other Person (other than licensees) pertaining to any of such Intellectual Property and no proceedings have been instituted, or are pending or, to the knowledge of the Parent, threatened, which challenge the rights of the Parent in respect thereof. The Parent has the right to use, free and clear of claims or rights of other Persons, all customer lists (except for any restrictions contained in license agreements regarding disclosure by the Parent of customer lists of the licensees thereunder), designs, manufacturing or other processes, computer software, systems, data compilations, research results and other information required for or incident to its products or its business as presently contemplated.

            (b) The Parent Disclosure Schedule lists all patents, patent applications, trademarks, trademark applications and registrations and registered copyrights owned or licensed by or registered in the name of the Parent or used or to be used by the Parent in its business as presently conducted or contemplated, and all other items of Intellectual Property that are material to the business or operations of the Parent. The Parent Disclosure Schedule lists those patents, patent applications, trademarks, trademark applications and registrations and registered copyrights which have been duly registered in, filed in or issued by the United States Patent and Trademark Office, the United States Register of Copyrights, or the corresponding offices of other jurisdictions as identified on such Schedule, and, except as set forth in such Schedule, have been properly maintained and renewed in accordance with all applicable provisions of law and administrative regulations in the United States and each such jurisdiction.

            (c) All licenses or other Contracts material to the development or use of the Parent Software under which the Parent is granted rights in Intellectual Property are listed on the Parent Disclosure Schedule. Except as set forth in the Parent Disclosure Schedule, all such licenses or other Contracts are in full force and effect, there is no material default by any party thereto. To the knowledge of Parent, the licensors under such licenses and other Contracts have and had all requisite power and authority to grant the rights purported to be conferred thereby.

            (d) Except as set forth in the Parent Disclosure Schedule, all licenses or other Contracts under which Parent has granted rights to others in Intellectual Property owned or licensed by Parent are in full force and effect, there is no material default by Parent or, to the knowledge of Parent, any other party thereto.

      4.20  Pension and Benefit Plans.
            -------------------------

            (a)   Except as set forth in the Parent Disclosure Schedule, Parent
(i) does not maintain any benefit Plan or material Other Arrangement (as such terms are defined in Schedule 1, as applied to the Parent)("Parent Plan"), (ii) is not a party to any Parent Plan or material Other Arrangement and (iii) has no obligations under any Parent Plan or material Other Arrangement.

            (b) Parent has Furnished or otherwise made available to the Company true and complete copies of each of the following Documents: (i) the Documents setting forth the terms of each Parent Plan; (ii) for the most recent plan year, all annual reports (Form 5500 series) on each Parent Plan that have been filed with any governmental agency; (iii) the current summary plan description and subsequent summaries of material modifications for each Title I Plan of the Parent; (iv) all DOL opinions on any Parent Plan and all correspondence relating to the request for and receipt of each opinion; (v) all IRS rulings, opinions or technical advice relating to any Parent Plan; and (vi) all Contracts with service providers or fiduciaries for providing services on behalf of any Parent Plan. For each material Other Arrangement, Parent has furnished or otherwise made available to the Company true and complete copies of each policy, Contract or other Document setting forth or explaining the terms of the Other Arrangement.

            (c) No Parent Plan maintained by Parent or by any member of a controlled group (within the meaning of Section 401(14) of the Code) in which Parent is a member is a Multiemployer Plan.

            (d)   No Parent Plan is an ESOP.

            (e) No Parent Plan maintained by Parent or by any member of a controlled group (within the meaning of Section 401(14) of the Code) in which Parent is a member is subject to Title IV of ERISA.

            (f) The Parent Disclosure Schedule sets forth the contributions to each Plan and Other Arrangement that are unpaid as of the date of this Agreement.

            (g) The Parent has made all contributions and other payments required by and due under the terms of each Parent Plan and Other Arrangement and has taken no action (including, without limitation, actions required by Law) relating to any Parent Plan or Other Arrangement that will increase the Parent's obligation under any Parent Plan or Other Arrangement.

            (h) The Parent Disclosure Schedule sets forth a list of all Qualified Plans of the Parent. All Qualified Plans of the Parent and any related trust agreements or annuity agreements (or any other funding Document) comply and have complied in all material respects with ERISA, the Code (including, without limitation, the requirements for Tax qualification described in Section 401 thereof), and all other Laws. The trusts established under such Plans are exempt from federal income taxes under Section 501(a) of the Code. The Parent has received determination letters issued by the IRS with respect to each Qualified Plan, and the Parent has Furnished or otherwise made available to the Company true and complete copies of all such determination letters and all correspondence relating to the applications therefor.

            (i) Neither the Parent nor any of the Parent Plans has engaged in a violation of Section 406(a) or 406(b) of ERISA for which no exemption exists under Section 408 of ERISA or a "prohibited transaction" (as such term is defined in Section 4975(c)(1) of the Code), for which no exemption exists under
Section 4975(c)(2) or 4975(d) of the Code.

            (j) None of the Welfare Plans of the Parent is funded through a trust or similar arrangement.

            (k) Except for health care continuation-coverage requirements pursuant Title VI of ERISA, no Welfare Plan of the Parent provides post-retirement medical, life insurance or other benefits promised, provided or otherwise due now or in the future to current, former or retired employees of the Parent.

            (l) All Welfare Plans of the Parent that are subject to Section 4980B(f) of the Code and Sections 601 through 607 of ERISA comply with and have been administered in compliance with the health care continuation-coverage requirements for tax-favored status under Section 4980B(f) of the Code (formerly
Section 162(k) of the Code), Sections 601 through 607 of ERISA, except where a failure to comply, singly or in the aggregate, would not have a Material Adverse Effect on the Parent.

            (m) The Parent has (i) filed or caused to be filed all returns and reports on Parent Plans in which employees of the Parent participate that they are required to file and (ii) paid or made adequate provision for all fees, interest, penalties, assessments or deficiencies that have become due pursuant to those returns or reports or pursuant to any assessment or adjustment that has been made relating to those returns or reports, except where a failure to file or pay, singly or in the aggregate, would not have a Material Adverse Effect on the Parent. All other fees, interest, penalties and assessments that are payable by or for the Company have been timely reported, fully paid and discharged. There are no unpaid fees, penalties, interest or assessments due from the Parent or from any other person that are or could become a lien on any asset of the Parent or could otherwise adversely affect the businesses or assets of the Parent.

      4.21  SEC Filings. The Parent Disclosure Schedule lists the forms, reports
            -----------
and documents filed by Parent with the U.S. Securities and Exchange Commission (the "Commission"), since January 1, 1999, pursuant to the Securities Exchange Act. Parent has filed all forms, reports and documents with the Commission over the past two (2) years from the date hereof required to be filed by the Securities Exchange Act, all of which have complied in all material respects with all applicable requirements of the Securities Exchange Act. None of such disclosure statements, at the time filed, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

      4.22  Disclosure. No representation or warranty by the Parent in this
            ----------
Agreement, and no Document Furnished or to be Furnished to the Company pursuant to this Agreement, contains or will contain any untrue or misleading statement of material fact or omits or will omit any fact necessary to make the statements of material fact contained herein or therein, in light of the circumstances under which made, not misleading.

                                   ARTICLE V
                                   COVENANTS

      5.01  Notices of Certain Events. Each party hereto shall promptly notify
            -------------------------
the other parties of:

            (a) any notice or other communication from any Person alleging that the consent of such Person is or may be required in connection with the transactions contemplated by this Agreement;

            (b) any notice or other communication from any governmental or regulatory agency or authority in connection with the transactions contemplated by this Agreement; and

            (c) any actions, suits, claims, investigations or proceedings commenced or threatened against, relating to or involving or otherwise affecting Company or Parent that, if pending on the date of this Agreement, would have been required to have been disclosed or that relate to the consummation of the transactions contemplated by this Agreement.

      5.02  Confidentiality; Non-Solicitation.
            ---------------------------------

            (a) Parent and the Company have entered into a Nondisclosure Agreement pertaining to the transactions contemplated hereby, and this Agreement shall not supercede, terminate or amend such agreement.

            (b) If the transactions contemplated herein shall fail to be consummated, each party hereto covenants and agrees with all other parties hereto that it shall not, for a period of six (6) months following the date of termination of this Agreement, employ, or solicit the employment of, any employee of any other party hereto.

      5.03  Best Efforts. Subject to the terms and conditions of this Agreement,
            ------------
each party will use its commercially reasonable best efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary or desirable under applicable laws and regulations to consummate the transactions contemplated by this Agreement. Company, Parent and Sub each agree to execute and deliver such other documents, certificates, agreements and other writings and to take such other actions as may be necessary or desirable in order to consummate or implement expeditiously the transactions contemplated by this Agreement.

      5.04  Certain Filings. The Company and Parent shall cooperate with each
            ---------------
other (a) in determining whether any action by or in respect of, or filing with, any governmental body, agency, official or authority is required, or any actions, consents, approvals or waivers are required to be obtained from parties to any material contracts, in connection with the consummation of the transactions contemplated by this Agreement and (b), in taking such actions or making any such filings, furnishing information required in connection therewith and seeking timely to obtain any such actions, consents, approvals or waivers.

      5.05  Taxes.
            -----

            (a) The Surviving Company shall prepare or cause to be prepared and file or cause to be filed on a timely basis all Tax Returns and amendments thereto required to be filed by the Company for all periods ending prior to the Closing Date which are due after the Closing Date and for all periods which begin before the Closing Date and end after the Closing Date or which end on the Closing Date (in all respects on a basis consistent with law and past practice, where such past practice is consistent with law).

            (b) Surviving Company shall pay any Pennsylvania Capital Stock Tax owed by the Company for any period ending in 2001 or thereafter.

      5.06  Tax Reporting. Parent, Sub, the Company and the Stockholders shall
            -------------
report the Merger as a "reorganization" under Section 368(a) of the Code, unless otherwise required by law or administrative action, and currently intend to comply with any applicable tax reporting requirements, including Treasury Regulation Section 1.368-3, as necessary.

      5.07  Public Announcements. Each party shall consult with each other party
            --------------------
before issuing any press release or making any public statement with respect to this Agreement or the transactions contemplated hereby and, except as required by law, will not issue any such press release or make any such public statement prior to such consultation and approval by such other party.

      5.08  Access.
            ------

            (a) The Company and each Principal Stockholder shall, at reasonable times during normal business hours and on reasonable notice, permit Parent and its representatives and agents reasonable access to, and make available for inspection, all of the assets and business of the Company, including its employees, customers and suppliers, and permit Parent and its representatives and agents to inspect and, at Parent's sole cost and expense, make copies of all documents, records and information with respect to the affairs of the Company as Parent and its representatives and agents may request, all for the sole purpose of permitting Parent to become familiar with the business and assets and liabilities of the Company.

            (b) Parent shall, at reasonable times during normal business hours and on reasonable notice, permit the Company and its representatives and agents reasonable access to, and make available for inspection, all of the assets and business of Parent, including its employees, customers and suppliers, and permit the Company and its representatives and agents to inspect and, at the Company's sole cost and expense, make copies of all documents, records and information with respect to the affairs of Parent as the Company and its representatives and agents may request, all for the sole purpose of permitting the Company to become familiar with the business and assets and liabilities of Parent.

      5.09  Company and Principal Stockholder Covenants. The Company and the
            -------------------------------------------
Principal Stockholders agree as follows (with respect to the Company's covenants, the Principal Stockholders agree to use their best efforts to cause the Company to perform):

            (a) The Company shall operate its business in the Ordinary Course of Business. The Company shall not amend its certificate or articles of incorporation or bylaws. The Company and the Principal Stockholders shall use their best efforts to preserve the business of the Company intact and neither the Company nor any Principal Stockholder shall take any action that would, individually or in the aggregate, result in a Material Adverse Effect. The Company shall use its best efforts to preserve intact its relationships with customers, suppliers, employees and others having significant business relations with it, unless doing so would impair its goodwill or result, individually or in the aggregate, in a Material Adverse Effect. The Company shall collect its receivables and pay its trade payables in the Ordinary Course of Business.

            (b) Except with Parent's prior written consent, the Company shall not assume or enter into any contract, lease, license, obligation, indebtedness, commitment, purchase or sale that is material to the Company's business, except in the Ordinary Course of Business, nor will it waive any material right or cancel any material contract, debt or claim.

            (c) The Company shall not, without the prior written approval of Parent (i) acquire or dispose of any capital asset having a fair market value of $25,000 or more, or acquire or dispose of any capital asset outside of the Ordinary Course of Business or (ii) discharge or satisfy any lien or encumbrance or pay or perform any obligation or liability other than as required by the express terms of the Contract pursuant to which the liability or obligation was incurred.

            (d) The Company and each of the Principal Stockholders agrees (a) that neither the Principal Stockholders nor the Company, nor any of its officers and directors shall, and the Principal Stockholders and the Company shall direct and use their best efforts to cause the Company's employees, agents and representatives not to, initiate, solicit or encourage, directly or indirectly, any inquiries or the making or implementation of any proposal or offer (including, without limitation, any proposal or offer to its stockholders) with respect to a merger, acquisition, consolidation or similar transaction involving, or any purchase of all or any significant portion of the assets or any equity securities of, the Company (any such proposal or offer being hereinafter referred to as an "Acquisition Proposal") or engage in any negotiations concerning, or provide any confidential information or data to, or have any discussions with, any person relating to an Acquisition Proposal, or otherwise facilitate any effort or attempt to make or implement an Acquisition Proposal; (b) that the Principal Stockholders and the Company will immediately cease and cause to be terminated any existing activities, discussions or negotiations with any parties conducted heretofore with respect to any of the foregoing and each will take the necessary steps to inform the individuals or entities referred to in the first sentence hereof of the obligations undertaken herein; and (c) that the Principal Stockholders and the Company will notify Parent immediately if any such inquiries or proposals are received by, any such information is requested from, or any such negotiations or discussions are sought to be initiated or continued with, the Company or any Principal Stockholder.

            (e) No distribution, payment or dividend of any kind will be declared or paid by the Company in respect of its capital stock, nor will any repurchase of any of the Company's capital stock be approved or effected.

                                   ARTICLE VI
                              CONDITIONS TO CLOSING

      6.01  Conditions to the Obligations of Each Party. The obligations of
            -------------------------------------------
Parent, Sub and the Company to consummate the transactions contemplated hereby are subject to the satisfaction or waiver of the following conditions:

            (a) No proceeding challenging this Agreement or the transactions contemplated hereby or seeking to prohibit, alter, prevent or materially delay the Closing shall have been instituted by any third party before any court, arbitrator or governmental body, agency or official and be pending.

            (b) All actions by or in respect of or filings with any governmental body, agency, official or authority required to permit the consummation of the transactions contemplated hereby shall have been obtained.

            (c) The execution, delivery and performance of this Agreement shall have been duly and validly approved and authorized by the Stockholders.

            (d) The Company, the Principal Stockholders, Parent and Sub shall have obtained all necessary third-party approvals and consents.

      6.02  Conditions to Obligations of Parent and Sub. The obligation of
            -------------------------------------------
Parent and Sub to consummate the transactions contemplated hereby is subject to the satisfaction or waiver of the following further conditions:

            (a) The representations and warranties of Company contained in this Agreement at the time of its execution and delivery and in any certificate or other writing delivered by Company pursuant hereto, disregarding all qualifications and exceptions contained therein relating to materiality or Material Adverse Effect, shall be true and correct at and as of the Closing Date (or at and as of the date specified with respect to any representation and warranty qualified by a specific date), as if made at and as of such date with only such exceptions as would not in the aggregate reasonably be expected to have a Material Adverse Effect.

            (b) No court, arbitrator or governmental body, agency or official shall have issued or threatened to issue any order, and there shall not be any statute, rule or regulation, restraining the effective operation by Parent of the business of the Company after the Closing Date, and no proceeding challenging this Agreement or the transactions contemplated hereby or seeking to prohibit, alter, prevent or materially delay the Closing shall have been instituted or threatened by any Person before any court, arbitrator or governmental body, agency or official and be pending.

            (c) The Company and each Principal Stockholder shall have performed and complied in all material respects with all covenants required by this Agreement to be performed and complied with by the Company or such Principal Stockholder prior to or at the Closing.

            (d) No material adverse change in the condition (financial or otherwise), operations, assets, liabilities or business of the Company shall have occurred since December 31, 2000, whether or not such change shall have been caused by the deliberate act or omission of the Company or any Stockholder.

            (e) Parent shall have received all documents, agreements and items, duly executed (where applicable) and delivered in form satisfactory to Parent, referred to in Section 7.01.

      6.03  Conditions to Obligations of Company. The obligation of Company to
            ------------------------------------
consummate the Closing is subject to the satisfaction of the following further conditions:

            (a) The representations and warranties of Parent and Sub contained in this Agreement at the time of its execution and delivery and in any certificate or other writing delivered by Parent or Sub pursuant hereto, disregarding all qualifications and exceptions contained therein relating to materiality or Material Adverse Effect, shall be true and correct at and as of the Closing Date (or at and as of the date specified with respect to any representation and warranty qualified by a specific date), as if made at and as of such date with only such exceptions as would not in the aggregate reasonably be expected to have a Material Adverse Effect.

            (b) No proceeding challenging this Agreement or the transactions contemplated hereby or seeking to prohibit, alter, prevent or materially delay the Closing shall have been instituted or threatened by any third party before any court, arbitrator or governmental body, agency or official and be pending.

            (c) Parent and Sub shall have performed and complied in all material respects with all covenants required by this Agreement to be performed and complied with by Parent and Sub prior to or at the Closing.

            (d) No material adverse change in the condition (financial or otherwise), operations, assets, liabilities or business of Parent shall have occurred since December 31, 2000, whether or not such change shall have been caused by the deliberate act or omission of Parent or any of its stockholders.

            (e) The Company and the Stockholders shall have received all documents, agreements and items, duly executed (where applicable) and delivered in form satisfactory to the Company, referred to in Section 7.02.

                                  ARTICLE VII
                              CLOSING DELIVERIES

      7.01  Company and Stockholder Closing Deliveries. At the Closing, the
            ------------------------------------------
Company and the Principal Stockholders shall deliver, or cause to be delivered, to Parent the following, all of which shall be in a form satisfactory to Parent:

            (a) Company Stock Certificates representing all of the issued and outstanding shares of Company Common Stock immediately prior to the Effective Time, properly endorsed for transfer (or accompanied by duly executed instruments of transfer) and with all necessary transfer tax and other revenue stamps affixed and cancelled.

            (b)   The Articles of Merger duly executed by the Company.

            (c) A copy of resolutions of the Board of Directors of the Company and the resolutions of the Stockholders authorizing the execution, delivery and performance of this Agreement and all related documents and agreements and consummation of the Merger, each certified by the Secretary of the Company as being true and correct copies of the originals thereof subject to no modifications or amendments as of the Closing Date.

            (d) A certificate of the President of the Company, dated the Closing Date, as to the truth and correctness of the representations and warranties of the Company and the Principal Stockholders contained herein on and as of the Closing Date.

            (e) A certificate of the President of the Company, dated the Closing Date, (i) as to the performance of and compliance in all material respects by the Company and each Principal Stockholder with all covenants contained herein on and as of the Closing Date and (ii) certifying that all conditions precedent of the Company to the Closing have been satisfied.

            (f) A certificate of the Secretary of the Company certifying as to the incumbency of the directors and officers of such corporation and as to the signatures of such directors and officers who have executed documents delivered at the Closing on behalf of that corporation.

            (g) A certificate, dated within five (5) days of the Closing Date, of the Secretary of State of the state of incorporation of the Company establishing that such corporation is in existence, has paid all franchise or similar taxes, if any, and, if applicable, otherwise is in good standing to transact business in its state of organization.

            (h) Certificates, dated within five (5) days of the Closing Date, of the Secretaries of State of the states in which the Company is qualified to do business, to the effect that such corporation is qualified to do business and, if applicable, is in good standing as a foreign corporation in each of such states.

            (i) An opinion of Company Counsel, dated the Closing Date, in the form and substance acceptable to Parent and Sub. In rendering such opinion, such counsel may rely upon certificates of public officers and, as to matters of fact, upon certificates of the stockholders, officers and directors of Company.

            (j)   A nonforeign affidavit, as such affidavit is referred to in
Section 1445(b)(2) of the Code, of each Stockholder, signed under a penalty of perjury and dated as of the Closing Date, to the effect that such Stockholder is a United States citizen or a resident alien (and thus not a foreign person) and providing such Stockholders' United States taxpayer identification number.

            (k) A Stockholder Employment Agreement between the Surviving Company and each Stockholder as requested by Parent in form and substance acceptable to Parent and Sub (the "Stockholder Employment Agreements"), duly
                                   ---------------------------------
executed by each such Stockholder.

            (l) A Stockholder Agreement between Parent and each Principal Stockholder in substantially the forms attached hereto as Exhibit A-1 and
                                                          -----------
Exhibit A-2 (the "Principal Stockholder Agreements"), duly executed by each such
-----------       --------------------------------
Stockholder.

            (m) A Stockholder Agreement between Parent and each Stockholder who is not a Principal Stockholder and each holder of Company Options in substantially the form attached hereto as Exhibit B (the "Non-Principal
                                          ---------       -------------
Stockholder Agreements"), duly executed by each such Stockholder and holder of
----------------------
Company Options.

            (n) The Relinquishment Agreement duly executed by each Stockholder and holder of Company Options.

            (o) A duly executed Waiver and Release from each employee of Company terminated after the date hereof, in form and substance satisfactory to Parent and Sub.

            (p) Such other instrument or instruments of transfer prepared by Parent as shall be necessary or appropriate, as Parent shall reasonably request, to carry out and effect the purpose and intent of this Agreement.

      7.02  Parent and Sub Deliveries. At the Closing, Parent and Sub shall
            -------------------------
deliver, or cause to be delivered, to the Company or appropriate Stockholder the following, all of which shall be in a form satisfactory to the Company:

            (a) Certificates representing the number of whole shares of Parent Common Stock that each Merger Stockholder has the right to receive pursuant to the provisions of Section 2.02, with the applicable legends as set forth herein.

            (b)   The Cash Consideration Initial Installment.

            (c)   The Articles of Merger duly executed by Sub.

            (d) A copy of resolutions of the Board of Directors of each of Parent and Sub and the resolutions of Parent as the stockholder of Sub authorizing the execution, delivery and performance of this Agreement and all related documents and agreements and consummation of the Merger, each certified by the Secretary of applicable corporation as being true and correct copies of the originals thereof subject to no modifications or amendments as of the Closing Date.

            (e) A certificate of the President of each of Parent and Sub, dated the Closing Date, as to the truth and correctness of the representations and warranties of Parent and Sub, respectively, contained herein on and as of the Closing Date.

            (f) A certificate of the President of each of Parent and Sub, dated the Closing Date, (i) as to the performance of and compliance in all material respects by Parent and Sub, respectively, with all covenants contained herein on and as of the Closing Date and (ii) certifying that all conditions precedent of Parent and Sub, respectively, to the Closing have been satisfied.

            (g) A certificate of the Secretary of each of Parent and Sub certifying as to the incumbency of the directors and officers of such corporation and as to the signatures of such directors and officers who have executed documents delivered at the Closing on behalf of that corporation.

            (h) Certificates, dated within five (5) days of the Closing Date, of the Secretary of State of the state of incorporation of Parent and Sub establishing that each such corporation is in existence, has paid all franchise or similar taxes, if any, and, if applicable, otherwise is in good standing to transact business in its state of organization.

            (i) Certificates, dated within five (5) days of the Closing Date, of the Secretaries of State of the states in which Parent is qualified to do business, to the effect that such corporation is qualified to do business and, if applicable, is in good standing as a foreign corporation in each of such states.

            (j) An opinion of Parent's Counsel, dated the Closing Date, in form and substance acceptable to the Company. In rendering such opinion, such counsel may rely upon certificates of public officers and, as to matters of fact, upon certificates of the respective stockholders, officers and directors of Parent and Sub.

            (k) The Stockholder Employment Agreements, duly executed by the Surviving Company.

            (l) The Principal Stockholder Agreements, duly executed by Parent and Sub.

            (m) The Non-Principal Stockholder Agreements, duly executed by Parent and Sub.

            (n)   The Relinquishment Agreement duly executed by Parent and Sub.

            (o) Such other instrument or instruments of transfer prepared by the Company as shall be necessary or appropriate, as the Company shall reasonably request, to carry out and effect the purpose and intent of this Agreement.

                                  ARTICLE VIII
                                   TERMINATION

      8.01  Termination of Agreement. The parties may terminate this Agreement
            ------------------------
prior to the Effective Time as provided below:

            (a) the parties may terminate this Agreement by mutual written consent;

            (b) any party may terminate this Agreement by giving written notice to the other parties upon the entry of any permanent injunction or other order of a court or other competent authority preventing the consummation of the Merger that has become final and nonappealable;

            (c) Parent may terminate this Agreement by giving written notice to Company if the Closing shall not have occurred on or before Required Date by reason of the failure of any condition precedent (unless the failure results primarily from a breach by Parent or Sub of any representation, warranty or covenant contained in this Agreement); and

            (d) Company may terminate this Agreement by giving written notice to Parent and Sub if the Closing shall not have occurred on or before the Required Date by reason of the failure of any condition precedent (unless the failure results primarily from a breach by Company of any representation, warranty or covenant contained in this Agreement).

      8.02  Effect of Termination. If any party terminates this Agreement
            ---------------------
pursuant to Section 8.01, all obligations of the parties hereunder shall terminate without any liability of any party to any other party (except for any liability of any party for breaches of this Agreement); provided that Sections
                                                                      --------
2.12, 2.14, 5.02, 5.05, and 5.06 and Article IX and all other rights and
--------------------------------     ----------
obligations of the parties which by their nature or by implication are intended to survive termination shall survive termination of this Agreement.

      8.03  Extension; Waiver. At any time prior the Effective Time, any party
            -----------------
may, to the extent legally allowed (i) extend the time for the performance of any of the obligations or other acts of the other parties; (ii) waive any inaccuracies in the representations and warranties made to such party contained herein or in any document delivered pursuant hereto; and (iii) waive compliance with any of the agreements or conditions for the benefit of such party contained herein. Any agreement on the part of a party to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party.

                                   ARTICLE IX
                            SURVIVAL; INDEMNIFICATION

      9.01  Survival.
            --------

            (a) Notwithstanding anything contained herein to the contrary, (i) the representations and warranties of Parent and Sub contained herein and in any and all exhibits, schedules, certificates, agreements, instruments and other documents delivered in connection with this Agreement shall survive the Closing until ninety (90) days after the Closing, except that the representations and warranties of Parent and Sub set forth in Section 4.07 shall survive indefinitely, and (ii) the representations and warranties of the Company and the Principal Stockholders contained herein and in any and all exhibits, schedules, certificates, agreements, instruments and other documents delivered in connection with this Agreement shall survive the Closing until the first anniversary of the Closing, except that (A) the representations and warranties of the Company and the Principal Stockholders set forth in Section 3.10 shall survive until such time as the applicable limitations period has run for all tax periods ended prior to the Closing, and (B) the representations and warranties of the Company and the Principal Stockholders set forth in Section 3.21 shall survive indefinitely; provided, however, that any such termination pursuant to
                      --------  -------
this sentence shall not terminate or limit in any manner whatsoever any liabilities that a party has or may have for knowing and intentional misrepresentations and breaches, including, without limitation, fraud, and willful misconduct. Notwithstanding the preceding sentence, any representation or warranty in respect of which indemnity may be sought hereunder shall survive the time at which it would otherwise terminate pursuant to the preceding sentence, if reasonably detailed written notice of the inaccuracy or breach thereof giving rise to such right to indemnity shall have been given to the party against whom such indemnity may be sought prior to such time.

            (b)   The obligations of the Principal Stockholders pursuant to
Section 9.02(a)(iv) shall survive Closing for a period of one (1) year; provided, however, that such obligations shall survive the time at which they
--------  -------
would otherwise terminate pursuant to the foregoing if reasonably detailed written notice of the events giving rise to such right to indemnity shall have been given to the party against whom such indemnity may be sought prior to such time.

            (c) The obligations of Parent pursuant to Section 9.02(c)(iii) shall survive Closing for a period of one (1) year; provided, however, that such
                                                    --------  -------
obligations shall survive the time at which they would otherwise terminate pursuant to the foregoing if reasonably detailed written notice of the events giving rise to such right to indemnity shall have been given to the party against whom such indemnity may be sought prior to such time.

      9.02  Indemnification.
            ---------------
            (a) From and after the Closing and subject to the terms and conditions contained herein, the Principal Stockholders agree to indemnify, defend and hold harmless, severally and jointly, Parent and its Affiliates, and their respective officers, directors, employees, representatives, agents and stockholders (collectively, "Parent Indemnitees") against and in respect of any
                             ------------------
and all losses, claims, demands, damages, liabilities, assessments, penalties, and reasonable costs and expenses, including reasonable legal fees and expenses (collectively, "Losses"), resulting or arising from or otherwise relating to (i) a breach of any representation or warranty of the Company or the Principal Stockholders set forth in this Agreement, (ii) any nonfulfillment of or failure to comply with any covenant of the Company or the Principal Stockholders set forth in this Agreement, (iii) any tax filing or return or payment made, or position taken, by the Company that any governmental authority challenges, and
(iv) Environmental Losses resulting or arising from or relating to any Pre-Closing Environmental Liabilities of the Company or the failure of the Company to have obtained any authorization, consent, order, approval, or notification required under Environmental Laws prior to the Closing.

            (b) From and after the Closing and subject to the terms and conditions contained herein, each Principal Stockholder agrees to indemnify, defend and hold harmless, severally and not jointly, the Parent Indemnitees against and in respect of any and all Losses resulting or arising from or otherwise relating to (i) a breach of any representation or warranty of such Principal Stockholder set forth in his or her Stockholder Agreement, and (ii) any nonfulfillment of or failure to comply with any covenant of the such Principal Stockholder set forth in his or her Stockholder Agreement.

            (c) From and after the Closing and subject to the terms and conditions contained herein, Parent shall indemnify, defend and hold harmless the Stockholders, and their respective Affiliates, representatives, and agents (the "Stockholder Indemnitees") against and in respect of any and all Losses
      -----------------------
resulting or arising from or otherwise relating to (i) a breach of any representation or warranty of Parent or Sub set forth in this Agreement, (ii) any nonfulfillment of or failure to comply with any covenant of Parent or Sub set forth in this Agreement, and (iii) Environmental Losses resulting or arising from or relating to any Pre-Closing Environmental Liabilities of Parent or the failure of Parent to have obtained any authorization, consent, order, approval, or notification required under Environmental Laws prior to the Closing.

      9.03  Procedures; No Waiver. The respective rights and obligations of the
            ---------------------
parties and the other indemnitees under this Article IX shall be subject to the following terms and conditions:

            (a) Any Person seeking indemnification pursuant to this Article IX (an "Indemnified Party") agrees to give prompt notice to the party against whom indemnification is sought (an "Indemnifying Party"), of the assertion of any claim, or the commencement of any suit, action or proceeding in respect of which indemnity may be sought under this Agreement ("Claim Notice"). The Claim Notice
                                               ------------
shall include: (i) a good faith estimate of the reasonably foreseeable amount of the claimed Losses; and (ii) a reasonably detailed description of the facts, circumstances or events giving rise to the claimed Losses. In the event of any suit, action or proceeding, the Indemnified Party shall give the Claim Notice, together with a copy of such claim, process or other legal pleading, to the Indemnifying Party within fourteen (14) days (or such earlier time as might be required to avoid prejudicing the Indemnifying Party's position) after receipt of notice of commencement of such suit, action or proceeding. Failure of the Indemnified Party to give such notice will not reduce or relieve the Indemnifying Party of liability hereunder unless and to the extent that the Indemnifying Party was precluded from or prejudiced in defending such suit, action or proceeding as a result of the failure of the Indemnified Party to give timely notice.

            (b) Within fifteen (15) business days of receipt of the Claim Notice, the Indemnifying Party shall deliver written notice to the Indemnified Party, accepting or challenging all or part of the claimed Losses (the "Response
                                                                        --------
Notice"), which shall include reasonable detail on the grounds for any denial
------
contained therein. The failure of the Indemnifying Party to deliver a Response Notice within such time shall constitute a complete acceptance of the claimed Losses. In the event the Response Notice contains a complete or partial denial of the claimed Losses, either party shall have the right to commence arbitration procedures upon notice delivered to the other (the "Arbitration Notice"). The
                                                    ------------------
party commencing arbitration shall be referred to herein as the "Initiating
                                                                 ----------
Party," and the party receiving such notice shall be referred to herein as the
-----
"Other Party." The Arbitration Notice shall state the name and address of an
 -----------
arbitrator (the "First Arbitrator") selected by the Initiating Party from the
                 ----------------
National Panel of Commercial Arbitrators (the "NPCA") maintained by the American
                                               ----
Arbitration Association (the "AAA"). The Other Party shall promptly, but in any
                              ---
event within seven days of the delivery of such notice (the "Selection Period"),
                                                             ----------------
deliver notice to the Initiating Party and the First Arbitrator stating the name and address of an arbitrator (the "Second Arbitrator") selected by the Other
                                   -----------------
Party from the NPCA. The First Arbitrator and the Second Arbitrator shall select a third arbitrator (the "Third Arbitrator") mutually acceptable to them from the
                         ----------------
NPCA; provided that if the First Arbitrator and the Second Arbitrator cannot agree on a mutually acceptable Third Arbitrator within seven days of the end of the Selection Period or if the Other Party fails to deliver timely notice in accordance with the immediately preceding sentence, then the AAA shall appoint from the NPCA one or two additional arbitrators, as necessary, such that the total number of arbitrators shall be three. Any arbitrator selected by a Party or the NPCA pursuant to this Section 8.03(b) shall be independent of Parent, the Company and the Principal Stockholders. The arbitrators selected in accordance with the preceding provision (the "Panel") shall be empowered to, but only to, determine the amount of Losses, if any, that the Indemnifying Party is liable for to the Indemnified Party hereunder. Each determination of the Panel shall be made in writing by a majority of the Panel (a "Determination"). Proceedings
                                               -------------
before the Panel shall be conducted pursuant to the AAA Commercial Arbitration Rules and the Expedited Procedures therein. The Panel shall meet in Dallas, Texas and such other locations as the Panel in its sole discretion determines. The Parent and Principal Stockholders agree that the scope of such arbitration, and the sole authority of the Panel, shall be as set forth above, and that the Panel shall have no authority to make any other determination or fashion any remedy or issue any relief. The arbitrator's award shall be final and binding on the parties hereto and enforceable in any court of competent jurisdiction. The cost of such arbitration shall be borne equally by Parent and the Principal Stockholders, and each party shall pay its own legal costs. The parties agree that all claims and disputes arising out of or relating to the amount of Losses for which a party is liable under this Article IX shall be resolved by the foregoing procedure.

            (c) The Indemnified Party shall have the right to contest, defend and litigate any claim, action, suit or proceeding by any third party alleged or asserted against it arising out of any matter in respect of which it is entitled to be indemnified hereunder, and the reasonable costs and expenses thereof (including reasonable attorneys' fees and expert witness fees) shall be subject to the said indemnity. The Indemnifying Party shall cooperate with and provide reasonable assistance to the Indemnified Party in connection with such claim, action, suit or proceeding, and the Indemnified Party shall keep the Indemnifying Party informed as to the status and progress of such claim, action, suit or proceeding. The Indemnifying Party may, and at the request of the Indemnified Party shall, participate in any such action, suit or proceeding at its own expense.

            (d) No waiver of a closing condition by Parent or the Company on behalf of the Principal Stockholders shall limit their respective rights under this Article IX.

      9.04  Tax Effect. The total amount of any indemnity payments owed by a
            ----------
party to another Person under this Agreement shall be reduced by any correlative tax benefit received by the Person to be indemnified and reduced by any correlative tax detriment to the Person to be indemnified.

      9.05  Limitation on Liability; Indemnification Limitations.
            ----------------------------------------------------
Notwithstanding anything contained herein to the contrary, (a) no party shall be liable to another Person for any breach of a representation or warranty hereunder, whether pursuant to this Article IX or otherwise, unless the Person seeking indemnification or otherwise making a claim delivers a Claim Notice therefor to the party against whom indemnification is sought or such claim is made within the time limit set forth in Section 9.01(a), (b) the Principal Stockholders shall not be liable to another Person pursuant to Section 9.02(a)(iv) unless the Person seeking indemnification or otherwise making a claim delivers a Claim Notice therefor to the party against whom indemnification is sought or such claim is made within the time limit set forth in Section 9.01(b), (c) Parent shall not be liable to another Person pursuant to Section 9.02(c)(iii) unless the Person seeking indemnification or otherwise making a claim delivers a Claim Notice therefor to the party against whom indemnification is sought or such claim is made within the time limit set forth in Section 9.01(c), (d) the aggregate liability of each Principal Stockholder for indemnification hereunder shall not exceed the aggregate value of the Stock Consideration received by such Principal Stockholder (as determined at the time of Closing), and (iii) the aggregate liability of Parent for indemnification hereunder shall not exceed One Million Dollars ($1,000,000).

                                   ARTICLE X
                                 MISCELLANEOUS

      10.01 Notices. Any notice, request, instruction or other document to be
            -------
given hereunder by any party hereto to any other party must be in writing to be effective and shall be sufficiently given if delivered in person, sent by telex or telecopier, sent by reputable express overnight courier service or sent by registered or certified mail, postage prepaid, as follows:

         if to Parent, Sub or the Surviving Company, to:

                  DTVN Holdings, Inc.
                  635 West Campbell Road, Suite 130
                  Richardson, TX 75080
                  Telecopy: 972-783-2573
                  Attention: Hugh Simpson

                  and

                  DTVN Holdings, Inc.
                  635 West Campbell Road, Suite 130
                  Richardson, TX 75080
                  Telecopy: 972-783-2573
                  Attention: Mike Donohoe, Esq.

         if to Company, to:

                  Video Intelligence, Inc.
                  310 West Biddle Street
                  West Chester, PA 19380
                  Telecopy: 610-738-4802
                  Attention: Philip O'Reilly

                  with a copy to:

                  Reed Smith LLP
                  2500 One Liberty Place
                  1650 Market Street
                  Philadelphia, Pennsylvania 19103
                  Telecopy:  (215) 851-1420
                  Attention: Steven C. Robbins, Esq.

or at such other address for a party as shall be specified by like notice. Any notice which is delivered personally in the manner provided herein shall be deemed to have been duly given to the party to whom it is directed upon actual receipt by such party (or its agent for notices hereunder). Any notice which is addressed and mailed in the manner herein provided shall be conclusively presumed to have been duly given to the party to which it is addressed at the close of business, local time of the recipient, on the fourth day after the day it is so placed in the mail. Any notice which is telexed or telecopied in the manner provided herein shall be conclusively presumed to have been duly given to the party to whom it is directed on the day transmitted (with confirmation of receipt) if transmitted during the recipient's normal business hours, or if not transmitted during the recipient's normal business hours, on the next business day after the day transmitted (with confirmation of receipt). Any notice which is sent by reputable express overnight courier service in the manner provided herein shall be conclusively presumed to have been duly given to the party to which it is addressed when actually received.

      10.02 Amendments; No Waivers. No amendment, modification or alteration of
            ----------------------
the terms or provisions of this Agreement shall be binding unless the same shall be in writing and duly executed by the parties hereto, except that any of the terms or provisions of this Agreement may be waived in writing at any time by the party which is entitled to the benefits of such waived terms or provisions. No waiver of any of the provisions of this Agreement shall be deemed to or shall constitute a waiver of any other provision hereof (whether or not similar). No delay on the part of either party in exercising any right, power or privilege hereunder shall operate as a waiver thereof.

      10.03 Expenses. All fees and expenses incurred by the Company in
            --------
connection with the Merger and any subsequent securities filings by a Stockholder required as a result of the Merger, including the fee payable to Reed Smith LLP, shall be paid by the Surviving Company. All fees and expenses of Parent and Sub incurred in connection with the Merger shall be paid by Parent.

      10.04 Successors and Assigns. The provisions of this Agreement shall be
            ----------------------
binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

      10.05 Parties In Interest; No Third Party Beneficiaries. Except as
            -------------------------------------------------
otherwise provided herein, the terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective heirs, legal representatives, successors and assigns of the parties hereto. Neither this Agreement nor any other agreement contemplated hereby shall be deemed to confer upon any person not a party hereto or thereto any rights or remedies hereunder or thereunder.

      10.06 Assignment. Neither this Agreement nor any right created hereby or
            ----------
in any agreement entered into in connection with the transactions contemplated hereby shall be assignable by any party hereto, except with the prior written consent of the other parties hereto.

      10.07 Governing Law. This Agreement, and the rights and obligations of the
            -------------
parties under or pursuant to this Agreement, shall be interpreted and construed according to the substantive laws of the State of Texas (without regard to the application of choice of law rules of Texas or any other jurisdiction that would direct the application of the laws of a different jurisdiction).

      10.08 Counterparts; Effectiveness. This Agreement may be signed in any
            ---------------------------
number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Agreement shall become effective when each party hereto shall have received a counterpart hereof signed by the other party hereto.

      10.09 Entire Agreement. This Agreement and the Documents contemplated
            ----------------
hereby constitute the entire agreement between the parties with respect to the subject matter hereof and, except as expressly provided herein, supersede all prior agreements, understandings and negotiations, both written and oral, between the parties with respect to the subject matter of this Agreement. No representation, inducement, promise, understanding, condition or warranty not set forth herein has been made or relied upon by either party hereto. Neither this Agreement nor any provision hereof is intended to confer upon any Person other than the parties hereto any rights or remedies hereunder.

      10.10 Captions. The captions herein are included for convenience of
            --------
reference only and shall be ignored in the construction or interpretation hereof.

      10.11 Severability. If any provision of this Agreement is invalid, illegal
            ------------
or incapable of being enforced by any rule of law or public policy, all other provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transaction contemplated hereby is not affected in any manner adverse to any party. Upon such determination that any provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner to the end that the transactions contemplated hereby are fulfilled.

      10.12 Enforcement. The parties hereto agree that in the event that the
            -----------
remedy at law for any breach of this Agreement is inadequate, this provision relating to such breach shall be enforceable in a court of equity by an injunction or a decree of specific performance. Such remedies shall, however, be cumulative and nonexclusive, and shall be in addition to any other remedies which the parties hereto may have.

      10.13 Public Announcements. Each party shall consult with other party
            --------------------
before issuing any press release or making any public statement with respect to this Agreement or the transactions contemplated hereby and will not issue any such press release or make any such public statement prior to such consultation and approval by such other party.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and year first above written.

                                DTVN HOLDINGS, INC.


                                By:  /s/ Hugh Simpson
                                   ---------------------------------------------
                                     Hugh Simpson,
                                     Chief Executive Officer and President


                                VIDEOS INTELLIGENCE, INC.


                                By:  /s/ Hugh Simpson
                                   ---------------------------------------------
                                     Hugh Simpson,
                                     Chief Executive Officer and President


                                VIDEO INTELLIGENCE, INC.


                                By:  /s/ Philip O'Reilly
                                   ---------------------------------------------
                                     Philip O'Reilly,
                                     President


                                   PRINCIPAL STOCKHOLDERS:

                                   /s/ Philip O'Reilly
                                   ---------------------------------------------
                                   Philip O'Reilly

                                   /s/ Roger Vergin
                                   ---------------------------------------------
                                   Roger Vergin

                                   /s/ Bruce Hawkins
                                   ---------------------------------------------
                                   Bruce Hawkins

                                   /s/ Bryan Morriss
                                   ---------------------------------------------
                                   Bryan Morriss

                                  SCHEDULE I


                                  DEFINITIONS

         The following terms, as used in this Agreement, shall have the meanings set forth below (such meanings to be equally applicable to both the singular and plural forms of the terms defined) meanings:

         "Affiliate" means: (a) with respect to an individual, any member of
          ---------
such person's family; (b) with respect to an entity, any officer, director, stockholder, partner or investor of or in such entity or of or in any Affiliate of such entity; and (c) with respect to an entity, any person or entity which directly or indirectly, through one or more intermediaries, Controls, is Controlled by, or is under common Control with such person or entity.

         "Articles of Merger" means the Articles of Merger to be filed with the
          ------------------
Secretary of State of the Commonwealth of Pennsylvania on the Closing Date in form and substance required by applicable law and acceptable to the parties hereto.

         "Closing Date" means the date of the Closing.
          ------------

         "Code" means the Internal Revenue Code of 1986, as amended.
          ----

         "Company Counsel" means the law firm of Reed Smith LLP.
          ---------------

         "Contract" means any concurrence of understanding and intention between
          --------
two or more persons (or entities) with respect to their relative rights and/or obligations or with respect to a thing done or to be done (whether or not conditional, executory, express, implied, in writing or meeting the requirements of contract), including, without limitation, contracts, leases, promissory notes, covenants, easements, rights of way, covenants, commitments, arrangements and understandings.

         "Control" means possession, directly or indirectly, of power to direct
          -------
or cause the direction of management or policies (whether through ownership of voting securities, by Contract or otherwise).

         "DOL" means the Department of Labor or its successors.
          ---

         "Documents" means any paper or other material (including, without
          ---------
limitation, computer storage media) on which is recorded (by letters, numbers or other marks) information that may be evidentially used, including, without limitation, legal opinions, mortgages, indentures, notes, instruments, leases, Contracts, insurance policies, reports, studies, financial statements (including, without limitation, the notes thereto), other written financial information, schedules, certificates, charts, maps, plans, photographs, letters, memoranda and all similar materials.

         "Encumbrance" means, with respect to any asset, any mortgage, lien,
          -----------
pledge, encumbrance, security interest, deed of trust, order, decree, judgment, charge, or any other type of arrangement that has the effect of creating a security interest in respect of such assets, except for landlord's liens, mechanic's liens, or other liens which singly or in the aggregate would not have a Material Adverse Effect.

         "Environmental Laws" means any Laws (including without limitation, the
          ------------------
Comprehensive Environmental Response, Compensation, and Liability Act), now or hereafter in effect relating to the generation, production, installation, use, storage, treatment, transportation, release, threatened release, or disposal of Hazardous Materials, noise control, or the protection of human health, safety, natural resources, animal health or welfare, or the environment.

         "Environmental Losses" shall mean the amount of all claims, losses,
          --------------------
settlements, fines, liabilities, damages, deficiencies, costs, and expenses, including, without limitation, losses resulting from defense, settlement and/or compromise of a claim and/or demand and/or assessment, reasonable attorneys', accountants', and expert witnesses' fees, interest, penalties, costs and expenses of investigation, and the costs and expenses of enforcing the indemnification provided by Section 9.02 of this Agreement for Environmental Losses suffered, sustained, asserted against, incurred or required to be paid by law by any Indemnified Party, and whether known or unknown, foreseen or unforeseen, contingent or otherwise, fixed or absolute, present or future.

         "ERISA" means the Employee Retirement Income Security Act of 1974, as
          -----
amended, and all Laws promulgated pursuant thereto or in connection therewith.

         "ESOP" means an "employee stock ownership plan" as such term is defined
          ----
in Section 407(d)(6) of ERISA or Section 4975(e)(7) of the Code.

         "Furnished" means supplied, delivered or provided in any way.
          ---------
         "Hazardous Materials" means any wastes, substances, radiation, or
          -------------------
materials (whether solids, liquids or gases) which are subject to regulation under any Environmental Laws; (iii) the presence of which on the Real Property cause or threaten to cause a nuisance pursuant to applicable statutory or common law upon the Real Property or to adjacent properties; (iv) without limitation, which contain polychlorinated biphenyls (PCBs), asbestos, lead-based paints, urea-formaldehyde foam insulation, and petroleum or petroleum products (including, without limitation, crude oil or any fraction thereof) or (iv) which pose a hazard to human health, safety, natural resources, industrial hygiene, or the environment, or an impediment to working conditions.

         "Intellectual Property" means all franchises, patents, patent
          ---------------------
qualifications, trademarks, service marks, trade names, trade styles, brands, private labels, copyrights, know-how, processes, formulae, computer software, industrial designs and drawings, and general intangibles and intellectual property rights of a like nature; all trade secrets, registrations, licenses, applications, rights and filings with respect to the foregoing; and all reissues, extensions and renewals thereof.

         "Laws" means all foreign, federal, state and local statutes, laws,
          ----
ordinances, regulations, rules, resolutions, orders, determinations, writs, injunctions, awards (including, without limitation, awards of any arbitrator), judgments and decrees applicable to the specified persons or entities and to the businesses and assets thereof (including, without limitation, Laws relating to securities registration and regulation; the sale, leasing, ownership or management of real property; employment practices, terms and conditions, and wages and hours; building standards, land use and zoning; safety, health and fire prevention; and environmental protection).

         "Material Adverse Change" means a material adverse change in the
          -----------------------
business, assets, condition (financial or otherwise), results of operations or prospects of the Company or Parent, as the case may be, and any subsidiaries, taken as a whole.

         "Material Adverse Effect" means a material adverse effect on the
          -----------------------
business, assets, condition (financial or otherwise), results of operations or prospects of the Company or Parent, as the case may be, and any subsidiaries, taken as a whole.

         "Material Assets" means any asset having a value equal to or in excess
          ---------------
of $10,000, or assets having an aggregate value in excess of $50,000.

         "Multiemployer Plan" means a "multiemployer plan" as such term is
          ------------------
defined in Section 3(37) of ERISA.

         "Merger" means the merger of the Company with and into Sub.
          ------

         "Option Exchange Ratio" means 7.376.
          ---------------------

         "Ordinary Course of Business" means ordinary course of business
          ---------------------------
consistent with past practices.

         "Other Arrangement" means a benefit program or practice providing for
          -----------------
bonuses, incentive compensation, vacation pay, severance pay, insurance, restricted stock, stock options, employee discounts, company cars, tuition reimbursement or any other perquisite or benefit (including, without limitation, any fringe benefit under Section 132 of the Code) to employees, officers or independent contractors that is not a Plan.

         "Pension Plan" means an "employee pension benefit plan" as such term is
          ------------
defined in Section 3(2) of ERISA.

         "Person" means any individual, partnership, joint venture, corporation,
          ------
trust, unincorporated organization, government or department or agency of a government, or other entity or organization.

         "Plan" means any plan, program or arrangement, whether or not written,
          ----
that is or was an "employee benefit plan" as such term is defined in Section 3(3) of ERISA and (a) which was or is established or maintained by the Company or any Subsidiary; (b) to which the Company or any Subsidiary contributed or was obligated to contribute or to fund or provide benefits; or (c) which provides or promises benefits to any person who performs or who has performed services for the Company or any Subsidiary and because of those services is or has been (i) a participant therein or (ii) entitled to benefits thereunder.

         "Pre-Closing Environmental Liability" or "Pre-Closing Environmental
          -----------------------------------      -------------------------
Liabilities" means, regardless of whether any of the following are contained in
-----------
any disclosure schedule to this Agreement or otherwise disclosed to the Company or Parent prior to Closing, any and all Environmental Losses arising out of or related to (a) the presence, release, threat of release, management or exposure to the extent occurring prior to the Closing Date (and the migration thereof, regardless of when such migration occurs, and the post-Closing consequences of such presence, release, threatened release, management, or exposure) of or to Hazardous Materials at, on, in or under any of the property of the Company or the Parent, as the case may be, or any property previously owned, operated, or leased by the Company or the Parent, or any of their Affiliates or predecessors or in connection with the operation of their respective businesses, on-site or off-site; (b) arising from the pre-Closing off-site transportation, storage, treatment, recycling, or release (including disposal) of Hazardous Materials managed or released by the Company or the Parent or any of their Affiliates or predecessors or in connection with the operation of their respective businesses; or (c) any violation of any Environmental Law to the extent existing as of the Closing Date or related to conditions existing as of the Closing Date.

         "Qualified Plan" means a Pension Plan that satisfies, or is intended by
          --------------
the Company to satisfy, the requirements for tax qualification described in
Section 401 of the Code.

         "Real Property" means any real property currently operated or leased,
          -------------
or formerly owned, operated, or leased, by a Party hereto.

         "Relinquishment Agreement" means the Relinquishment Agreement to be
          ------------------------
entered into among Parent and the Stockholders at the Closing in substantially the form attached hereto as Exhibit H.

         "Required Date" means April 12, 2001, or such other date as Parent and
          -------------
the Company may mutually agree.

         "Securities Act" means the U.S. Securities Act of 1933, as amended.
          --------------

         "Securities Exchange Act" means the U.S. Securities Exchange Act of
          -----------------------
1934, as amended.

         "Stock Consideration" means the shares of Parent Common Stock to be
          -------------------
received by the Merger Stockholders pursuant to the Merger in accordance with
Section 2.02.

         "Stockholder Agreements" means the Principal Stockholder Agreements and
          ----------------------
the Non-Principal Stockholder Agreements.

         "Stockholders" means the stockholders of the Company as identified in
          ------------
the Company Disclosure Schedule, which stockholders hold beneficially and of record all of the issued and outstanding Company Common Stock.

         "Tax Authority" means any governmental authority (domestic or foreign)
          -------------
responsible for the imposition of any Tax.

         "Tax Returns" means all returns, declarations, reports, claims for
          -----------
refund, information statements and other documents relating to Taxes, including all schedules and attachments thereto, and including all amendments thereof, and the term "Tax Return" means any one of the foregoing Tax Returns.

         "Taxes" means all federal, state, local, foreign net income,
          -----
alternative or add-on minimum tax, estimated, gross income, gross receipts, sales, use, ad valorem, value added, transfer, franchise, capital, paid-up capital, greenmail, profits, lease, service, license, withholding, payroll, employment, excise, severance, stamp, occupation, premium, property, environmental or windfall profit taxes, customs, duties and other taxes, governmental fees and other like assessments and charges of any kind whatsoever, together with all interest, penalties, additions to tax and additional amounts with respect thereto, and the term "Tax" means any one of the foregoing Taxes.

         "Welfare Plan" means an "employee welfare benefit plan" as such term is
          ------------
defined in Section 3(1) of ERISA.

                                   EXHIBIT A-1
                                   -----------

                     FORM OF PRINCIPAL STOCKHOLDER AGREEMENT


                         PRINCIPAL STOCKHOLDER AGREEMENT

         THIS PRINCIPAL STOCKHOLDER AGREEMENT (the "Agreement") dated as of
                                                    ---------
April 12, 2001 is made by and among DTVN Holdings, Inc., a Delaware corporation (the "Company"), Videos Intelligence, Inc., a Pennsylvania corporation and
      -------
wholly-owned subsidiary of the Company ("Sub"), and ______________ (the
                                         ---
"Stockholder").
 -----------

                                  WITNESSETH:

         WHEREAS, pursuant to that certain Agreement and Plan of Merger, dated April 12, 2001, by and among the Company, Sub, Video Intelligence, Inc., a Pennsylvania corporation ("Video Intelligence"), and the stockholders named
                           ------------------
therein (the "Merger Agreement"), Video Intelligence will be merged with and
              ----------------
into Sub (the "Merger"), and upon consummation of the Merger, Video Intelligence
               ------
will cease to exist and Sub will be the surviving corporation (the "Surviving
                                                                    ---------
Company");
-------

         WHEREAS, upon consummation of the Merger, the Stockholder will own shares of the common stock, par value $0.001 per share, of the Company ("Common
                                                                         ------
Stock") and an option to purchase shares of Common Stock (the "Option") as set
-----                                                          ------
forth in the Merger Agreement; and

         WHEREAS, it is a condition to the Company's and Sub's obligations to consummate the transactions contemplated by the Merger Agreement that the Stockholder execute and deliver this Agreement;

         NOW, THEREFORE, in consideration of the foregoing premises and other valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Stockholder, the Company and Sub do hereby agree as follows:

                                    ARTICLE I
                                   DEFINITIONS

         1.01  Defined Terms. Each term used herein with its initial letter
               -------------
capitalized and not otherwise defined herein shall have the meaning set forth below:

         "Closing Date" shall mean the date on which the Merger is consummated.
          ------------

         "Disposition" means any sale, assignment, gift, pledge, mortgage,
          -----------
hypothecation, transfer or other disposition or encumbrance of all or any part of the rights and incidents of ownership of Common Stock, including the right to vote, and the right to possession of Common Stock as collateral for indebtedness, whether such transfer is outright or conditional, or for or without consideration.

         "Exchange Act" means the Securities Exchange Act of 1934, as amended,
          ------------
or any similar federal statute and the rules and regulations of the Securities and Exchange Commission thereunder, all as the same shall be in effect at the time.

         "Person" means any natural person, corporation, joint venture,
          ------
partnership, limited partnership, limited liability company, trust, unincorporated organization, government or department or agency of a government, or other entity or organization.

         "Relinquishment Agreement" means the Relinquishment Agreement, dated of
          ------------------------
even date herewith, among the Company, Sub and the stockholders of the Company named therein.

         "Securities Act" means the Securities Act of 1933, as amended, or any
          --------------
similar federal statute and the rules and regulations of the Securities and Exchange Commission thereunder, all as the same shall be in effect at the time.

         "Stock" means, collectively, the shares of Common Stock received by the
          -----
Stockholder pursuant to the Merger and the shares of Common Stock acquired by the Stockholder from time to time upon exercise of the Option.

         "Video Intelligence Stock" means the common stock, par value $0.01 per
          ------------------------
share, of Video Intelligence.

                                   ARTICLE II
                         REPRESENTATIONS AND WARRANTIES

         The Stockholder hereby represents, warrants and covenants to the Company and Sub as follows as of the date hereof and as of each date that the Stockholder acquires any Stock as if made on each such date:

         2.01. Investment Purpose. The Stockholder is acquiring and will hold
               ------------------
the Stock for investment for his or her account only. The Stockholder is not acquiring the Stock with the intention of dividing or allowing others to participate in this investment or with a view to, or for resale in connection with, directly or indirectly, a "distribution" of the Stock within the meaning of the Securities Act.

         2.02. Residence of Stockholder. The Stockholder is a resident of the
               ------------------------
state shown in Stockholder's address below. The Stockholder shall promptly inform the Company in writing if the Stockholder's residence changes prior to receipt of any of the Stock. The Stockholder will be the sole party in interest as to the Stock.

         2.03. No Registration. The Stockholder understands that the issuance of
               ---------------
the Stock has not been registered under the Securities Act or the securities laws of any state or other jurisdiction, and that he or she must bear the economic risk of this investment for an indefinite period of time. The Stockholder has been advised that the Stock is not being registered under the Securities Act upon the basis that the transactions involving its sale are exempt from such registration requirements and that reliance by the Company and the Sub on such exemption is predicated in part on Stockholder's representations set forth in this Agreement. The Stockholder acknowledges that the Company and the Sub make no representation or warranty of any kind concerning the Stockholder's ability to offer or sell the Stock in a public offering or otherwise, and that the Company and Sub are under no obligation to register the Stock. The Stockholder further understands that the Company and Sub make no representation or warranty regarding the fulfillment in the future of any reporting requirements under the Exchange Act or the dissemination to the public of any current financial or other information concerning the Company, as may be required as a condition for the unregistered resale of restricted securities.

         2.04. Economic Risk. The Stockholder acknowledges that his or her
               -------------
investment in the Company is a speculative investment that has limited liquidity and is subject to the risk of complete loss. The Stockholder is able to bear the economic risk of losing the Stockholder's entire investment in the Company, which is not disproportionate to the Stockholder's net worth, without impairing his or her financial condition. The Stockholder has adequate means of providing for the Stockholder's current needs and personal contingencies, if any, without regard to the investment in the Company.

         2.05. No Outside Representations and Warranties. Except for those
               -----------------------------------------
representations and warranties made by the Company and Sub in the Merger Agreement, no oral or written representations or warranties have been made to the Stockholder in connection with the Stockholder's purchase of any of the Stock.

         2.06. Accredited Investor Status. The Stockholder is an "accredited
               --------------------------
investor" as defined in Rule 501(a) under the Securities Act.

         2.07. Informed Investment Decision. To the extent the Stockholder has
               ----------------------------
deemed necessary, the Stockholder has consulted with his or her attorney, financial advisors and others regarding all financial, securities and tax aspects of the investment in the Company and the acquisition of the Stock, this Agreement, the Merger and all documents relating thereto on Stockholder's behalf. The Stockholder and his or her advisors have sufficient knowledge and experience in business and financial matters to evaluate the Company, to evaluate the risks and merits of an investment in the Company and the acquisition of the Stock, to make an informed investment decision with respect thereto, and to protect Stockholder's interest in connection therewith and this Agreement. The Stockholder and his or her advisors have had an opportunity to ask questions of and to receive answers from the officers of the Company and Sub, and have had access to such additional information as the Stockholder and his or her advisors consider necessary or appropriate for deciding whether to invest in the Company and acquire the Stock. All such materials and information requested by the Stockholder and his or her advisors have been made available and examined by the Stockholder or his or her advisors.

         2.08. Receipt of Disclosure Documents. The Stockholder acknowledges
               -------------------------------
that he or she has received and reviewed (a) this Agreement, (b) the Merger Agreement and (c) the documents described on Exhibit A hereto.
             ---------

         2.09. Validity; Stockholder's Capacity. This Agreement, the
               --------------------------------
Relinquishment Agreement, the Employment Agreement between the Stockholder and the Surviving Company, and each other agreement executed by the Stockholder in connection with the Merger have been duly executed and delivered by the Stockholder and constitute legal, valid and binding obligations of the Stockholder, enforceable against the Stockholder in accordance with their respective terms, except as may be limited by applicable bankruptcy, insolvency or similar laws affecting creditors' rights generally or the availability of equitable remedies. The Stockholder has legal capacity to enter into and perform this Agreement, the Relinquishment Agreement, the Employment Agreement between the Stockholder and the Surviving Company, and each other agreement executed by the Stockholder in connection with the Merger.

         2.10. No Violation. Neither the execution, delivery or performance of
               ------------
this Agreement, the Relinquishment Agreement, the Employment Agreement between the Stockholder and the Surviving Company, and each other agreement executed by the Stockholder in connection with the Merger, nor the consummation of the transactions contemplated hereby or thereby, will conflict with, or result in a violation or breach of the terms, conditions or provisions of, or constitute a default under, any agreement, indenture or other instrument under which the Stockholder is bound or to which any of his or her shares of Video Intelligence Stock are subject, or result in the creation or imposition of any security interest, lien, charge or encumbrance upon any of his or her shares of Video Intelligence Stock.

                                   ARTICLE III
                         RESTRICTIONS ON TRANSFERABILITY

         3.01. Compliance with Law. The Stockholder agrees that he or she will
               -------------------
not make any Disposition of the Stock in violation of the Securities Act or the Exchange Act, including Rule 144 under the Securities Act, or the securities laws, rules and regulations of any state or other jurisdiction. The Stockholder agrees that he or she will not make any Disposition of the Stock unless and until he or she has provided the Company with a legal opinion or other written assurances, in form and substance satisfactory to the Company, (a) that the proposed Disposition does not require registration under the Securities Act as a result of an exemption therefrom and that all appropriate action necessary for compliance with such exemption from registration under the Securities Act has been taken, or that the proposed Disposition requires registration under the Securities Act and that all appropriate action necessary for compliance with such registration requirements have been taken, (b) that the proposed Disposition does not require registration under the securities laws of any applicable state or other jurisdiction as a result of an exemption therefrom and that all appropriate action necessary for compliance with such exemption from registration under the applicable securities laws has been taken, or that the proposed Disposition requires registration under the securities laws of the applicable state(s) or jurisdiction(s) and that all appropriate action necessary for compliance with such registration requirements have been taken, and (c) that the proposed Disposition will not be in violation of the Securities Act or the Exchange Act, or the securities laws, rules and regulations of any applicable state or other jurisdiction. Upon acceptance of the legal opinion or other written assurances by the Company, the Stockholder may make the proposed Disposition as described therein, subject to the other terms and conditions of this Agreement and the Relinquishment Agreement.

         3.02.    Restriction on Transfer.
                  -----------------------

         (a) The Stockholder agrees that he or she will not make any Disposition of any shares of Common Stock that the Stockholder holds now or in the future for a period of ninety (90) days after the Stockholder acquires such shares. Furthermore, all shares of Common Stock held by the Stockholder shall be subject to the following restrictions:

                  (i) Commencing on the 91st day after the Closing Date and thereafter, the Stockholder may consummate one or more Dispositions of up to an aggregate of thirty-three percent (33%) of the Common Stock held by the Stockholder as of the 91st day after the Closing Date, subject to the volume limitations set forth below.

                  (ii) Commencing on the 181st day after the Closing Date and thereafter, the Stockholder may consummate one or more Dispositions of up to an aggregate of sixty-six percent (66%) of the Common Stock held by the Stockholder as of the 91st day after the Closing Date, subject to the volume limitations set forth below.

                  (iii) Commencing on the 271st day after the Closing Date and thereafter, the Stockholder may consummate one or more Dispositions of all of the Common Stock held by the Stockholder from time to time, subject to the volume limitations set forth below.

         (b) All Dispositions of Common Stock by the Stockholder shall be subject to the following volume limitations:

                  (i) The amount of Common Stock disposed of on any day shall not exceed two (2) times the average daily reported volume of trading in the Common Stock on all national securities exchanges and/or reported through the automated quotation system of a registered securities association during the four (4) calendar weeks preceding the day on which such Disposition is consummated; and

                  (ii) The amount of Common Stock disposed of, together with all other shares of Common Stock disposed of by the Stockholder within the preceding one (1) month, shall not exceed the average weekly reported volume of trading in the Common Stock on all national securities exchanges and/or reported through the automated quotation system of a registered securities association during the four (4) calendar weeks preceding the day on which such Disposition is consummated.

         (c)      The restrictions contained in the preceding paragraphs (a) and
(b) shall not apply to (i) a Disposition under the Stockholder's will or pursuant to the laws of descent and distribution, or (ii) a gift by the Stockholder to an immediate family member (i.e., a spouse, child, parent, grandparent or sibling) or a family trust for the benefit of immediate family member(s), so long as, in each case, the transferee(s) deliver to the Company and the Surviving

Company an executed written instrument agreeing to be bound by the terms of this Agreement as if such transferee(s) were the Stockholder.

         (d) The restrictions on transfer of shares of Common Stock contained in this Section 3.02 shall be in addition to any other restrictions on transfer of Common Stock held by the Stockholder under this Agreement, the Relinquishment Agreement or otherwise.

         (e) The restrictions on transfer of shares of Common Stock contained in this Section 3.02 shall terminate on the two (2) year anniversary of the consummation of the Merger; provided that if prior to such two (2) year anniversary, the Company sells, transfers or disposes of all or substantially all of its assets or more than fifty percent (50%) of its issued and outstanding shares of Common Stock is acquired by a third party as part of a proposed sale or merger of the Company, then on the closing of either such transaction, the restrictions on transfer of shares of Common Stock contained in this Section
3.02 shall terminate.

         3.03. Restrictive Legends. Each instrument evidencing Common Stock held
               -------------------
by the Stockholder shall contain or otherwise be imprinted with a suitable legend in substantially the following form:

         THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR UNDER THE PROVISIONS OF ANY APPLICABLE STATE SECURITIES LAWS, BUT HAVE BEEN ACQUIRED BY THE HOLDER HEREOF FOR PURPOSES OF INVESTMENT AND IN RELIANCE ON STATUTORY EXEMPTIONS UNDER THE SECURITIES ACT, AND STATUTORY EXEMPTIONS UNDER APPLICABLE STATE SECURITIES LAWS. THESE SECURITIES MAY NOT BE SOLD, PLEDGED, ENCUMBERED, TRANSFERRED OR ASSIGNED, EXCEPT IN A TRANSACTION WHICH IS EXEMPT FROM REGISTRATION UNDER PROVISIONS OF THE SECURITIES ACT AND ANY APPLICABLE STATE SECURITIES LAWS OR PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT THEREUNDER; AND IN EACH CASE, ONLY IF THE COMPANY HAS RECEIVED AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT, AMONG OTHER MATTERS, SUCH TRANSACTION COMPLIES WITH THE SECURITIES ACT, THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED, AND ANY APPLICABLE STATE SECURITIES LAWS.

         THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO THE RESTRICTIONS ON TRANSFER AND OTHER PROVISIONS CONTAINED IN THAT CERTAIN STOCKHOLDER AGREEMENT BETWEEN THE HOLDER OF THESE SHARES AND THE COMPANY, DATED APRIL 12, 2001, A COPY OF WHICH IS AVAILABLE FROM THE COMPANY.

         3.04. Stop Transfer Instructions. The Company is hereby authorized to
               --------------------------
place "stop transfer" instructions on its records or with any transfer agent to prevent the transfer of shares of Common Stock held by the Stockholder except in conformity with this Agreement.

         3.05. Underwritten Public Offering. In connection with any public
               ----------------------------
offering of Common Stock by the Company that is offered and sold in a registered transaction on a underwritten basis through one or more underwriters, the Stockholder agrees to execute such "lock-up" or other agreements restricting the transfer of securities of the Company by the Stockholder as requested by the underwriter (a "Lock-Up Agreement"). In the event the Stockholder executes such a Lock-Up Agreement, the restrictions on transfer of shares of Common Stock contained in this Section 3.02 shall terminate and shall be superceded by the terms of such Lock-Up Agreement.

         3.06. No Disposition of Options. Nothing in this Agreement shall be
               -------------------------
construed to permit the Disposition of any option to purchase Common Stock that is by its terms not transferable.

                                   ARTICLE IV
                                  MISCELLANEOUS

         4.01. Merger Tax Covenant. The parties intend that the Merger will
               -------------------
qualify as a reorganization within the meaning of Section 368(a) of the Code in which the Company, Sub and Video Intelligence will not recognize gain or loss, and pursuant to which any gain recognized by the Stockholder as a result of the Merger will not exceed the amount of any cash received by the Stockholder in the Merger (a "Reorganization"). Both prior to and after the consummation of the
           --------------
Merger, the Stockholder shall maintain all of his or her books and records, and shall prepare and file all tax returns and reports, and schedules thereto, in a manner consistent with the Merger being treated as a Reorganization.

         4.02. Confidentiality. The Stockholder agrees that any information
               ---------------
provided to the Stockholder or his or her advisors relating to the Company, Sub and their affiliates or the Merger (the "Confidential Information") shall be
                                         ------------------------
treated as confidential and secret and that the Stockholder, without the prior written consent of the Company, shall not disclose, and shall not permit his or her advisors to disclose Confidential Information to any Person, except as permitted herein. Notwithstanding the foregoing, this Section shall not prevent the Stockholder or his or her advisors from disclosing Confidential Information if and to the extent: (a) required to do so by law or any court, governmental or regulatory authority; provided that the Stockholder exercises reasonable efforts to obtain reliable assurance that confidential treatment will be accorded such Confidential Information disclosed; provided further that, if feasible, the Stockholder shall give prior notice to the Company of such required disclosure and, if so requested by the Company, shall use all reasonable efforts to assist the Company's efforts to oppose the requested disclosure; or (b) Confidential Information was in the public domain at the time of disclosure to the Stockholder or has come into the public domain other than as a breach of the confidentiality provisions contained in this Section. The Stockholder shall not use, and shall not permit his or her advisors to use the Confidential Information other than as is necessary for the evaluation and consideration of the proposed investment by the Stockholder in the Company and the acquisition of the Stock. The Stockholder acknowledges that he or she is aware, and agrees to advise his or her advisors of the restrictions imposed by federal and state securities laws on the purchase or sale of securities by any

Person who has received material, non-public information directly or indirectly from the issuer of such securities, which may include certain portions of the Confidential Information, and on the communication of such information to any other Person.

         4.03. Notices. Whenever this Agreement requires or permits any consent,
               -------
notice, request, or demand from one party to another, the consent, notice, request, or demand must be in writing to be effective and sent by reputable express courier, facsimile, or registered or certified mail, return receipt requested, in each case addressed (or faxed) as indicated below. Any such written communication shall be deemed to be delivered, issued, given, received and sent (a) if delivered by reputable express courier service, when actually received by the Person to whom notice is sent, (b) if delivered by facsimile, on the day sent if transmitted (with confirmation of receipt) during normal business hours of the recipient, or if not transmitted during normal business hours, on the first business day following the day transmitted (with confirmation of receipt), or (c) if delivered by registered or certified mail (whether actually received or not), at the close of business on the fifth business day following the day when placed in the mail, postage prepaid. A copy of all communications of a party sent by facsimile shall be sent by registered, certified or first class mail, or by courier service to the other party; provided that failure to so confirm such facsimile communication shall not invalidate the communication given by facsimile. Each party may change its, his or her address and facsimile number for notice by giving written notice of such change to the other parties in the manner provided in this Section.

         If to the Company
                  or Sub:  DTVN Holdings, Inc.
                           635 West Campbell Road, Suite 130
                           Richardson, Texas  75080
                           Attention:  Michael G. Donohoe, General Counsel
                           Facsimile: (972) 783-2573

         If to Stockholder:




         4.04. Governing Law. This Agreement, and the rights and obligations of
               -------------
the parties under or pursuant to this Agreement, shall be interpreted and construed according to the substantive laws of the State of Texas (without regard to the application of choice of law rules of Texas or any other jurisdiction that would direct the application of the laws of a different jurisdiction).

         4.05. Jurisdiction. The Stockholder irrevocably and unconditionally
               ------------
submits to the exclusive jurisdiction of any State or Federal court sitting in Dallas, Texas over any suit, action or proceeding arising out of or relating to this Agreement. The Stockholder irrevocably and unconditionally waives any objection to the laying of venue of any such suit, action or proceeding brought in any such court and any claim that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum. The Stockholder agrees that a final judgment in any such suit, action or proceeding brought in any such court shall be conclusive and binding upon the Stockholder and may be enforced in any other courts having jurisdiction over the Stockholder. The Stockholder agrees that he or she will not bring a suit, action or proceeding in respect of this Agreement in any other jurisdiction than as aforesaid.

         4.06. Remedies. The Stockholder acknowledges that a remedy at law for
               --------
any breach or attempted breach of this Agreement will be inadequate, agrees that the Company and Sub shall be entitled to specific performance and injunctive and other equitable relief in case of any such breach or attempted breach, and further agrees to waive any requirement for the securing or posting of any bond in connection with the obtaining of any such injunctive or any other equitable relief.

         4.07. No Waiver. No delay, failure or refusal on the part of the
               ---------
Company or Sub to exercise or enforce any right under this Agreement shall impair such right or be construed as a waiver of such right or any obligation of the Stockholder, nor shall any single or partial exercise of any right hereunder preclude other or further exercise of any right. The failure of the Company or Sub to give notice to the Stockholder of any breach of this Agreement shall not constitute a waiver thereof. Any waiver of any obligation or right hereunder shall not constitute a waiver of any other obligation or right, then existing or arising in the future. To be effective, a waiver of any obligation or right must be in writing and signed by the party waiving such obligation or right.

         4.08. Severability. If any provision of this Agreement is held to be
               ------------
illegal, invalid or unenforceable, such provision shall be fully severable; this Agreement shall be construed and enforced as if such illegal, invalid or unenforceable provision had never comprised a part of this Agreement; and the remaining provisions of this Agreement shall remain in full force and effect and shall not be affected by the illegal, invalid or unenforceable provision or by its severance from this Agreement. Furthermore, in lieu of such illegal, invalid or unenforceable provision, there shall be added automatically as a part of this Agreement a provision as similar in its terms to such illegal, invalid or unenforceable provision as may be possible and be legal, valid and enforceable.

         4.09. Assignment; Successors and Assigns. Neither this Agreement nor
               ----------------------------------
any rights hereunder may be assigned by the Stockholder without the prior written consent of the Company, which consent may be withheld in the exercise of the Company's sole discretion. This Agreement shall be binding upon and inure to the benefit of the parties and their respective heirs, executors, successors and assigns.

         4.10. Adjustments. In the event the Company shall declare a stock
               -----------
split, stock dividend or other distribution of capital stock in respect of, or issue capital stock in replacement of or exchange for, the Stock, such shares shall be shares of Common Stock subject to this Agreement.

         4.11. Time of the Essence. Time is of the essence with respect to
               -------------------
every provision of this Agreement.

      4.12. Entire Agreement; Amendment. This Agreement contains the entire
            ---------------------------
understanding of the parties with respect to the subject matter hereof and supersedes all prior agreements, arrangements, discussions and undertakings between the parties (whether written or oral) with respect to the subject matter hereof. This Agreement may be amended only by a subsequent written agreement signed by all parties expressly modifying this Agreement.

      4.13  Section Headings. The section and paragraph headings contained
            ----------------
herein are for reference purposes only and shall not in any way affect the meaning and interpretation of this Agreement.

      4.14. Execution in Counterparts. This Agreement may be executed in any
            -------------------------
number of counterparts, each of which when so executed and delivered shall be deemed an original, and such counterparts together shall constitute only one instrument.




                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

         IN WITNESS WHEREOF, the parties have duly executed this Agreement as of the date first written above.


                                   DTVN HOLDINGS, INC.



                                   By:
                                       -----------------------------------------
                                         Hugh Simpson
                                         Chief Executive Officer and President


                                   VIDEOS INTELLIGENCE, INC.



                                   By:
                                       -----------------------------------------
                                         Hugh Simpson
                                         Chief Executive Officer and President



                                   ---------------------------------------------
                                   [Stockholder]

                                    EXHIBIT A
                                    ---------

The annual report on Form 10-K of DTVN Holdings, Inc. for the fiscal year ended December 31, 2000, filed with the Securities and Exchange Commission on
March 26, 2001.

The 2001 Stock Incentive Plan of Video Intelligence, Inc.

                                   EXHIBIT A-2
                                   -----------

                     FORM OF PRINCIPAL STOCKHOLDER AGREEMENT


                         PRINCIPAL STOCKHOLDER AGREEMENT

         THIS PRINCIPAL STOCKHOLDER AGREEMENT (the "Agreement") dated as of
                                                    ---------
April 12, 2001 is made by and among DTVN Holdings, Inc., a Delaware corporation (the "Company"), Videos Intelligence, Inc., a Pennsylvania corporation and
      -------
wholly-owned subsidiary of the Company ("Sub"), and Philip O'Reilly (the
                                         ---
"Stockholder").
 -----------

                                  WITNESSETH:

         WHEREAS, pursuant to that certain Agreement and Plan of Merger, dated April 12, 2001, by and among the Company, Sub, Video Intelligence, Inc., a Pennsylvania corporation ("Video Intelligence"), and the stockholders named
                           ------------------
therein (the "Merger Agreement"), Video Intelligence will be merged with and
              ----------------
into Sub (the "Merger"), and upon consummation of the Merger, Video Intelligence
               ------
will cease to exist and Sub will be the surviving corporation (the "Surviving
                                                                    ---------
Company");
-------

         WHEREAS, upon consummation of the Merger, the Stockholder will own shares of the common stock, par value $0.001 per share, of the Company ("Common
                                                                         ------
Stock") and an option to purchase shares of Common Stock (the "Option") as set
-----                                                          ------
forth in the Merger Agreement; and

         WHEREAS, it is a condition to the Company's and Sub's obligations to consummate the transactions contemplated by the Merger Agreement that the Stockholder execute and deliver this Agreement;

         NOW, THEREFORE, in consideration of the foregoing premises and other valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Stockholder, the Company and Sub do hereby agree as follows:

                                    ARTICLE I
                                   DEFINITIONS

         1.01  Defined Terms. Each term used herein with its initial letter
               -------------
capitalized and not otherwise defined herein shall have the meaning set forth below:

         "Closing Date" shall mean the date on which the Merger is consummated.
          ------------

         "Disposition" means any sale, assignment, gift, pledge, mortgage,
          -----------
hypothecation, transfer or other disposition or encumbrance of all or any part of the rights and incidents of ownership of Common Stock, including the right to vote, and the right to possession of Common Stock as collateral for indebtedness, whether such transfer is outright or conditional, or for or without consideration.

         "Exchange Act" means the Securities Exchange Act of 1934, as amended,
          ------------
or any similar federal statute and the rules and regulations of the Securities and Exchange Commission thereunder, all as the same shall be in effect at the time.

         "Person" means any natural person, corporation, joint venture,
          ------
partnership, limited partnership, limited liability company, trust, unincorporated organization, government or department or agency of a government, or other entity or organization.

         "Relinquishment Agreement" means the Relinquishment Agreement, dated of
          ------------------------
even date herewith, among the Company, Sub and the stockholders of the Company named therein.

         "Securities Act" means the Securities Act of 1933, as amended, or any
          --------------
similar federal statute and the rules and regulations of the Securities and Exchange Commission thereunder, all as the same shall be in effect at the time.

         "Stock" means, collectively, the shares of Common Stock received by the
          -----
Stockholder pursuant to the Merger and the shares of Common Stock acquired by the Stockholder from time to time upon exercise of the Option.

         "Video Intelligence Stock" means the common stock, par value $0.01 per
          ------------------------
share, of Video Intelligence.

                                   ARTICLE II
                         REPRESENTATIONS AND WARRANTIES

         The Stockholder hereby represents, warrants and covenants to the Company and Sub as follows as of the date hereof and as of each date that the Stockholder acquires any Stock as if made on each such date:

         2.01. Investment Purpose. The Stockholder is acquiring and will hold
               ------------------
the Stock for investment for his or her account only. The Stockholder is not acquiring the Stock with the intention of dividing or allowing others to participate in this investment or with a view to, or for resale in connection with, directly or indirectly, a "distribution" of the Stock within the meaning of the Securities Act.

         2.02. Residence of Stockholder. The Stockholder is a resident of the
               ------------------------
state shown in Stockholder's address below. The Stockholder shall promptly inform the Company in writing if the Stockholder's residence changes prior to receipt of any of the Stock. The Stockholder will be the sole party in interest as to the Stock.

         2.03. No Registration. The Stockholder understands that the issuance of
               ---------------
the Stock has not been registered under the Securities Act or the securities laws of any state or other jurisdiction, and that he or she must bear the economic risk of this investment for an indefinite period of time. The Stockholder has been advised that the Stock is not being registered under the Securities Act upon the basis that the transactions involving its sale are exempt from such registration requirements and that reliance by the Company and the Sub on such exemption is predicated in part on Stockholder's representations set forth in this Agreement. The Stockholder acknowledges that the Company and the Sub make no representation or warranty of any kind concerning the Stockholder's ability to offer or sell the Stock in a public offering or otherwise, and that the Company and Sub are under no obligation to register the Stock. The Stockholder further understands that the Company and Sub make no representation or warranty regarding the fulfillment in the future of any reporting requirements under the Exchange Act or the dissemination to the public of any current financial or other information concerning the Company, as may be required as a condition for the unregistered resale of restricted securities.

         2.04. Economic Risk. The Stockholder acknowledges that his or her
               -------------
investment in the Company is a speculative investment that has limited liquidity and is subject to the risk of complete loss. The Stockholder is able to bear the economic risk of losing the Stockholder's entire investment in the Company, which is not disproportionate to the Stockholder's net worth, without impairing his or her financial condition. The Stockholder has adequate means of providing for the Stockholder's current needs and personal contingencies, if any, without regard to the investment in the Company.

         2.05. No Outside Representations and Warranties. Except for those
               -----------------------------------------
representations and warranties made by the Company and Sub in the Merger Agreement, no oral or written representations or warranties have been made to the Stockholder in connection with the Stockholder's purchase of any of the Stock.

         2.06. Accredited Investor Status. The Stockholder is an "accredited
               --------------------------
investor" as defined in Rule 501(a) under the Securities Act.

         2.07. Informed Investment Decision. To the extent the Stockholder has
               ----------------------------
deemed necessary, the Stockholder has consulted with his or her attorney, financial advisors and others regarding all financial, securities and tax aspects of the investment in the Company and the acquisition of the Stock, this Agreement, the Merger and all documents relating thereto on Stockholder's behalf. The Stockholder and his or her advisors have sufficient knowledge and experience in business and financial matters to evaluate the Company, to evaluate the risks and merits of an investment in the Company and the acquisition of the Stock, to make an informed investment decision with respect thereto, and to protect Stockholder's interest in connection therewith and this Agreement. The Stockholder and his or her advisors have had an opportunity to ask questions of and to receive answers from the officers of the Company and Sub, and have had access to such additional information as the Stockholder and his or her advisors consider necessary or appropriate for deciding whether to invest in the Company and acquire the Stock. All such materials and information requested by the Stockholder and his or her advisors have been made available and examined by the Stockholder or his or her advisors.

         2.08. Receipt of Disclosure Documents. The Stockholder acknowledges
               -------------------------------
that he or she has received and reviewed (a) this Agreement, (b) the Merger Agreement and (c) the documents described on Exhibit A hereto.
             ---------

         2.09. Validity; Stockholder's Capacity. This Agreement, the
               --------------------------------
Relinquishment Agreement, and each other agreement executed by the Stockholder in connection with the Merger have been duly executed and delivered by the Stockholder and constitute legal, valid and binding obligations of the Stockholder, enforceable against the Stockholder in accordance with their respective terms, except as may be limited by applicable bankruptcy, insolvency or similar laws affecting creditors' rights generally or the availability of equitable remedies. The Stockholder has legal capacity to enter into and perform this Agreement, the Relinquishment Agreement, and each other agreement executed by the Stockholder in connection with the Merger.

         2.10. No Violation. Neither the execution, delivery or performance of
               ------------
this Agreement, the Relinquishment Agreement, and each other agreement executed by the Stockholder in connection with the Merger, nor the consummation of the transactions contemplated hereby or thereby, will conflict with, or result in a violation or breach of the terms, conditions or provisions of, or constitute a default under, any agreement, indenture or other instrument under which the Stockholder is bound or to which any of his or her shares of Video Intelligence Stock are subject, or result in the creation or imposition of any security interest, lien, charge or encumbrance upon any of his or her shares of Video Intelligence Stock.

                                   ARTICLE III
                         RESTRICTIONS ON TRANSFERABILITY

         3.01. Compliance with Law. The Stockholder agrees that he or she will
               -------------------
not make any Disposition of the Stock in violation of the Securities Act or the Exchange Act, including Rule 144 under the Securities Act, or the securities laws, rules and regulations of any state or other jurisdiction. The Stockholder agrees that he or she will not make any Disposition of the Stock unless and until he or she has provided the Company with a legal opinion or other written assurances, in form and substance satisfactory to the Company, (a) that the proposed Disposition does not require registration under the Securities Act as a result of an exemption therefrom and that all appropriate action necessary for compliance with such exemption from registration under the Securities Act has been taken, or that the proposed Disposition requires registration under the Securities Act and that all appropriate action necessary for compliance with such registration requirements have been taken, (b) that the proposed Disposition does not require registration under the securities laws of any applicable state or other jurisdiction as a result of an exemption therefrom and that all appropriate action necessary for compliance with such exemption from registration under the applicable securities laws has been taken, or that the proposed Disposition requires registration under the securities laws of the applicable state(s) or jurisdiction(s) and that all appropriate action necessary for compliance with such registration requirements have been taken, and (c) that the proposed Disposition will not be in violation of the Securities Act or the Exchange Act, or the securities laws, rules and regulations of any applicable state or other jurisdiction. Upon acceptance of the legal opinion or other written assurances by the Company, the Stockholder may make the proposed Disposition as described therein, subject to the other terms and conditions of this Agreement and the Relinquishment Agreement.

      3.02. Restriction on Transfer.
            -----------------------

      (a) The Stockholder agrees that he or she will not make any Disposition of any shares of Common Stock that the Stockholder holds now or in the future for a period of ninety (90) days after the Stockholder acquires such shares. Furthermore, the Stockholder agrees that he or she will not make any Disposition of any shares of the Stock for a period of one (1) year following the Closing Date.

      (b) All Dispositions of Common Stock by the Stockholder shall be subject to the following volume limitations:

            (i) The amount of Common Stock disposed of on any day shall not exceed two (2) times the average daily reported volume of trading in the Common Stock on all national securities exchanges and/or reported through the automated quotation system of a registered securities association during the four (4) calendar weeks preceding the day on which such Disposition is consummated; and

            (ii) The amount of Common Stock disposed of, together with all other shares of Common Stock disposed of by the Stockholder within the preceding one (1) month, shall not exceed the average weekly reported volume of trading in the Common Stock on all national securities exchanges and/or reported through the automated quotation system of a registered securities association during the four (4) calendar weeks preceding the day on which such Disposition is consummated.

      (c) The restrictions contained in the preceding paragraphs (a) and (b) shall not apply to (i) a Disposition under the Stockholder's will or pursuant to the laws of descent and distribution, or (ii) a gift by the Stockholder to an immediate family member (i.e., a spouse, child, parent, grandparent or sibling) or a family trust for the benefit of immediate family member(s), so long as, in each case, the transferee(s) deliver to the Company and the Surviving Company an executed written instrument agreeing to be bound by the terms of this Agreement as if such transferee(s) were the Stockholder.

      (c) The restrictions on transfer of shares of Common Stock contained in this Section 3.02 shall be in addition to any other restrictions on transfer of Common Stock held by the Stockholder under this Agreement, the Relinquishment Agreement or otherwise.

      (d) The restrictions on transfer of shares of Common Stock contained in this Section 3.02 shall terminate on the two (2) year anniversary of the consummation of the Merger; provided that if prior to such two (2) year anniversary, the Company sells, transfers or disposes of all or substantially all of its assets or more than fifty percent (50%) of its issued and outstanding shares of Common Stock is acquired by a third party as part of a proposed sale or merger of the Company, then on the closing of either such transaction, the restrictions on transfer of shares of Common Stock contained in this Section
3.02 shall terminate.

      3.03. Restrictive Legends. Each instrument evidencing Common Stock held by
            -------------------
the Stockholder shall contain or otherwise be imprinted with a suitable legend in substantially the following form:

      THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR UNDER THE PROVISIONS OF ANY APPLICABLE STATE SECURITIES LAWS, BUT HAVE BEEN ACQUIRED BY THE HOLDER HEREOF FOR PURPOSES OF INVESTMENT AND IN RELIANCE ON STATUTORY EXEMPTIONS UNDER THE SECURITIES ACT, AND STATUTORY EXEMPTIONS UNDER APPLICABLE STATE SECURITIES LAWS. THESE SECURITIES MAY NOT BE SOLD, PLEDGED, ENCUMBERED, TRANSFERRED OR ASSIGNED, EXCEPT IN A TRANSACTION WHICH IS EXEMPT FROM REGISTRATION UNDER PROVISIONS OF THE SECURITIES ACT AND ANY APPLICABLE STATE SECURITIES LAWS OR PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT THEREUNDER; AND IN EACH CASE, ONLY IF THE COMPANY HAS RECEIVED AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT, AMONG OTHER MATTERS, SUCH TRANSACTION COMPLIES WITH THE SECURITIES ACT, THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED, AND ANY APPLICABLE STATE SECURITIES LAWS.

      THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO THE RESTRICTIONS ON TRANSFER AND OTHER PROVISIONS CONTAINED IN THAT CERTAIN STOCKHOLDER AGREEMENT BETWEEN THE HOLDER OF THESE SHARES AND THE COMPANY, DATED APRIL 12, 2001, A COPY OF WHICH IS AVAILABLE FROM THE COMPANY.

      3.04. Stop Transfer Instructions. The Company is hereby authorized to
            --------------------------
place "stop transfer" instructions on its records or with any transfer agent to prevent the transfer of shares of Common Stock held by the Stockholder except in conformity with this Agreement.

      3.05. Underwritten Public Offering. In connection with any public offering
            ----------------------------
of Common Stock by the Company that is offered and sold in a registered transaction on a underwritten basis through one or more underwriters, the Stockholder agrees to execute such "lock-up" or other agreements restricting the transfer of securities of the Company by the Stockholder as requested by the underwriter (a "Lock-Up Agreement"). In the event the Stockholder executes such a Lock-Up Agreement, the restrictions on transfer of shares of Common Stock contained in this Section 3.02 shall terminate and shall be superceded by the terms of such Lock-Up Agreement.

      3.06. No Disposition of Options. Nothing in this Agreement shall be
            -------------------------
construed to permit the Disposition of any option to purchase Common Stock that is by its terms not transferable.

                                   ARTICLE IV
                                  MISCELLANEOUS

      4.01. Merger Tax Covenant. The parties intend that the Merger will qualify
            -------------------
as a reorganization within the meaning of Section 368(a) of the Code in which the Company, Sub and Video Intelligence will not recognize gain or loss, and pursuant to which any gain recognized by the Stockholder as a result of the Merger will not exceed the amount of any cash received by the Stockholder in the Merger (a "Reorganization"). Both prior to and after the consummation of the
           --------------
Merger, the Stockholder shall maintain all of his or her books and records, and shall prepare and file all tax returns and reports, and schedules thereto, in a manner consistent with the Merger being treated as a Reorganization.

      4.02. Confidentiality. The Stockholder agrees that any information
            ---------------
provided to the Stockholder or his or her advisors relating to the Company, Sub and their affiliates or the Merger (the "Confidential Information") shall be
                                         ------------------------
treated as confidential and secret and that the Stockholder, without the prior written consent of the Company, shall not disclose, and shall not permit his or her advisors to disclose Confidential Information to any Person, except as permitted herein. Notwithstanding the foregoing, this Section shall not prevent the Stockholder or his or her advisors from disclosing Confidential Information if and to the extent: (a) required to do so by law or any court, governmental or regulatory authority; provided that the Stockholder exercises reasonable efforts to obtain reliable assurance that confidential treatment will be accorded such Confidential Information disclosed; provided further that, if feasible, the Stockholder shall give prior notice to the Company of such required disclosure and, if so requested by the Company, shall use all reasonable efforts to assist the Company's efforts to oppose the requested disclosure; or (b) Confidential Information was in the public domain at the time of disclosure to the Stockholder or has come into the public domain other than as a breach of the confidentiality provisions contained in this Section. The Stockholder shall not use, and shall not permit his or her advisors to use the Confidential Information other than as is necessary for the evaluation and consideration of the proposed investment by the Stockholder in the Company and the acquisition of the Stock. The Stockholder acknowledges that he or she is aware, and agrees to advise his or her advisors of the restrictions imposed by federal and state securities laws on the purchase or sale of securities by any Person who has received material, non-public information directly or indirectly from the issuer of such securities, which may include certain portions of the Confidential Information, and on the communication of such information to any other Person.

      4.03. Notices. Whenever this Agreement requires or permits any consent,
            -------
notice, request, or demand from one party to another, the consent, notice, request, or demand must be in writing to be effective and sent by reputable express courier, facsimile, or registered or certified mail, return receipt requested, in each case addressed (or faxed) as indicated below. Any such written communication shall be deemed to be delivered, issued, given, received and sent (a) if delivered by reputable express courier service, when actually received by the Person to whom notice is sent, (b) if delivered by facsimile, on the day sent if transmitted (with confirmation of receipt) during normal business hours of the recipient, or if not transmitted during normal business hours, on the first business day following the day transmitted (with confirmation of receipt), or (c) if delivered by registered or certified mail (whether actually received or not), at the close of business on the fifth business day following the day when placed in the mail, postage prepaid. A copy of all communications of a party sent by facsimile shall be sent by registered, certified or first class mail, or by courier service to the other party; provided that failure to so confirm such facsimile communication shall not invalidate the communication given by facsimile. Each party may change its, his or her address and facsimile number for notice by giving written notice of such change to the other parties in the manner provided in this Section.

         If to the Company
                    or Sub:         DTVN Holdings, Inc.
                                    635 West Campbell Road, Suite 130
                                    Richardson, Texas  75080
                                    Attention: Michael G. Donohoe, General
                                    Counsel
                                    Facsimile: (972) 783-2573

         If to Stockholder:         Philip O'Reilly
                                    12 Stanton Avenue
                                    West Chester, PA  19382


      4.04. Governing Law. THIS AGREEMENT, AND THE RIGHTS AND OBLIGATIONS OF THE
            -------------
PARTIES UNDER OR PURSUANT TO THIS AGREEMENT, SHALL BE INTERPRETED AND CONSTRUED ACCORDING TO THE SUBSTANTIVE LAWS OF THE STATE OF TEXAS (WITHOUT REGARD TO THE APPLICATION OF CHOICE OF LAW RULES OF TEXAS OR ANY OTHER JURISDICTION THAT WOULD DIRECT THE APPLICATION OF THE LAWS OF A DIFFERENT JURISDICTION).

      4.05. Jurisdiction. The Stockholder irrevocably and unconditionally
            ------------
submits to the exclusive jurisdiction of any State or Federal court sitting in Dallas, Texas over any suit, action or proceeding arising out of or relating to this Agreement. The Stockholder irrevocably and unconditionally waives any objection to the laying of venue of any such suit, action or proceeding brought in any such court and any claim that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum. The Stockholder agrees that a final judgment in any such suit, action or proceeding brought in any such court shall be conclusive and binding upon the Stockholder and may be enforced in any other courts having jurisdiction over the Stockholder. The Stockholder agrees that he or she will not bring a suit, action or proceeding in respect of this Agreement in any other jurisdiction than as aforesaid.

      4.06. Remedies. The Stockholder acknowledges that a remedy at law for any
            --------
breach or attempted breach of this Agreement will be inadequate, agrees that the Company and Sub shall be entitled to specific performance and injunctive and other equitable relief in case of any such breach or attempted breach, and further agrees to waive any requirement for the securing or posting of any bond in connection with the obtaining of any such injunctive or any other equitable relief.

      4.07. No Waiver. No delay, failure or refusal on the part of the Company
            ---------
or Sub to
exercise or enforce any right under this Agreement shall impair such right or be construed as a waiver of such right or any obligation of the Stockholder, nor shall any single or partial exercise of any right hereunder preclude other or further exercise of any right. The failure of the Company or Sub to give notice to the Stockholder of any breach of this Agreement shall not constitute a waiver thereof. Any waiver of any obligation or right hereunder shall not constitute a waiver of any other obligation or right, then existing or arising in the future. To be effective, a waiver of any obligation or right must be in writing and signed by the party waiving such obligation or right.

      4.08. Severability. If any provision of this Agreement is held to be
            ------------
illegal, invalid or unenforceable, such provision shall be fully severable; this Agreement shall be construed and enforced as if such illegal, invalid or unenforceable provision had never comprised a part of this Agreement; and the remaining provisions of this Agreement shall remain in full force and effect and shall not be affected by the illegal, invalid or unenforceable provision or by its severance from this Agreement. Furthermore, in lieu of such illegal, invalid or unenforceable provision, there shall be added automatically as a part of this Agreement a provision as similar in its terms to such illegal, invalid or unenforceable provision as may be possible and be legal, valid and enforceable.

      4.09. Assignment; Successors and Assigns. Neither this Agreement nor any
            ----------------------------------
rights hereunder may be assigned by the Stockholder without the prior written consent of the Company, which consent may be withheld in the exercise of the Company's sole discretion. This Agreement shall be binding upon and inure to the benefit of the parties and their respective heirs, executors, successors and assigns.

      4.10. Adjustments. In the event the Company shall declare a stock split,
            -----------
stock dividend or other distribution of capital stock in respect of, or issue capital stock in replacement of or exchange for, the Stock, such shares shall be shares of Common Stock subject to this Agreement.

      4.11. Time of the Essence. Time is of the essence with respect to every
            -------------------
provision of this Agreement.

      4.12. Entire Agreement; Amendment. This Agreement contains the entire
            ---------------------------
understanding of the parties with respect to the subject matter hereof and supersedes all prior agreements, arrangements, discussions and undertakings between the parties (whether written or oral) with respect to the subject matter hereof. This Agreement may be amended only by a subsequent written agreement signed by all parties expressly modifying this Agreement.

      4.13  Section Headings. The section and paragraph headings contained
            ----------------
herein are for reference purposes only and shall not in any way affect the meaning and interpretation of this Agreement.

      4.14. Execution in Counterparts. This Agreement may be executed in any
            -------------------------
number of counterparts, each of which when so executed and delivered shall be deemed an original, and such counterparts together shall constitute only one instrument.

         IN WITNESS WHEREOF, the parties have duly executed this Agreement as of the date first written above.


                                   DTVN HOLDINGS, INC.



                                   By: ________________________________
                                         Hugh Simpson
                                         Chief Executive Officer and President


                                   VIDEOS INTELLIGENCE, INC.



                                   By: ________________________________
                                         Hugh Simpson
                                         Chief Executive Officer and President



                                   ------------------------------------
                                   Philip O'Reilly

                                    EXHIBIT A
                                    ---------

The annual report on Form 10-K of DTVN Holdings, Inc. for the fiscal year ended December 31, 2000, filed with the Securities and Exchange Commission on March 26, 2001.

The 2001 Stock Incentive Plan of Video Intelligence, Inc.

                                   EXHIBIT B
                                   ---------

                  FORM OF NON-PRINCIPAL STOCKHOLDER AGREEMENT


                             STOCKHOLDER AGREEMENT

         THIS STOCKHOLDER AGREEMENT (the "Agreement") dated as of April 12,
                                          ---------
2001 is made by and among DTVN Holdings, Inc., a Delaware corporation (the "Company"), Videos Intelligence, Inc., a Pennsylvania corporation and
 -------
wholly-owned subsidiary of the Company ("Sub"), and ______________ (the
                                         ---
"Stockholder").
 -----------

                                  WITNESSETH:

         WHEREAS, pursuant to that certain Agreement and Plan of Merger, dated April 12, 2001, by and among the Company, Sub, Video Intelligence, Inc., a Pennsylvania corporation ("Video Intelligence"), and the stockholders named
                           ------------------
therein (the "Merger Agreement"), Video Intelligence will be merged with and
              ----------------
into Sub (the "Merger"), and upon consummation of the Merger, Video Intelligence
               ------
will cease to exist and Sub will be the surviving corporation (the "Surviving
                                                                    ---------
Company");
-------

         WHEREAS, upon consummation of the Merger, the Stockholder will own shares of the common stock, par value $0.001 per share, of the Company ("Common
                                                                         ------
Stock") and an option to purchase shares of Common Stock (the "Option") as set
-----                                                          ------
forth in the Merger Agreement; and

         WHEREAS, it is a condition to the Company's and Sub's obligations to consummate the transactions contemplated by the Merger Agreement that the Stockholder execute and deliver this Agreement;

         NOW, THEREFORE, in consideration of the foregoing premises and other valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Stockholder, the Company and Sub do hereby agree as follows:

                                   ARTICLE I
                                  DEFINITIONS

         1.01  Defined Terms. Each term used herein with its initial letter
               -------------
capitalized and not otherwise defined herein shall have the meaning set forth below:

         "Disposition" means any sale, assignment, gift, pledge, mortgage,
          -----------
hypothecation, transfer or other disposition or encumbrance of all or any part of the rights and incidents of ownership of Common Stock, including the right to vote, and the right to possession of Common Stock as collateral for indebtedness, whether such transfer is outright or conditional, or for or without consideration.

         "Exchange Act" means the Securities Exchange Act of 1934, as amended,
          ------------
or any similar federal statute and the rules and regulations of the Securities and Exchange Commission thereunder, all as the same shall be in effect at the time.

         "Person" means any natural person, corporation, joint venture,
          ------
partnership, limited partnership, limited liability company, trust, unincorporated organization, government or department or agency of a government, or other entity or organization.

         "Relinquishment Agreement" means the Relinquishment Agreement, dated of
          ------------------------
even date herewith, among the Company, Sub and the stockholders of the Company named therein.

         "Securities Act" means the Securities Act of 1933, as amended, or any
          --------------
similar federal statute and the rules and regulations of the Securities and Exchange Commission thereunder, all as the same shall be in effect at the time.

         "Stock" means, collectively, the shares of Common Stock received by the
          -----
Stockholder pursuant to the Merger and the shares of Common Stock acquired by the Stockholder from time to time upon exercise of the Option.

         "Video Intelligence Stock" means the common stock, par value $0.01 per
          ------------------------
share, of Video Intelligence.

                                  ARTICLE II
                        REPRESENTATIONS AND WARRANTIES

         The Stockholder hereby represents, warrants and covenants to the Company and Sub as follows as of the date hereof and as of each date that the Stockholder acquires any Stock as if made on each such date:

         2.01. Investment Purpose. The Stockholder is acquiring and will hold
               ------------------
the Stock for investment for his or her account only. The Stockholder is not acquiring the Stock with the intention of dividing or allowing others to participate in this investment or with a view to, or for resale in connection with, directly or indirectly, a "distribution" of the Stock within the meaning of the Securities Act.

         2.02. Residence of Stockholder. The Stockholder is a resident of the
               ------------------------
state shown in Stockholder's address below. The Stockholder shall promptly inform the Company in writing if the Stockholder's residence changes prior to receipt of any of the Stock. The Stockholder will be the sole party in interest as to the Stock.

         2.03. No Registration. The Stockholder understands that the issuance of
               ---------------
the Stock has not been registered under the Securities Act or the securities laws of any state or other jurisdiction, and that he or she must bear the economic risk of this investment for an indefinite period of time. The Stockholder has been advised that the Stock is not being registered under the Securities Act upon the basis that the transactions involving its sale are exempt from such registration requirements and that reliance by the Company and the Sub on such exemption is predicated in part on Stockholder's representations set forth in this Agreement. The Stockholder acknowledges that the Company and the Sub make no representation or warranty of any kind concerning the Stockholder's ability to offer or sell the Stock in a public offering or otherwise, and that the Company and Sub are under no obligation to register the Stock. The Stockholder further understands that the Company and Sub make no representation or warranty regarding the fulfillment in the future of any reporting requirements under the Exchange Act or the dissemination to the public of any current financial or other information concerning the Company, as may be required as a condition for the unregistered resale of restricted securities.

      2.04. Economic Risk. The Stockholder acknowledges that his or her
            -------------
investment in the Company is a speculative investment that has limited liquidity and is subject to the risk of complete loss. The Stockholder is able to bear the economic risk of losing the Stockholder's entire investment in the Company, which is not disproportionate to the Stockholder's net worth, without impairing his or her financial condition. The Stockholder has adequate means of providing for the Stockholder's current needs and personal contingencies, if any, without regard to the investment in the Company.

      2.05. No Outside Representations and Warranties. Except for those
            -----------------------------------------
representations and warranties made by the Company and Sub in the Merger Agreement, no oral or written representations or warranties have been made to the Stockholder in connection with the Stockholder's purchase of any of the Stock.

      2.06. Informed Investment Decision. To the extent the Stockholder has
            ----------------------------
deemed necessary, the Stockholder has consulted with his or her attorney, financial advisors and others regarding all financial, securities and tax aspects of the investment in the Company and the acquisition of the Stock, this Agreement, the Merger and all documents relating thereto on Stockholder's behalf. The Stockholder and his or her advisors have sufficient knowledge and experience in business and financial matters to evaluate the Company, to evaluate the risks and merits of an investment in the Company and the acquisition of the Stock, to make an informed investment decision with respect thereto, and to protect Stockholder's interest in connection therewith and this Agreement. The Stockholder and his or her advisors have had an opportunity to ask questions of and to receive answers from the officers of the Company and Sub, and have had access to such additional information as the Stockholder and his or her advisors consider necessary or appropriate for deciding whether to invest in the Company and acquire the Stock. All such materials and information requested by the Stockholder and his or her advisors have been made available and examined by the Stockholder or his or her advisors.

      2.07. Receipt of Disclosure Documents. The Stockholder acknowledges that
            -------------------------------
he or she has received and reviewed (a) this Agreement, (b) the Merger Agreement and (c) the documents described on Exhibit A hereto.
                                   ---------

      2.08. Validity; Stockholder's Capacity. This Agreement, the Relinquishment
            --------------------------------
Agreement, and each other agreement executed by the Stockholder in connection with the Merger have been duly executed and delivered by the Stockholder and constitute legal, valid and binding obligations of the Stockholder, enforceable against the Stockholder in accordance with their respective terms, except as may be limited by applicable bankruptcy, insolvency or similar laws affecting creditors' rights generally or the availability of equitable remedies. The Stockholder has legal capacity to enter into and perform this Agreement, the Relinquishment Agreement, and each other agreement executed by the Stockholder in connection with the Merger.

      2.09. No Violation. Neither the execution, delivery or performance of this
            ------------
Agreement, the Relinquishment Agreement, and each other agreement executed by the Stockholder in connection with the Merger, nor the consummation of the transactions contemplated hereby or thereby, will conflict with, or result in a violation or breach of the terms, conditions or provisions of, or constitute a default under, any agreement, indenture or other instrument under which the Stockholder is bound or to which any of his or her shares of Video Intelligence Stock are subject, or result in the creation or imposition of any security interest, lien, charge or encumbrance upon any of his or her shares of Video Intelligence Stock.

                                  ARTICLE III
                        RESTRICTIONS ON TRANSFERABILITY

      3.01. Compliance with Law. The Stockholder agrees that he or she will not
            -------------------
make any Disposition of the Stock in violation of the Securities Act or the Exchange Act, including Rule 144 under the Securities Act, or the securities laws, rules and regulations of any state or other jurisdiction. The Stockholder agrees that he or she will not make any Disposition of the Stock unless and until he or she has provided the Company with a legal opinion or other written assurances, in form and substance satisfactory to the Company, (a) that the proposed Disposition does not require registration under the Securities Act as a result of an exemption therefrom and that all appropriate action necessary for compliance with such exemption from registration under the Securities Act has been taken, or that the proposed Disposition requires registration under the Securities Act and that all appropriate action necessary for compliance with such registration requirements have been taken, (b) that the proposed Disposition does not require registration under the securities laws of any applicable state or other jurisdiction as a result of an exemption therefrom and that all appropriate action necessary for compliance with such exemption from registration under the applicable securities laws has been taken, or that the proposed Disposition requires registration under the securities laws of the applicable state(s) or jurisdiction(s) and that all appropriate action necessary for compliance with such registration requirements have been taken, and (c) that the proposed Disposition will not be in violation of the Securities Act or the Exchange Act, or the securities laws, rules and regulations of any applicable state or other jurisdiction. Upon acceptance of the legal opinion or other written assurances by the Company, the Stockholder may make the proposed Disposition as described therein, subject to the other terms and conditions of this Agreement and the Relinquishment Agreement.

      3.02. Restriction on Transfer. The Stockholder agrees that he or she will
            -----------------------
not make any Disposition of any shares of Common Stock that the Stockholder holds now or in the future for a period of ninety (90) days after the Stockholder acquires such shares; provided that the foregoing restriction shall not apply to (a) a Disposition under the Stockholder's will or pursuant to the laws of descent and distribution, or (b) a gift by the Stockholder to an immediate family member (i.e., a spouse, child, parent, grandparent or sibling) or a family trust for the benefit of immediate family member(s), so long as, in each case, the transferee(s) deliver to the Company and the Surviving Company an executed written instrument agreeing to be bound by the terms of this Agreement as if such transferee(s) were the Stockholder. The restrictions on transfer of shares of Common Stock contained in this Section shall be in addition to any other restrictions on transfer of Common Stock held by the Stockholder under this Agreement, the Relinquishment Agreement or otherwise. The restrictions on transfer of shares of Common Stock contained in this Section shall terminate on the one (1) year anniversary of the consummation of the Merger; provided that if prior to such one (1) year anniversary, the Company sells, transfers or disposes of all or substantially all of its assets or more than fifty percent (50%) of its issued and outstanding shares of Common Stock is acquired by a third party as part of a proposed sale or merger of the Company, then on the closing of either such transaction, the restrictions on transfer of shares of Common Stock contained in this Section 3.02 shall terminate.

      3.03. Restrictive Legends. Each instrument evidencing Common Stock held by
            -------------------
the Stockholder shall contain or otherwise be imprinted with a suitable legend in substantially the following form:

      THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR UNDER THE PROVISIONS OF ANY APPLICABLE STATE SECURITIES LAWS, BUT HAVE BEEN ACQUIRED BY THE HOLDER HEREOF FOR PURPOSES OF INVESTMENT AND IN RELIANCE ON STATUTORY EXEMPTIONS UNDER THE SECURITIES ACT, AND STATUTORY EXEMPTIONS UNDER APPLICABLE STATE SECURITIES LAWS. THESE SECURITIES MAY NOT BE SOLD, PLEDGED, ENCUMBERED, TRANSFERRED OR ASSIGNED, EXCEPT IN A TRANSACTION WHICH IS EXEMPT FROM REGISTRATION UNDER PROVISIONS OF THE SECURITIES ACT AND ANY APPLICABLE STATE SECURITIES LAWS OR PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT THEREUNDER; AND IN EACH CASE, ONLY IF THE COMPANY HAS RECEIVED AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT, AMONG OTHER MATTERS, SUCH TRANSACTION COMPLIES WITH THE SECURITIES ACT, THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED, AND ANY APPLICABLE STATE SECURITIES LAWS.

      THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO THE RESTRICTIONS ON TRANSFER AND OTHER PROVISIONS CONTAINED IN THAT CERTAIN STOCKHOLDER AGREEMENT BETWEEN THE HOLDER OF THESE SHARES AND THE COMPANY, DATED APRIL 12, 2001, A COPY OF WHICH IS AVAILABLE FROM THE COMPANY.

      3.04. Stop Transfer Instructions. The Company is hereby authorized to
            --------------------------
place "stop transfer" instructions on its records or with any transfer agent to prevent the transfer of shares of

Common Stock held by the Stockholder except in conformity with this Agreement.

      3.05. No Disposition of Options. Nothing in this Agreement shall be
            -------------------------
construed to permit the Disposition of any option to purchase Common Stock that is by its terms not transferable.

                                  ARTICLE IV
                                 MISCELLANEOUS

      4.01. Merger Tax Covenant. The parties intend that the Merger will qualify
            -------------------
as a reorganization within the meaning of Section 368(a) of the Code in which the Company, Sub and Video Intelligence will not recognize gain or loss, and pursuant to which any gain recognized by the Stockholder as a result of the Merger will not exceed the amount of any cash received by the Stockholder in the Merger (a "Reorganization"). Both prior to and after the consummation of the
           --------------
Merger, the Stockholder shall maintain all of his or her books and records, and shall prepare and file all tax returns and reports, and schedules thereto, in a manner consistent with the Merger being treated as a Reorganization.

      4.02. Confidentiality. The Stockholder agrees that any information
            ---------------
provided to the Stockholder or his or her advisors relating to the Company, Sub and their affiliates or the Merger (the "Confidential Information") shall be
                                         ------------------------
treated as confidential and secret and that the Stockholder, without the prior written consent of the Company, shall not disclose, and shall not permit his or her advisors to disclose Confidential Information to any Person, except as permitted herein. Notwithstanding the foregoing, this Section shall not prevent the Stockholder or his or her advisors from disclosing Confidential Information if and to the extent: (a) required to do so by law or any court, governmental or regulatory authority; provided that the Stockholder exercises reasonable efforts to obtain reliable assurance that confidential treatment will be accorded such Confidential Information disclosed; provided further that, if feasible, the Stockholder shall give prior notice to the Company of such required disclosure and, if so requested by the Company, shall use all reasonable efforts to assist the Company's efforts to oppose the requested disclosure; or (b) Confidential Information was in the public domain at the time of disclosure to the Stockholder or has come into the public domain other than as a breach of the confidentiality provisions contained in this Section. The Stockholder shall not use, and shall not permit his or her advisors to use the Confidential Information other than as is necessary for the evaluation and consideration of the proposed investment by the Stockholder in the Company and the acquisition of the Stock. The Stockholder acknowledges that he or she is aware, and agrees to advise his or her advisors of the restrictions imposed by federal and state securities laws on the purchase or sale of securities by any Person who has received material, non-public information directly or indirectly from the issuer of such securities, which may include certain portions of the Confidential Information, and on the communication of such information to any other Person.

      4.03. Notices. Whenever this Agreement requires or permits any consent,
            -------
notice, request, or demand from one party to another, the consent, notice, request, or demand must be in writing to be effective and sent by reputable express courier, facsimile, or registered or certified mail, return receipt requested, in each case addressed (or faxed) as indicated below. Any such written communication shall be deemed to be delivered, issued, given, received and sent
(a) if delivered by reputable express courier service, when actually received by the Person to whom notice is sent, (b) if delivered by facsimile, on the day sent if transmitted (with confirmation of receipt) during normal business hours of the recipient, or if not transmitted during normal business hours, on the first business day following the day transmitted (with confirmation of receipt), or (c) if delivered by registered or certified mail (whether actually received or not), at the close of business on the fifth business day following the day when placed in the mail, postage prepaid. A copy of all communications of a party sent by facsimile shall be sent by registered, certified or first class mail, or by courier service to the other party; provided that failure to so confirm such facsimile communication shall not invalidate the communication given by facsimile. Each party may change its, his or her address and facsimile number for notice by giving written notice of such change to the other parties in the manner provided in this Section.

         If to the Company
                  or Sub:  DTVN Holdings, Inc.
                           635 West Campbell Road, Suite 130
                           Richardson, Texas  75080
                           Attention:  Michael G. Donohoe, General Counsel
                           Facsimile: (972) 783-2573

         If to Stockholder:




      4.04. Governing Law. THIS AGREEMENT, AND THE RIGHTS AND OBLIGATIONS OF THE
            -------------
PARTIES UNDER OR PURSUANT TO THIS AGREEMENT, SHALL BE INTERPRETED AND CONSTRUED ACCORDING TO THE SUBSTANTIVE LAWS OF THE STATE OF TEXAS (WITHOUT REGARD TO THE APPLICATION OF CHOICE OF LAW RULES OF TEXAS OR ANY OTHER JURISDICTION THAT WOULD DIRECT THE APPLICATION OF THE LAWS OF A DIFFERENT JURISDICTION).

      4.05. Jurisdiction. The Stockholder irrevocably and unconditionally
            ------------
submits to the exclusive jurisdiction of any State or Federal court sitting in Dallas, Texas over any suit, action or proceeding arising out of or relating to this Agreement. The Stockholder irrevocably and unconditionally waives any objection to the laying of venue of any such suit, action or proceeding brought in any such court and any claim that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum. The Stockholder agrees that a final judgment in any such suit, action or proceeding brought in any such court shall be conclusive and binding upon the Stockholder and may be enforced in any other courts having jurisdiction over the Stockholder. The Stockholder agrees that he or she will not bring a suit, action or proceeding in respect of this Agreement in any other jurisdiction than as aforesaid.

      4.06. Remedies. The Stockholder acknowledges that a remedy at law for any
            --------
breach or attempted breach of this Agreement will be inadequate, agrees that the Company and Sub shall be entitled to specific performance and injunctive and other equitable relief in case of any such breach or attempted breach, and further agrees to waive any requirement for the securing or posting of any bond in connection with the obtaining of any such injunctive or any other equitable relief.

      4.07. No Waiver. No delay, failure or refusal on the part of the Company
            ---------
or Sub to exercise or enforce any right under this Agreement shall impair such right or be construed as a waiver of such right or any obligation of the Stockholder, nor shall any single or partial exercise of any right hereunder preclude other or further exercise of any right. The failure of the Company or Sub to give notice to the Stockholder of any breach of this Agreement shall not constitute a waiver thereof. Any waiver of any obligation or right hereunder shall not constitute a waiver of any other obligation or right, then existing or arising in the future. To be effective, a waiver of any obligation or right must be in writing and signed by the party waiving such obligation or right.

      4.08. Severability. If any provision of this Agreement is held to be
            ------------
illegal, invalid or unenforceable, such provision shall be fully severable; this Agreement shall be construed and enforced as if such illegal, invalid or unenforceable provision had never comprised a part of this Agreement; and the remaining provisions of this Agreement shall remain in full force and effect and shall not be affected by the illegal, invalid or unenforceable provision or by its severance from this Agreement. Furthermore, in lieu of such illegal, invalid or unenforceable provision, there shall be added automatically as a part of this Agreement a provision as similar in its terms to such illegal, invalid or unenforceable provision as may be possible and be legal, valid and enforceable.

      4.09. Assignment; Successors and Assigns. Neither this Agreement nor any
            ----------------------------------
rights hereunder may be assigned by the Stockholder without the prior written consent of the Company, which consent may be withheld in the exercise of the Company's sole discretion. This Agreement shall be binding upon and inure to the benefit of the parties and their respective heirs, executors, successors and assigns.

      4.10. Adjustments. In the event the Company shall declare a stock split,
            -----------
stock dividend or other distribution of capital stock in respect of, or issue capital stock in replacement of or exchange for, the Stock, such shares shall be shares of Common Stock subject to this Agreement.

      4.11. Time of the Essence. Time is of the essence with respect to every
            -------------------
provision of this Agreement.


      4.12. Entire Agreement; Amendment. This Agreement contains the entire
            ---------------------------
understanding of the parties with respect to the subject matter hereof and supersedes all prior agreements, arrangements, discussions and undertakings between the parties (whether written or oral) with respect to the subject matter hereof. This Agreement may be amended only by a subsequent written agreement signed by all parties expressly modifying this Agreement.

      4.13  Section Headings. The section and paragraph headings contained
            ----------------
herein are for reference purposes only and shall not in any way affect the meaning and interpretation of this

Agreement.

      4.14. Execution in Counterparts. This Agreement may be executed in any
            -------------------------
number of counterparts, each of which when so executed and delivered shall be deemed an original, and such counterparts together shall constitute only one instrument.




                 [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

         IN WITNESS WHEREOF, the parties have duly executed this Agreement as of the date first written above.


                                    DTVN HOLDINGS, INC.



                                    By: ________________________________
                                          Hugh Simpson
                                          Chief Executive Officer and President


                                    VIDEOS INTELLIGENCE, INC.



                                    By: ________________________________
                                          Hugh Simpson,
                                          Chief Executive Officer and President




                                    ____________________________________
                                    [Stockholder]

                                    EXHIBIT A
                                    ---------

The annual report on Form 10-K of DTVN Holdings, Inc. for the fiscal year ended December 31, 2000, filed with the Securities and Exchange Commission on March 26, 2001.

The 2001 Stock Incentive Plan of Video Intelligence, Inc.

                                   EXHIBIT C
                                   ---------

                       FORM OF RELINQUISHMENT AGREEMENT


                            RELINQUISHMENT AGREEMENT

         This RELINQUISHMENT AGREEMENT, dated April 12, 2001, is entered into by and among DTVN Holdings, Inc., a Delaware corporation ("Parent"), Videos Intelligence, Inc., a Pennsylvania corporation and wholly-owned subsidiary of Parent ("Sub"), and the persons listed on Exhibit A hereto who become parties to this Agreement by the execution and delivery of counterpart signature pages hereto (individually, a "Holder" and collectively, the "Holders"), and Philip O'Reilly (the "Holder Representative"), as agent of the Holders.

                                  WITNESSETH:

         WHEREAS, pursuant to that certain Agreement and Plan of Merger, dated April 12, 2001, by and among Parent, Sub, Video Intelligence, Inc., a Pennsylvania corporation ("Video Intelligence"), and the stockholders named
                           ------------------
therein (the "Merger Agreement"), Video Intelligence will be merged with and
              ----------------
into Sub (the "Merger"), and upon consummation of the Merger, Video Intelligence
               ------
will cease to exist and Sub will be the surviving corporation (the "Surviving
                                                                    ---------
Company");
-------

         WHEREAS, immediately prior to the Merger, the Holders own, of record and beneficially, all of the issued and outstanding shares of Video Intelligence capital stock and all of the issued and outstanding options to purchase Video Intelligence capital stock;

         WHEREAS, upon consummation of the Merger, the Holders will own shares of the common stock, par value $0.001 per share, of Parent ("Parent Common
                                                             -------------
Stock") and options to purchase shares of Parent Common Stock as set forth in
-----
the Merger Agreement;

         WHEREAS, as a condition of and in consideration for undertaking the Merger and the closing of the transactions contemplated by the Merger Agreement, each Holder has executed and delivered this Agreement; and

         WHEREAS, the parties acknowledge that Parent, in determining the purchase price for the outstanding securities of Video Intelligence pursuant to the Merger Agreement, relied on the prospects for the financial performance of the Surviving Company following the Merger, and that the provisions of this Agreement are intended to provide a mechanism for the adjustment of the purchase price in the event certain financial performance of the Surviving Company is not attained.

         NOW, THEREFORE, in consideration for undertaking the Merger and for other valuable consideration, the receipt and adequacy of which are acknowledged, the parties hereto agree as follows:

                                    ARTICLE I
                                   DEFINITIONS

      1.01. Defined Terms. Each term used herein with its initial letter
            -------------
capitalized and not otherwise defined herein shall have the meaning set forth below:

      "Annual Review Period" means the period commencing on the first (1st) day
       --------------------
of the month during which the Closing Date occurred and ending on the last day of the eleventh (11th) calendar month following the month during which the Closing Date occurred.

      "Closing Date" shall mean the date on which the Merger is consummated.
       ------------

      "Conditional Date" has the meaning assigned to such term in Section 3.02.
       ----------------

      "Confidential Information" has the meaning assigned to such term in
       ------------------------
Section 5.08.

      "Covered Stock" means, for each Holder, the Option Stock and the Merger
       -------------
Stock of such Holder.

      "Determination Date" means, in respect of the applicable Review Period,
       ------------------
the earliest to occur of (a) the date on which Parent receives the Holder Representative's written approval of the Revenue Statement for such Review Period, (b) the date that is thirty (30) days after receipt by the Holder Representative of the Revenue Statement for such Review Period if Parent does not receive a proper Objection Notice from the Holder Representative with respect to such Revenue Statement within the 30-day period required herein, or
(c) if Parent does receive a proper Objection Notice from the Holder Representative with respect to such Revenue Statement within the 30-day period required herein, the earlier to occur of (i) the date on which Parent and the Holder Representative mutually agree in writing on the Surviving Company Revenue and the Total Revenue for such Review Period or (ii) the date on which a written final determination is made by the Unaffiliated Firm with respect to the Surviving Company Revenue and the Total for such Review Period as provided herein.

      "Disposition" means any sale, assignment, gift, pledge, mortgage,
       -----------
hypothecation, transfer or other disposition or encumbrance of all or any part of the rights and incidents of ownership of Common Stock, including the right to vote, and the right to possession of Common Stock as collateral for indebtedness, whether such transfer is outright or conditional, or for or without consideration.

      "Dividend Stock" has the meaning assigned to such term in Section 3.02.
       --------------

      "Final Month" means the earlier to occur of (a) the eleventh (11th)
       -----------
calendar month following the month during which the Closing Date occurred, and
(b) the calendar month immediately preceding the month during which all of the Covered Stock of each Holder is Released pursuant to any of paragraphs (a) through (e) of Section 3.03, if applicable.

      "Merger Stock" means, for each Holder, the shares of Parent Common Stock
       ------------
issued to such Holder pursuant to Section 2.02(a)(ii) of the Merger Agreement, which shares are listed opposite such Holder's name on Exhibit A hereto.

      "Objection Notice" has the meaning assigned to such term in Section 3.01.
       ----------------

      "Option" means, for each Holder, the Company Option (as defined in the
       ------
Merger Agreement) held by such Holder that was assumed by Parent and converted into an option to purchase shares of Parent Common Stock in accordance with
Section 2.04 of the Merger Agreement, which Option expires ninety (90) days after the Closing Date.

      "Option Stock" means, for each Holder, the shares of Parent Common Stock
       ------------
issued to such Holder upon exercise of his or her Option that are subject to this Agreement in accordance with Section 2.04(b) of the Merger Agreement.

      "Released" means that the subject shares of Covered Stock are released
       --------
from and no longer subject to the restrictions on transfer imposed under this Agreement and are not subject to relinquishment and transfer to the Parent pursuant to Article IV.

      "Released Fraction" means a fraction (a) the numerator of which is
       -----------------
seventy-five percent (75%) of the Surviving Company Revenue for the Annual Review Period and (b) the denominator is Four Million, Five Hundred Thousand Dollars ($4,500,000).

      "Relinquished Dividends" has the meaning assigned to such term in Section
       ----------------------
4.03.

      "Relinquished Stock" means, for each Holder, the shares of Covered Stock
       ------------------
and other securities of such Holder that are to be relinquished and transferred to Parent as provided in Section 3.02 and 3.03(f).

      "Revenue" means revenue determined in accordance with U.S. generally
       -------
accepted accounting principles applied on a basis consistent with those applied in the preparation of Parent's annual financial statements.

      "Revenue Group" means (a) the employees employed by Video Intelligence as
       -------------
of the Closing Date, (b) employees employed by the Surviving Company within thirty (30) days following the Closing Date, and (c) any persons or employees of Parent or the Surviving Company who are assigned sales or account authority for Revenue that will result from the business of the Surviving Company conducted by the persons identified in the preceding clauses (a) and (b).

      "Revenue Statement" has the meaning assigned to such term in Section 3.01.
       -----------------

      "Review Period" has the meaning set forth in Section 3.01.
       -------------

      "Stockholder Agreement" has the meaning assigned to such term in the
       ---------------------
Merger Agreement.

      "Surviving Company Revenue" means the Revenue for the applicable Review
       -------------------------
Period derived from services and deliverables of the business of the Surviving Company conducted by the Revenue Group, which shall include Revenue generated from the sales of products or services offered by Parent or the Surviving Company resulting from opportunities or customers identified by the Revenue Group to the Parent or the Surviving Company.

      "Total Revenue" means the Revenue for the applicable Review Period derived
       -------------
from services and deliverables of the combined operations of Parent, the Surviving Company and any affiliates, net of inter-company transfers or adjustments.

      "Unaffiliated Firm" has the meaning assigned to such term in Section 3.01.
       -----------------

                                   ARTICLE II
                         RESTRICTIONS ON TRANSFERABILITY

      2.01. Restrictions on Transfer. Each Holder agrees that he or she will not
            ------------------------
make any Disposition of any shares of his or her Covered Stock, expect as permitted or required pursuant to this Agreement. Any Disposition of Covered Stock by a Holder permitted hereunder shall remain subject to any restrictions on transfer of shares of Common Stock held by such Holder pursuant to his or her Stockholder Agreement or otherwise.

      2.02. Permitted Transfer. Each Holder shall be permitted to make a
            ------------------
Disposition of Covered Stock (a) under such Holder's will or pursuant to the laws of descent and distribution, or (ii) pursuant to a gift by the Stockholder to an immediate family member (i.e., a spouse, child, parent, grandparent or sibling) or a family trust for the benefit of immediate family member(s), so long as, in each case, the transferee(s) deliver to Parent and Surviving Company an executed written instrument agreeing to be bound by the terms of this Agreement as if such transferee(s) were such Holder.

      2.03. Restrictive Legends.
            -------------------

      (a) Each instrument evidencing Covered Stock shall contain or otherwise be imprinted with a suitable legend in substantially the following form:

            THE SALE OR OTHER DISPOSITION OF ANY OF THE SHARES REPRESENTED BY THIS CERTIFICATE IS RESTRICTED BY A RELINQUISHMENT AGREEMENT, AS AMENDED FROM TIME TO TIME, AMONG CERTAIN OF THE SECURITY HOLDERS OF THIS CORPORATION AND THIS CORPORATION (THE "AGREEMENT"). A COPY OF THE AGREEMENT IS AVAILABLE FOR INSPECTION DURING NORMAL BUSINESS HOURS AT THE PRINCIPAL EXECUTIVE OFFICE OF THIS CORPORATION.

      (b) Each Holder agrees to present the certificates representing his or her shares of

Covered Stock presently owned or hereafter acquired to the Secretary of Parent and cause the Secretary to stamp on the certificate in a prominent manner the legend set forth above.

      (c) From and after the time that any shares of Covered Stock are Released, Parent shall promptly deliver, upon receipt of each certificate representing such shares of Released Covered Stock, to the holder of such certificate, a certificate representing such shares of Released Covered Stock without the legend set forth above.

      2.04. Stop Transfer Instructions. Parent is hereby authorized to place
            --------------------------
"stop transfer" instructions on its records or with any transfer agent to prevent the Disposition of shares of Covered Stock other than in conformity with this Agreement.

      2.05. No Disposition of Options. Nothing in this Agreement shall be
            -------------------------
construed to permit the Disposition of any Option that is by its terms not transferable.

                                   ARTICLE III
                            RELEASE OF COVERED STOCK

      3.01. Determination of Revenue. Within sixty (60) days after each calendar
            ------------------------
month following the Closing Date, up to and including the Final Month, Parent shall, or shall cause the Surviving Company to, prepare and deliver to the Holder Representative a written statement (each, a "Revenue Statement") setting
                                                    -----------------
forth the Surviving Company Revenue and the Total Revenue for the period commencing on the Closing Date and ending on the last day of such calendar month (each such period is referred to herein as a "Review Period"). Parent shall give
                                              -------------
the Holder Representative reasonable access during normal business hours to all of the workpapers generated by Parent or the Surviving Company in connection with the preparation of such Revenue Statement. Within thirty (30) days after receipt of each Revenue Statement, the Holder Representative shall provide written notice to Parent that either (a) such Revenue Statement is acceptable or
(b) the Holder Representative objects to the Revenue Statement, identifying which specific items that the Holder Representative objects to and the basis for such objection in reasonable detail (an "Objection Notice"). If the Holder
                                         ----------------
Representative approves in writing a Revenue Statement or fails to deliver to Parent a proper Objection Notice with respect to a Revenue Statement within the required 30-day period, such Revenue Statement shall be deemed final and the Surviving Company Revenue and the Total Revenue set forth in such Revenue Statement shall be deemed the Surviving Company Revenue and the Total Revenue, respectively, for the applicable Review Period for purposes of this Agreement. If Parent receives a proper Objection Notice to a Revenue Statement within the required 30-day period, then Parent and the Holder Representative shall use good faith efforts for ten (10) days thereafter to resolve such dispute. The parties hereto agree that, if Parent and the Holder Representative fail to resolve such dispute within such ten-day period, a nationally recognized accounting firm, independent of Parent, Surviving Company and the Holders, mutually acceptable to Parent and the Holder Representative (the "Unaffiliated Firm"), shall be
                                           -----------------
retained to review such Revenue Statement and the items to which the Holder Representative objected and make a determination with respect to the disputed items to arrive at the Surviving Company Revenue and Total Revenue for the applicable Review Period, which determination by the Unaffiliated Firm shall be final and binding upon the parties for purposes of this Agreement. Parent and the Holder Representative shall furnish to the Unaffiliated Firm such workpapers and information relating to the disputed items as the Unaffiliated Firm may reasonably request and are available to Parent or the Holder Representative, as the case may be. The costs of the Unaffiliated Firm shall be borne one-half by Parent and one-half by the Holders.

      3.02. Delay in Determination Date for Annual Review Period. In the event
            ----------------------------------------------------
that Parent prepares a Revenue Statement for the Annual Review Period and the Determination Date for the Annual Review Period had not occurred on or before ninety (90) days after the last day of the Annual Review Period (the "Conditional Date"), then any and all dividends or distributions received by
 ----------------
each Holder after the Conditional Date in respect of shares of Covered Stock of such Holder that are in the form of securities (the "Dividend Stock") shall be
                                                     --------------
subject to the provisions of Article II of this Agreement as if such securities were Covered Stock. Any and all Dividend Stock received by each Holder in respect of his or her Relinquished Stock (regardless of whether the determination of what constitutes Relinquished Stock is made prior to or after the date the dividend(s) or distribution(s) of such Dividend Stock was declared or paid) shall automatically constitute Relinquished Stock of such Holder and shall be relinquished and transferred to Parent Agreement in accordance with
Article IV. Any and all Dividend Stock that does not constitute Relinquished Stock shall, on the Determination Date for the Annual Review Period, be Released.

      3.03. Release of Covered Stock. Shares of Covered Stock shall be Released
            ------------------------
only in accordance with the following terms and conditions:

      (a) In the event that the Surviving Company Revenue for a Review Period (including the Annual Review Period) is equal to or greater than Four Million, Five Hundred Thousand Dollars ($4,500,000), then, on the Determination Date for such Review Period, all of the shares of Covered Stock for each Holder shall be Released.

      (b) In the event that Total Revenue for a Review Period is equal to or greater than Forty-Five Million Dollars ($45,000,000) then, on the Determination Date for such Review Period, all of the shares of Covered Stock for each Holder shall be Released.

      (c) In the event that during the Annual Review Period, the average per share last transaction price of Parent Common Stock for any ten (10) day trading period is equal to or greater than $2.00, adjusted for any splits or other changes in the number of issued and outstanding shares of Parent Common Stock after the Closing Date, then, on first day after such ten (10) day trading period, all of the shares of Covered Stock held by each Holder shall be Released.

      (d) In the event that during the Annual Review Period, Parent shall receive or have access to upon terms and conditions satisfactory to Parent, additional capital from any source (other than funds received upon the exercise of the Options or other options issued under stock incentive plans) equal to or greater than, in the aggregate, Fifteen Million Dollars ($15,000,000), then, on the closing of transaction that gives rise to satisfying the condition set forth in this paragraph (e), all of the shares of Covered Stock for each Holder shall be Released.

      (e) In the event that during the Annual Review Period, Parent sells, transfers or disposes of all or substantially all of its assets or more than fifty percent (50%) of its issued and outstanding Parent Common Stock is acquired by a third party as part of a proposed sale or merger of Parent, then on the closing of either such transaction, all of the shares of Covered Stock for each Holder shall be Released.

      (f) In the event that all of the shares of Covered Stock for each Holder are not released pursuant to any of the preceding paragraphs (a) through (e), then, on the Determination Date for the Annual Review Period, for each Holder, the number of shares of Covered Stock of such Holder equal to the Release Fraction multiplied by the total number of shares of Covered Stock of such Holder (rounded up to the nearest whole share) shall be Released in the priority set forth in Section 3.04, and the balance of the shares of Covered Stock of such Holder shall be relinquished and transferred to Parent in accordance with
Article IV.

      3.04. Priority Upon Partial Release of Covered Stock. In the event that a
            ----------------------------------------------
portion, and not all, of the shares of Covered Stock for a Holder are Released pursuant to Section 3.03, Option Stock of such Holder, if any, shall be Released first, and the balance of shares to be Released, if any, shall be Merger Stock of such Holder.

                                   ARTICLE IV
                         RELINQUISHMENT OF COVERED STOCK

      4.01. Transfer of Relinquished Stock to Parent. In the event shares of
            ----------------------------------------
Covered Stock are to be relinquished to Parent pursuant to Section 3.03(f), then, on and as of the Determination Date for the Annual Review Period, each Holder hereby relinquishes, transfers and assigns to Parent all of such Holder's right, title and interest in and to his or her Relinquished Stock, for no valuable consideration, as a refund of consideration previously received by such Holder in connection with the Merger pursuant to the Merger Agreement (which shall be treated as an adjustment to the purchase price paid by Parent pursuant to the Merger Agreement). As soon as practicable, but in no event more than twenty (20) business days, after the Determination Date for the Annual Review Period, each Holder shall present at the principal executive offices of Parent, or such other location or to such other person as Parent shall specify, the certificate(s) representing such Holder's Relinquished Stock, with all necessary transfer tax and other revenue stamps affixed and canceled and accompanied by a duly executed stock transfer form, in form and substance reasonably acceptable Parent, certified as follows: "It is hereby certified that this instrument is a conveyance or transfer on occasion, not being a sale or mortgage." Parent shall have no obligation to tender to any Holder any consideration in exchange for the transfer of the Relinquished Shares to Parent.

      4.02. Failure to Deliver Certificates to Parent. If a fails or refuses to
            -----------------------------------------
deliver on a timely basis certificate(s) representing his or her Relinquished Stock and a duly executed and certified transfer form as required pursuant to
Section 4.01, Parent may immediately take such action as is appropriate to transfer record title of such Relinquished Stock from such Holder to Parent and cancel the outstanding certificate(s) representing such Relinquished Stock.

      4.03. Transfer of Relinquished Dividends to Parent. In the event that a
            --------------------------------------------
Holder receives dividends or distributions after the Conditional Date in respect of his or her Relinquished Stock (regardless of whether the determination of what constitutes Relinquished Stock is made prior to or after the date the such dividend(s) or distribution(s) were declared or paid) that are in a form other than securities (the "Relinquished Dividends"), then, on and as of the
                      ----------------------
Determination Date for the Annual Review Period, such Holder hereby relinquishes, transfers and assigns to Parent all of such Holder's right, title and interest in and to his or her Relinquished Dividends, for no valuable consideration, as a refund of consideration previously received by such Holder in connection with the Merger pursuant to the Merger Agreement (which shall be treated as an adjustment to the purchase price paid by Parent pursuant to the Merger Agreement). As soon as practicable, but in no event more than twenty (20) business days, after the Determination Date for the Annual Review Period, each Holder shall deliver or pay to Parent his or her Relinquished Dividends. Parent shall have no obligation to tender to any Holder any consideration in exchange for the transfer of the Relinquished Dividends to Parent.

      4.04. Proxy and Power of Attorney. Each Holder hereby irrevocably makes,
            ---------------------------
constitutes and appoints Parent, and Parent's designee, to act as his or her proxy and attorney-in-fact, in the name of and in the place and stead of such Holder, for the purpose of executing such stock transfer forms and such other documents and instruments as may be necessary or desirable, as determined by Parent, to transfer Relinquished Stock and Relinquished Dividends to Parent and otherwise effectuate the transactions contemplated by this Article IV. This irrevocable proxy and power of attorney are given to Parent in consideration of and to carry out the terms of this Agreement. This proxy and power of attorney are coupled with an interest and shall not be revocable or revoked by any Holder for any reason.

      4.05. Representations and Warranties. Each Holder represents, warrants and
            ------------------------------
covenants to Parent that good and marketable title to his or her Relinquished Stock and Relinquished Dividends shall be transferred to Parent in accordance with Section 4.01 and 4.03, respectively, free and clear of all security interests, liens, adverse claims, encumbrances, equities, proxies, options or shareholders' agreements.

      4.04. Reimbursement of Option Exercise Price. In the event that any shares
            --------------------------------------
of a Holder's Option Stock constitutes Relinquished Stock, then, upon receipt of
(a) the certificate(s) and a duly executed and certified transfer form as required pursuant to Section 4.01 for all of such Holder's Relinquished Stock and (b) any and all of such Holder's Relinquished Dividends, Parent shall reimburse to such Holder, without interest, an amount equal to the exercise price received by Parent for such Option Stock so relinquished.

                                    ARTICLE V
                                  MISCELLANEOUS

      5.01. Ownership Rights. Except as otherwise restricted pursuant to this
            ----------------
Agreement, each Holder shall be entitled to exercise all of such Holder's rights with respect to his or her Covered Stock, including, without limitation, any voting rights appurtenant thereto and the right to receive dividends and distributions with respect to such Covered Stock. No Holder shall be required to relinquish or transfer to Parent any dividends or distributions received with respect to his or her Covered Stock, except as expressly set forth herein.

      5.02. Termination of Members of the Revenue Group. During the period
            -------------------------------------------
commencing on the Closing Date through and including the Final Month, neither Parent nor the Surviving Company may (directly or indirectly) (a) terminate any member of the Revenue Group or (b) reassign any member of the Revenue Group who is an employee of the Surviving Company to a position outside the control of the Holder Representative, without the consent of the Holder Representative, unless the Holder Representative is entitled to replace such employee or contractor, which replacement employee or contractor shall be compensated at a rate equal to or less than the compensation rate of the terminated or reassigned employee or contractor.

      5.03. Appointment of Holder Representative as Agent for Holders. Each
            ---------------------------------------------------------
Holder hereby appoints the Holder Representative as its true and lawful agent with respect to this Agreement. Each and every action taken or not taken, thing done or not done and document, instrument and agreement executed by the Holder Representative as contemplated herein (including, without limitation, receipt of Revenue Statements and notices, approving Revenue Statements, giving or not giving Objection Notices, and settling disputes regarding Revenue Statements) shall be as the agent of the Holders on behalf of the Holders and shall be binding upon the Holders. Parent and the Surviving Company may conclusively presume and rely upon the fact that each and every action taken or not taken, thing done or not done and document, instrument and agreement executed by the Holder Representative as agent for the Holders is authorized, regular, and binding upon the Holders, without further need for inquiry.

      5.04. Original Agreement at Parent's Principal Office. An original copy of
            -----------------------------------------------
this Agreement, duly executed by each of the parties hereto, shall be delivered to the Secretary of Parent and maintained at Parent's principal executive offices and made available for inspection by any person requesting it.

      5.05. Dollars and Conversion. All references to "dollars" or "$" in this
            ----------------------
Agreement are to U.S. dollars. Conversions of amounts into U.S. dollars for the purposes of this Agreement shall be based upon the noon buying rate in New York City for cable transfers in foreign currencies, as certified for customs purposes by the Federal Reserve Bank of New York, as of the last day immediately preceding the date of such conversion for which such rate is available.

      5.06. No Partnership, No Service Provider. The parties hereto understand
            -----------------------------------
and agree that the sole legal relationship being created by this Agreement and the Merger Agreement is that of an independent purchaser of the outstanding capital stock of Video Intelligence and a willing seller of such capital stock, and that the provisions of this Agreement and the Merger Agreement shall be treated as an adjustment to the purchase price of the acquired shares of Video Intelligence capital stock to the maximum extent permitted by law. Nothing contained herein or in the Merger Agreement shall create or be deemed or construed to create a constructive partnership, joint venture or other undertaking among the parties hereto or an employment, independent contractor or other service provider relationship among the parties hereto.

      5.07. Withholding Taxes. Notwithstanding anything contained herein to the
            -----------------
contrary, if (a) Parent in its discretion determines, for itself or on behalf of Surviving Company, that Parent or Surviving Company is obligated to withhold any tax in connection with the acquisition of the outstanding capital stock of Video Intelligence, or in connection with the transfer of, or the lapse of restrictions on, any of the Covered Stock, or (b) it is otherwise determined by a court or by administrative action that Parent or Surviving Company is obligated to withhold any tax in connection with the acquisition of the outstanding capital stock of Video Intelligence, or in connection with the transfer of, or the lapse of restrictions on, any of the Covered Stock, each Holder hereby agrees that either Parent or Surviving Company, as the case may be, may withhold from such Holder's wages or other remuneration the appropriate amount of tax. The amount required to be withheld may be withheld in cash from such wages or other remuneration. Each Holder further agrees, if applicable, that, if Parent or Surviving Company, as the case may be, does not withhold an amount from such Holder's wages or other remuneration sufficient to satisfy the withholding obligation of Parent or Surviving Company, such Holder will make reimbursement on demand, in cash, for the amount underwithheld together with any interest, penalties, additions to tax and similar items imposed or incurred with respect thereto. Furthermore, each Holder agrees that it will indemnify and hold harmless Parent and Surviving Company, as the case may be, from and against any liability, including, without limitation, taxes, interest, penalties, additions to tax and other similar charges, fees and assessments if any such amounts are subject to the employment tax provisions of any tax law.

      5.08. Confidentiality. Each Holder agrees that any information provided
            ---------------
hereunder to such Holder or his or her agent relating to Parent or the Surviving Company and their affiliates (the "Confidential Information") shall be treated
                                   ------------------------
as confidential and secret and that the Holder, without the prior written consent of Parent, shall not disclose Confidential Information to any Person, except as permitted herein. Notwithstanding the foregoing, this Section shall not prevent the Holder from disclosing Confidential Information if and to the extent: (a) required to do so by law or any court, governmental or regulatory authority; provided that the Holder exercises reasonable efforts to obtain reliable assurance that confidential treatment will be accorded such Confidential Information disclosed; provided further that, if feasible, the Holder shall give prior notice to Parent of such required disclosure and, if so requested by Parent, shall use all reasonable efforts to assist Parent's efforts to oppose the requested disclosure; or (b) Confidential Information was in the public domain at the time of disclosure to the Holder or has come into the public domain other than as a breach of the confidentiality provisions contained in this Section. Each Holder shall not use the Confidential Information other than as is necessary for purposes of this Agreement. Each Holder acknowledges that he or she is aware of the restrictions imposed by federal and state securities laws on the purchase or sale of securities by any person who has received material, non-public information directly or indirectly from the issuer of such securities, which may include certain portions of the Confidential Information, and on the communication of such information to any other person.

      5.09. Notices. Whenever this Agreement requires or permits any consent,
            -------
notice, request, or demand from one party to another, the consent, notice, request, or demand must be in writing to be effective and delivered in person or sent by reputable express courier, facsimile, or registered or certified mail, return receipt requested, in each case addressed (or faxed) as indicated below. Any such written communication shall be deemed to be delivered, issued, given, received and sent (a) if delivered in person, when actually received by the person to whom notice is sent (with signed confirmation of receipt), (b) if delivered by reputable express courier service, when actually received by the person to whom notice is sent, (c) if delivered by facsimile, on the day sent if transmitted (with confirmation of receipt) during normal business hours of the recipient, or if not transmitted during normal business hours, on the first business day following the day transmitted (with confirmation of receipt), or
(d) if delivered by registered or certified mail (whether actually received or not), at the close of business on the fifth business day following the day when placed in the mail, postage prepaid. A copy of all communications of a party sent by facsimile shall be sent by registered, certified or first class mail, or by courier service to the other party; provided that failure to so confirm such facsimile communication shall not invalidate the communication given by facsimile. Each party may change its, his or her address and facsimile number for notice by giving written notice of such change to the other parties in the manner provided in this Section.

         If to Parent or
          Surviving Company:        DTVN Holdings, Inc.
                                    635 West Campbell Road, Suite 130
                                    Richardson, Texas 75080
                                    Attention:  Michael G. Donohoe,
                                                General Counsel
                                    Facsimile: (972) 783-2573

         If to a Holder or
           Holder Representative:   Philip O'Reilly
                                    12 Stanton Avenue
                                    West Chester, PA 19382
                                    Facsimile: (610) 738-4802

      5.10. Governing Law. THIS AGREEMENT, AND THE RIGHTS AND OBLIGATIONS OF THE
            -------------
PARTIES UNDER OR PURSUANT TO THIS AGREEMENT, SHALL BE INTERPRETED AND CONSTRUED ACCORDING TO THE SUBSTANTIVE LAWS OF THE STATE OF TEXAS (WITHOUT REGARD TO THE APPLICATION OF CHOICE OF LAW RULES OF TEXAS OR ANY OTHER JURISDICTION THAT WOULD DIRECT THE APPLICATION OF THE LAWS OF A DIFFERENT JURISDICTION).

      5.11. Jurisdiction. Each Holder irrevocably and unconditionally submits to
            ------------
the exclusive jurisdiction of any State or Federal court sitting in Dallas, Texas over any suit, action or proceeding arising out of or relating to this Agreement. Each Holder irrevocably and unconditionally waives any objection to the laying of venue of any such suit, action or proceeding brought in any such court and any claim that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum. Each Holder agrees that a final judgment in any such suit, action or proceeding brought in any such court shall be conclusive and binding upon such Holder and may be enforced in any other courts having jurisdiction over such Holder. Each Holder agrees that he or she will not bring a suit, action or proceeding in respect of this Agreement in any other jurisdiction than as aforesaid.

      5.12. Remedies. Each Holder acknowledges that a remedy at law for any
            --------
breach or attempted breach of this Agreement will be inadequate, agrees that Parent and Sub shall be entitled to specific performance and injunctive and other equitable relief in case of any such breach or attempted breach, and further agrees to waive any requirement for the securing or posting of any bond in connection with the obtaining of any such injunctive or any other equitable relief.

      5.13. No Waiver. No delay, failure or refusal on the part of Parent or Sub
            ---------
to exercise or enforce any right under this Agreement shall impair such right or be construed as a waiver of such right or any obligation of the Holder, nor shall any single or partial exercise of any right hereunder preclude other or further exercise of any right. The failure of Parent or Sub to give notice to the Holders of any breach of this Agreement shall not constitute a waiver thereof. Any waiver of any obligation or right hereunder shall not constitute a waiver of any other obligation or right, then existing or arising in the future. To be effective, a waiver of any obligation or right must be in writing and signed by (a) Parent, if Parent is the party waiving such obligation or right on behalf of itself and Sub, or (b) Holders holding a majority of the voting power of the Covered Stock of all the Holders, if Holders are waiving such obligation or right, and any such waiver shall be binding upon all of the Holders.

      5.14. Severability. If any provision of this Agreement is held to be
            ------------
illegal, invalid or unenforceable, such provision shall be fully severable; this Agreement shall be construed and enforced as if such illegal, invalid or unenforceable provision had never comprised a part of this Agreement; and the remaining provisions of this Agreement shall remain in full force and effect and shall not be affected by the illegal, invalid or unenforceable provision or by its severance from this Agreement. Furthermore, in lieu of such illegal, invalid or unenforceable provision, there shall be added automatically as a part of this Agreement a provision as similar in its terms to such illegal, invalid or unenforceable provision as may be possible and be legal, valid and enforceable.

      5.15. Assignment; Successors and Assigns. Neither this Agreement nor any
            ----------------------------------
rights hereunder may be assigned by any Holder without the prior written consent of Parent, which consent may be withheld in the exercise of Parent's sole discretion. This Agreement shall be binding upon and inure to the benefit of the parties and their respective heirs, executors, successors and assigns.

      5.16. Entire Agreement; Amendment. This Agreement, the Merger Agreement
            ---------------------------
and the agreements contemplated hereby and thereby constitute the entire agreement and understanding of the parties hereto with respect to the subject matter hereof, and supersedes all prior agreements, understandings and discussions relating to such subject matter. No amendment, modification or termination of any provision of this Agreement shall be valid unless in a subsequent writing and signed by (a) Parent and (b) Holders holding a majority of the voting power of the Covered Stock of all the Holders, and any such amendment, modification or termination shall be binding on all parties hereto; provided that the consent of a party shall not be required for any amendment, modification or termination of any provision of this Agreement if such party is not adversely affected thereby.

      5.17  Section Headings; Pronouns. The section and paragraph headings
            --------------------------
contained herein are for reference purposes only and shall not in any way affect the meaning and interpretation of this Agreement. Whenever the context may require, any pronouns used in this Agreement shall include the corresponding masculine, feminine or neuter forms, and the singular form of nouns and pronouns shall include the plural, and vice versa

      5.18. Execution in Counterparts. This Agreement may be executed in any
            -------------------------
number of counterparts, each of which when so executed and delivered shall be deemed an original, and such counterparts together shall constitute only one instrument.

                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and year first above written.


                                    DTVN HOLDINGS, INC.



                                    By:
                                       -----------------------------------------
                                          Hugh Simpson,
                                          Chief Executive Officer and President


                                    VIDEOS INTELLIGENT, INC.



                                    By:
                                       -----------------------------------------
                                          Hugh Simpson,
                                          Chief Executive Officer and President



                                    --------------------------------------------
                                    Philip O'Reilly,
                                    as Holder Representative

                                    HOLDER:



                              -------------------
                               [Name of Holder]



STATE OF                         (S)
         -----------------------
                                 (S)
COUNTY OF
          ---------------------- (S)

     This instrument was acknowledged before me on this ____ day of April, 2001, by _______________.



[Notary Seal]

                          -------------------------------------------------
                          Notary Public in and for the State of ___________


                          -------------------------------------------------
                          Printed Name of Notary Public



My Commission Expires:
                       --------------

                                    EXHIBIT A
                                    ---------

                           To Relinquishment Agreement

                                                           Number of
                                 Number of                 Shares of Option
                                 Shares of                 Stock (upon full
      Holders                    Merger Stock              exercise of Options)
      -------                    ------------              --------------------

      Philip O'Reilly            1,970,339                 4,149
      Bruce Hawkins              138,250                   276,600
      Joy Thompson               13,825                    19,362
      Bryan Morriss              55,300                    110,640
      Scott Winterstein          1,106                     0
      Joe Yapsuga                51,152                    0
      Michal West                553                       830
      Roger Vergin               299,726                   0
      Robert Harris              0                         16,596

                          COMPANY DISCLOSURE SCHEDULE

     This Company Disclosure Schedule is delivered pursuant to that Agreement and Plan of Merger dated April 12, 2001 by and among DTVN Holdings, Inc., Videos Intelligence, Inc., Video Intelligence, Inc. and the Stockholders named therein (the "Merger Agreement"). Capitalized terms not otherwise defined in this Company Disclosure Schedule shall have the meanings ascribed to such terms in the Merger Agreement. The disclosures are identified by the Section numbers corresponding to the Section numbers of the Merger Agreement, however any disclosure with respect to any representation or warranty in this Company Disclosure Schedule shall be deemed to be disclosed with respect to all other representations or warranties to the extent such applicability to other representations or warranties is reasonably understood. The inclusion of any information in this Company Disclosure Schedule shall not be deemed an admission of materiality solely by virtue of its disclosure herein.

     Section 3.06
     ------------

             Shareholder                      Number of Shares
             -----------                      ----------------

             Philip O'Reilly                       712,600
             Roger Vergin                          108,400
             Joseph Yapsuga                         18,500
             Bruce Hawkins                          50,000
             Joy Thompson                            5,000
             Bryan Morriss                          20,000
             Scott Winterstein                         400
             Michael West                              200

             Option Holder                    Number of Shares
             -------------                    ----------------

             Philip O'Reilly                         1,500
             Bruce Hawkins                         100,000
             Joy Thompson                            7,000
             Bryan Morriss                          40,000
             Michael West                              300
             Robert Harris                           6,000

     The exercise price for all options is $1.84 per share and expire in 2011.

     Section 3.07
     ------------

     Joseph Yapsuga has received 18,500 shares of Common Stock in connection with the consummation of the Merger. His shares are included in the shareholder list set forth in Section 3.06 of this Company Disclosure Schedule.

     Section 3.08
     ------------

           Based on final tax returns prepared by Shorn Financial
Services/Gazonas CPA, adjustments were made to the depreciation and miscellaneous expense accounts. These adjustments are not material and do not materially alter the financial condition of December 31, 2000 statements as presented. The Company does not record bad debt expense.

     Section 3.09
     ------------

     The Company has issued a purchase order to Safeguard Global Services for infrastructure required in the ordinary course of business in the amount of $161,148. As noted in general ledger account "Taxes Payable" in the December financial statements, first quarter 2001 Texas Sales Tax is due on 4/20/01. Of the $35,586 amount accrued, $26,840 is due 4/20/01. The Company has recorded a one year promissory note for $12,000 dated October 1, 2000 payable to Diane Waller. The note bears a 9% interest with monthly payments of $1049.42 each. The Company has not made any payments against this promissory note, however, interest has been accrued in the financial statements.

     Section 3.10
     ------------

     (a) All known taxes have been filed and paid. The company has filed extensions for both federal and state 2000 taxes. The final Federal tax and Pennsylvania State tax return are completed with minimal taxes due. Any taxes due are covered by an accrual or estimate payment. Texas State tax is not due until August 31, 2001, due to the partial year and first filing. This return is being prepared and will be filed post closing. All payroll taxes are handled via our payroll service (ADP). All payroll filings (State Income, TX UMP, PA UMP, FUTA, Federal, FICA and Local) have been reported and paid. Any adjustments that arise will be due to rate variation and such adjustments will be immaterial. 2001 Pennsylvania Corporate taxes have been filed with estimate payments made. Texas Certificate of Authority has been issued, fees paid and tax return in final stages of preparation. PA Sales Tax reports for the fourth quarter of 2000 and the first quarter of 2001 have been filed with appropriate payments. Texas Sales Tax for the fourth quarter of 2000 have been filed with appropriate payment. The first quarter 2001 is due on 4/20/01. All known amounts have been accrued.

     (b) No audits or liens against company to the best of our knowledge. Tax returns are prepared using the accrual method. The company uses an outside payroll service, all commission payments are included in payroll and appropriate taxes withheld and paid via ADP.

     Section 3.11
     ------------

     A Purchase Order was issued on 3/28/01 to Safeguard Global Services for Cisco Switch Gear and EMC Storage Array for infrastructure requirements in the amount of $161,148. See Section 3.09 of this Company Disclosure Schedule for further details. A promissory note was issued to Diane Waller for borrowed funds prior to December 31, 2000, but no payments have been made on the note. See
Section 3.09 of this Disclosure Schedule. The Company does not record bad debt expense. All commissions are accrued based on the sales agreement between members of the sales team and the Company. A copy of such sales agreements have been furnished to Parent.

     Section 3.12
     ------------

     The Company's assets were obtained in a purchase and sales agreement between B. Hawkins and the Company dated September 30th, 2000. A copy of this agreement has been furnished to Parent.

     Section 3.13
     ------------

     The Company holds professional liability insurance and workers compensation insurance with Zurich Insurance. The policy installments are current and policy in good standing. The Company also has retained FHI Benefits for their medical and dental insurance. All policies are current and without claims. Copies of both insurance policies have been furnished to Parent.

     Section 3.14
     ------------

     (b) The Company does not hold any trademarks or patents. The Company's internet domain name is registered and current.

     (c) The Company has licenses with the following vendors: Oracle, Webtrends, RealNetworks, Inktomi, BillMax (pending), Edge Technologies (pending) and Convera (pending). All such agreements have been furnished to Parent.

     Section 3.16
     ------------

     None.

     Section 3.17
     ------------

     (a) None.

     (f) None.

     (h) None.

     Section 3.18
     ------------

     None.

     Section 3.19
     ------------

     None.

     Section 3.22
     ------------

     (a) See Attached Exhibit VI-04 - Employee Census at 2/28/01. There has been no promised increases nor additional cash compensation made to any employee listed on the 2/28/01 census. Commissions are accrued separately and subject to the sales agreements referenced in Section 3.11 of this Company Disclosure Schedule.

     (b) Sales people are eligible to receive commission based on the sales agreement(s). Commissions range from 1% of revenue to a maximum of 5% as set forth in sales agreements.

     (c) All employees sign non-disclosure and non-competition agreements. Copies have been furnished to Parent.

     (d) The Company does not have a certified employee manual. The Company's vacation policy is attached as Exhibit VI-05 - Vacation.

     (e) None.

     Section 3.23
     ------------

     The Company has appropriately filed, obtained or has applied for status for all licenses, permits, tax identifications or other conduct of business privileges.

     Section 3.24
     ------------

     (i) The Company has the following partnership agreements: Hewlett Packard, Inktomi, Safeguard Global Services, Dynegy Connect, Lightwave, RealNetworks, Arris (pending) and Convera (pending).

     (iii) Current promissory note to Diane Waller, dated 10/1/2000 for $12,000 plus 9% interest. The note comes due on 9/1/2001. Payments are $1,049.42 per month. No payments have been made, interest is accrued in the financial statements. A copy of the loan has been furnished to Parent.

     (iv) See Purchase Order to Safeguard Global Services referenced in Section
3.09 of this Company Disclosure Schedule.

     (vii) The following transactions are part of the ordinary course of business and in the amounts above $25,000;

           a) Purchase Order for Safeguard Global Services: $161,148.

           b) Payroll is paid on the 15th and the last day of the month. The cash requirement for each payroll can exceed $25,000 with employer taxes, fees and employee salaries due.

           c) Vendor invoices to deliver revenue: Inktomi $251,778 (4Q/2000); Inktomi $133,786 (1Q2001); Texas Sales Tax $26,841 (4Q2000) - Due 4/20/01;
     Edge Technologies $69,025 (1Q2001); Arris $100,000 (1Q2001); Inktomi
     $52,000 (1Q2001).

     (ix) Non Disclosure agreements signed by Company with: Convera, Premiere Network Solutions, Level 3 and DTVN Holding Inc.

     (xi) Other Commitments.

                 a) Fort Worth Facility - Lease agreements with Barnard Partners VII Ltd. Lease dated 11/6/2000, expires 10/31/2005. Base rent is $2,681.93 adjusted by Tenants proportionate share of common expenses as documented in lease agreement Section 2 (a) and (r).

                 b) Spindlemedia - internet communication dated 11/30/00 - month to month agreement.

                 c) Dell Computer - 3 yr lease for PA computer.

                                                          Exhibit VI-05 Vacation

     Video Intelligence Inc.
     Effective January 1, 2001


     2001 Vacation Policy:
     --------------------

     Vacation is granted as outlined in your employment agreement and renews with the calendar year. Every effort will be made to grant you your vacation at the time you desire. However, vacations cannot interfere with the operation of Video Intelligence and therefore must be approved by your manager in advance. If any conflicts arise in requests for vacation time, preference will be given to the employee with the most seniority.

     To request vacation, the employee should obtain approval from their immediate supervisor via email. The supervisor should copy the accounting department (dwaller@video-intelligence.com) on all approved vacation. Approval
            ------------------------------
will be granted whenever possible, unless there is a conflict with the successful operation of the company or another person's previously scheduled request.

    Please note: Vacation renews with the calendar year and is a use it or lose it policy.

     2001 US Official Holidays:
     -------------------------

     The following eight (8) days are considered official holidays at Video Intelligence Inc:

           January 1, 2001             New Years Day
           May 28, 2001                Memorial Day
           July 4, 2001                Independence Day
           September 3, 2001           Labor Day
           November 22, 2001           Thanksgiving Day
           November 23, 2001           Thanksgiving Vacation
           December 24, 2001           Christmas Eve
           December 25, 2001           Christmas Day

Sick, Personal and Bereavement Days:
-----------------------------------

     Video Intelligence Inc. does not offer sick, personal and/or bereavement days. All medical appointments which require more then 3 hours will be considered a vacation day. All days in excess of your vacation allotment will be without pay.

                          PARENT DISCLOSURE SCHEDULE

4.05 As of April 12, 2001, prior to the Merger, the Parent's capitalization is described in the capitalization table that is attached hereto and incorporated herein by reference for all purposes.

4.13 Since December 31, 2001, the Parent and/or DataVoN, Inc., one of its subsidiaries, has entered into or agreed to finalize two lease financing arrangements, one for approximately $1.7 million and the second for approximately $2.5 million. Both are leases of capital equipment for deployment in DataVoN's network.

4.14 Material litigation involving the Parent is described in the Parent's annual report for its fiscal year ended December 31, 2000, on Form 10-K that was filed with the Commission on March 26, 2001. The Parent's 2000 Form 10-K is incorporated herein by reference for all purposes.

4.19 Parent does not have exclusive ownership of any Intellectual Property. Parent has numerous non-exclusive licenses covering Intellectual Property that is used in the operations of Parent.

4.20 Parent maintains the following Parent Plans: (i) the 2000 Stock Option Plan, and (ii) the 2000 Stock Option Plan and Restricted Stock Plan.

4.21 Attached hereto is a list of all Parent filings with the Commission since January 1, 1999.

                              DTVN Holdings, Inc.

                                                                Capitalization Table   NO. OF SHARES

TOTAL COMMON STOCK AUTHORIZED                                                            150,000,000
   150 million shares of common stock authorized, par value $.001 per share

TOTAL PREFERRED STOCK AUTHORIZED
   1 million shares of preferred stock authorized, par value $.001 per share               1,000,000

TOTAL WARRANTS OUTSTANDING                                                                   843,756
   1997 Underwriter Warrants                                         320,000
   Broker Warrants, 6/00 merger                                      523,756

TOTAL STOCK OPTIONS OUTSTANDING                                                            8,972,429
   2000 Stock Option Plan (1)                                      1,972,429
   2000 Stock Option Plan and Restricted Stock Plan (2)            7,000,000

TOTAL COMMON STOCK OUTSTANDING                                                            50,465,851
   Total shares authorized and outstanding as of 3/1/01

   Officers and Directors
         Hugh D. Simpson (3)                                      38,738,877  76.76% (13)
         James S. Holden (4)                                             -
         Marcia C. Kennedy (5)                                        37,750
         Rodney Jones (6)                                                -
         Mike Donohoe (7)                                                -
         Amar Budarapu (8)                                            47,337
         Robert E. Conn (9)                                           16,667
         David G. Olson (10)                                          66,667
         G. Edward Powell (11)                                         8,334
         Robert A. Veschi (12)                                        16,667
           Current Officers and Directors as a group              38,932,299  77.15% (13)

TOTAL COMMON STOCK OUTSTANDING AND RESERVED                                               60,282,036

TOTAL PREFERRED STOCK OUTSTANDING                                                                -

(1) Options to purchase 2,522,459 shares of DTVN common stock were authorized and granted under this plan as of 6/9/00. As of 12/31/00, options to purchase approximately 550,030 shares were forfeited by certain option holders. DTVN does not intend to issue additional options under this plan.

(2) The maximum number of shares of DTVN stock that may be issued under this plan is 7,000,000. As of 3/1/01 options to purchase approximately 5 million shares options to purchase common stock had been granted under this plan.

(3) Based on 50,465,851 shares of DTVN common stock outstanding as of 3/1/01.

(4) Does not include options to purchase 900,000 shares of DTVN common stock held by Mr. Holden, which are not exercisable within 60 days of 3/1/01.

(5) Includes 22,500 shares of DTVN common stock owned by Kenneco, Inc., a corporation whose shares are 100% owned by a trust, of which (a) Ms. Kennedy serves as trustee, and (b) certain beneficiaries of the trust are part of Ms. Kennedy's immediate family (as defined in Section 16 of the Securities Exchange
Act). Does not include options to purchase 900,000 shares of DTVN common stock held by Ms. Kennedy, which are not exercisable within 60 days of 3/1/01.

(6) Does not include options to purchase 700,000 shares of DTVN common stock held by Mr. Jones, which are not exercisable within 60 days of 3/1/01.

(7) Does not include options to purchase 700,000 shares of DTVN common stock held by Mr. Donohoe, which are not exercisable within 60 days of 3/1/01.

(8) Represents options to purchase 47,337 shares of DTVN common stock held by Mr. Budarapu which are exercisable within 60 days of 3/1/01. Does not include options to purchase 144,673 shares of DTVN common stock held by Mr. Budarapu which are not exercisable within 60 days of 3/1/01.

(9) Represents options to purchase 16,667 shares of DTVN common stock held by Mr. Conn which are exercisable within 60 days of 3/1/01. Does not include options to purchase 83,333 shares of DTVN common stock held by Mr. Conn which are not exercisable within 60 days of 3/1/01.

(10) Represents options to purchase 66,667 shares of DTVN common stock held by Mr. Olson which are exercisable within 60 days of 3/1/01. Does not include options to purchase 83,333 shares of DTVN common stock held by Mr. Olson which are not exercisable within 60 days of 3/1/01.

(11) Represents options to purchase 8,334 shares of DTVN common stock held by Mr. Powell which are exercisable within 60 days of 3/1/01. Does not include options to purchase 91,666 shares of DTVN common stock held by Mr. Powell which are not exercisable within 60 days of 3/1/01.

(12) Represents options to purchase 16,667 shares of DTVN common stock held by Mr. Veschi which are exercisable within 60 days of 3/1/01. Does not include options to purchase 83,333 shares of DTVN common stock held by Mr. Veschi which are not exercisable within 60 days of 3/1/01.

                                                         [LOGO OF DATAVON, INC.]

                                EDGAR(R) ONLINE

Sort By: Form Type . Time Filed
         ---------   ----------

--------------------------------------------------------------------------------
Date             Filings                                         More Info
--------------------------------------------------------------------------------
Mar 26 2001      DTVN HOLDINGS INC                               Glimpse
                 10KSB:                                          -------
                 -----
                 Annual Report
--------------------------------------------------------------------------------
Jan 8 200       DTVN HOLDINGS INC
                S-8:
                ---
                Employee Benefit Plan Registration Statement
--------------------------------------------------------------------------------
Dec 22 2000     DTVN HOLDINGS INC
                8-K:
                ---
                Report of Unscheduled Material Events
--------------------------------------------------------------------------------
Nov 29 2000     ZYDECO ENERGY INC
                DEFS14A:
                -------
                Proxy Statement Regarding Special Meeting
--------------------------------------------------------------------------------

Nov 17 2000     ZYDECO ENERGY INC
                PRES14A:
                -------
--------------------------------------------------------------------------------
Nov 14 2000     ZYDECO ENERGY INC                                Glimpse, FDS
                10QSB:                                           ------------
                -----
                Quarterly Report
--------------------------------------------------------------------------------
Oct 10 2000     ZYDECO ENERGY INC
                8-K:
                ---
                Report of Unscheduled Material Events
--------------------------------------------------------------------------------
Aug 16 2000     ZYDECO ENERGY INC                                Glimpse, FDS
                10QSB:                                           ------------
                -----
                Quarterly Report
--------------------------------------------------------------------------------
Aug 16 2000     ZYDECO ENERGY INC
                8-K/A:
                -----
                Amended Report of Unscheduled Material Events
--------------------------------------------------------------------------------
Aug 15 2000     ZYDECO ENERGY INC
                NT 10-Q:
                -------
                Notification of Late Filing
--------------------------------------------------------------------------------
Aug 8 2000      ZYDECO ENERGY INC
                8-K:
                ---
                Report of Unscheduled Material Events
--------------------------------------------------------------------------------
Jul 14 2000     ZYDECO ENERGY INC
                S-8:
                ---
                Employee Benefit Plan Registration Statement
--------------------------------------------------------------------------------
Jun 19 2000     ZYDECO ENERGY INC
                8-K:
                ---
                Report of Unscheduled Material Events
--------------------------------------------------------------------------------
Jun 14 2000     ZYDECO ENERGY INC
                SC 13D:
                ------
                Ownership Statement
--------------------------------------------------------------------------------
May 25 2000     ZYDECO ENERGY INC
                SC 14F1:
                -------
                Statement Regarding Change in Majority of Directors
--------------------------------------------------------------------------------

May 24 2000     ZYDECO ENERGY INC
                8-K:
                ---
                Report of Unscheduled Material Events
--------------------------------------------------------------------------------
May 10 2000     ZYDECO ENERGY INC                                Glimpse, FDS
                1OQSB:                                           ------------
                -----
                Quarterly Report
--------------------------------------------------------------------------------
Mar 30 2000     ZYDECO ENERGY INC                                Glimpse, FDS
                10KSB:                                           ------------
                -----
                Annual Report
--------------------------------------------------------------------------------
Feb 2 2000      ZYDECO ENERGY INC
                8-K:
                ---
                Report of Unscheduled Material Events
--------------------------------------------------------------------------------
Nov 12 1999     ZYDECO ENERGY INC                                Glimpse, FDS
                10QSB:                                           ------------
                -----
                Quarterly Report